As filed with the Securities and Exchange Commission on December 21, 2005.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CIT FUNDING COMPANY, LLC
(Formerly NCT FUNDING COMPANY, L.L.C.)
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6146 (Primary Standard Industrial Classification Code Number)	22-3634034 (I.R.S. Employer Identification Number)

1 CIT Drive
Livingston, New Jersey 07039
(973) 740-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

ROBERT J. INGATO, ESQ.
Executive Vice President, General Counsel
& Secretary
CIT GROUP INC.
1 CIT Drive, Livingston, New Jersey 07039
(973) 740-5000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)	Copies to: PETER HUMPHREYS, ESQ. MCDERMOTT WILL & EMERY LLP 50 Rockefeller Plaza New York, New York 10020 (212) 547-5400

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this forms a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

      CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(1)(2)

Receivable-Backed Notes	$4,000,000,000	100%	$4,000,000,000	$470,682.30

(1)	Previously paid.

(2)	Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included herein also relates to a total of $268,787,662 of unsold Receivable-Backed Notes registered under Registration Statement No. 333-53688 previously filed by the Registrant on Form S-3 and declared effective on February 5, 2001. The applicable registration fees were paid by the Registrant shortly before the Registration Statement became effective. This Registration Statement constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-53688, pursuant to which the total amount of unsold Receivable-Backed Notes previously registered thereunder may be offered and sold as Receivable-Backed Notes, together with the securities registered hereunder, through the use of the combined prospectus incorporated by reference herein and which Post-Effective Amendment No. 2 shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

      This Registration Statement contains (i) a form of prospectus relating to the offering of a series of Receivable-Backed Notes created from time to time by CIT Funding Company, LLC (formerly NCT Funding Company, L.L.C.) and (ii) a form of prospectus supplement relating to the offering of the particular series of Receivable-Backed Notes described therein. The form of prospectus supplement relates only to the notes described therein and is a form which may be used, among others, by CIT Funding Company, LLC to offer Receivable-Backed Notes under this Registration Statement. The features applicable to any actual series of Receivable-Backed Notes may include any features specified in the prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [                    ]

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [                         ]

$[                       ]
CIT EQUIPMENT COLLATERAL TRUST [          ]
Issuing Entity
Receivable-Backed Notes
CIT FINANCIAL USA, Inc.
Sponsor
CIT FUNDING COMPANY, LLC
Depositor

The depositor and sponsor are subsidiaries of CIT Group Inc.

Consider carefully the Risk Factors beginning on page [S-15] in this prospectus supplement and on page [10] in the accompanying prospectus.
The notes represent obligations of the issuing entity only and do not represent the obligations of or interest in the servicer, depositor, sponsor or any of their affiliates.
This prospectus supplement must be accompanied by the prospectus.

The issuing entity will issue the classes of notes shown in the table below.

The notes are payable solely from the assets of the issuing entity, which consist primarily of a pool of [loan contracts and leases].

Principal and interest on the notes will be paid on the [ ]th day of each month, or if the [ ]th day is not a Business Day, the next Business Day, starting on [ ].

Credit Enhancement for the notes will consist of:

•	[a reserve account]
•	[subordination of certain classes of notes]
•	[overcollateralization resulting from the application of excess interest on the loan contracts and leases over the sum of (i) the interest on the notes and (ii) servicing expenses.]

Class of Notes	Initial Aggregate Principal Amount		Interest Rate (per annum)	First Payment Date	Expected Maturity Date	Scheduled Maturity Date	Price to Public Per Note	Underwriting Discount Per Note

A-1	$	[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]%	[ ]%

A-2	$	[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]%	[ ]%

A-3	$	[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]%	[ ]%

A-4	$	[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]%	[ ]%

B	$	[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]%	[ ]%

C	$	[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]%	[ ]%

D	$	[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]%	[ ]%

The total price to the public is $[     ]. The total underwriting discount is $[     ]. The total proceeds to the issuing entity are $[     ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[Names of Underwriters]

Prospectus Supplement dated [               ], 200[ ]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      The depositor tells you about the notes in two separate documents:

      • the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

      • this prospectus supplement, which describes the particular terms of your series of notes.

      The prospectus supplement and the prospectus, together, provide a description of the material terms of your notes. You should rely only on the information contained in this prospectus supplement to the extent it provides a more specific description of your notes. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes.

      If you have received a copy of this prospectus supplement and accompanying prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and the accompanying prospectus from CIT Funding Company, LLC, at 1 CIT Drive, Livingston, New Jersey 07039, telephone number (973) 740-5000, or from an underwriter by asking any of them for it.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

      This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of the offering.

CIT Financial USA, Inc.

(or other Originators)

Receivables

$

CIT Funding Company, LLC

(Depositor)

Receivables

$

Notes

$

CIT Equipment Collateral [  ] – [  ]

(Issuer)

Underwriting

Investors

Notes

$

Available Funds

To Servicer, for servicer advances and

servicing fee

Interest on the Class A-1 Notes

Interest on the Class A-2 Notes

Interest on the Class A-3 Notes

Interest on the Class A-4 Notes

Interest on the Class B Notes

Interest on the Class C Notes

Interest on the Class D Notes

Amounts payable to Reserve Account

to increase balance to required levels,

if applicable

Principal on Class A-1 Notes

Principal on Class A-2 Notes

Principal on Class A-3 Notes

Principal on Class B Notes

Principal on Class C Notes

Principal on Class D Notes

Any amounts owing to the trustees

Any remainder to holder of equity certificate

PROSPECTUS SUPPLEMENT SUMMARY

      The following summary is a short description of the main terms of the notes and the offering of the notes. For that reason, this summary does not contain all information that may be important to you. To fully understand the terms of the notes and the offering of the notes, you will need to read both this prospectus supplement and the accompanying prospectus, each in its entirety. In addition, you may wish to read the documents governing the transfers of the contracts, the formation of the issuing entity and the issuance of notes. Those documents have been filed as exhibits to the registration statement of which this prospectus supplement is a part.

      There are material risks associated with an investment in the notes. See “Risk Factors” on page [S-16] of this prospectus supplement and on page [12] in the accompanying prospectus for a discussion of factors you should consider before investing in the notes.

Issuing Entity	[ ], a Delaware statutory owner trust. The issuing entity has been formed by, and is wholly-owned by, the Depositor.
Owner Trustee	[ ], acting not in its individual capacity but solely as owner trustee of the issuing entity under the amended and restated trust agreement with the depositor. Its telephone number is [ ]. See “The Issuing Entity” in this prospectus supplement.
Originator	[The CIT Group/Equipment Financing, Inc. (“CITEF”). CITEF provides financing for the purchase or lease of equipment by obligors in several industries including, among others, construction, manufacturing and transportation. See “The CIT Group/Equipment Financing, Inc., The Originator” in this prospectus supplement.
CITEF's address is 1540 West Fountainhead Parkway, Tempe, Arizona 85282.]
Depositor	CIT Funding Company, LLC. The depositor is a Delaware limited liability company and is a wholly-owned subsidiary of CIT Group Inc.
Sponsor	CIT Financial USA, Inc. (“CIT Financial USA”). As sponsor, CIT Financial USA has primary responsibility for structuring this transaction and negotiating with service providers to the issuing entity.
Servicer	[CITEF will be the servicer.]
[CIT Financial USA will be the servicer.]
The servicer will be responsible for servicing, managing and administering the contracts and related interests, and enforcing and making collections on the contracts, and is required to make advances for delinquent scheduled payments to the extent it determines in its sole discretion that advances will be recoverable in future periods. In the event that an entity other than an affiliate of CIT Group Inc. becomes a successor servicer, that entity shall have no obligation to make such servicer advances.
See “Description of the Pooling and Servicing Agreement—Servicing” in the accompanying prospectus.

Indenture and Indenture Trustee	The notes will be issued under an indenture. [ ], will serve as indenture trustee. Its telephone number is [ ]. See “Description of the Notes and Indenture—The Indenture Trustee” in this prospectus supplement.
The Notes	On the closing date, the issuing entity will only issue the notes in the classes set forth on the cover page. The issuing entity will not issue any equity interests in the issuing entity under this prospectus supplement, which equity interests shall be held by the depositor.
Payment Dates	The [ ] day of each month, or if that day is not a business day, the next succeeding business day, beginning on [ ].
Interest Payments	See the cover page for the interest rates as to all classes.
Interest Periods: Interest on the notes will accrue in the manner set forth in the following table. On the first payment date, interest payments will represent interest accrued from and including the closing date to, but excluding, [ ].
Class	From (including)	To (excluding)	Day Count Convention

A-1
A-2
A-3
A-4
B
C
D

On each payment date and after the issuing entity repays any outstanding servicer advances and pays the servicer's monthly servicing fee, the issuing entity will pay interest on the notes in the following order:

Class of Notes	Receives Interest Before Class

If the available funds are insufficient to pay interest on all [Class A Notes], the issuing entity will apply the available funds pro rata to the classes of [Class A Notes] based on their respective principal balances at such payment date.
In certain circumstances, payment of interest on the [Class B Notes] may be subordinated to payment of principal on the [Class A Notes], payment of interest on the [Class C Notes] may be subordinated to payment of principal on the [Class A Notes] and [Class B Notes], and payment of interest on the [Class D Notes] may be subordinated to payments of principal on the [Class A Notes], [Class B Notes] and [Class C Notes].
See “Description of the Notes and Indenture—Payments on the Notes” in this prospectus supplement.
Principal Payments	The issuing entity will pay principal on the notes on each payment date from available funds. In general, principal payments will be equal to the amount needed to decrease the aggregate note principal amount to the contract pool principal balance. Principal will be paid sequentially in accordance with the priority set forth in “Description of the Notes and Indenture—Payments on the Notes” in this prospectus supplement.
However, exceptions to this general rule include:
•	Until the [ ] are paid in full, the [ ] will receive at least enough principal to reduce the principal amount of the [ ] to the [ ] (see table in “Description of the Notes and Indenture—Principal—Definitions Concerning Principal Payments” in this prospectus supplement). If there are insufficient prepayments or payments on the contracts, this requirement may limit principal payments on the [ ]; and]
•	Principal payments will generally be made to the various classes sequentially, so that no principal will be paid on any class of notes until each class with a lower numerical designation has been paid in full. For instance, the [ ] will not receive any principal until the [ ] are paid in full.
The general description of priority of payments on the Notes is subject to targets, floors, events of defaults and other qualifications.
See “Description of the Notes and Indenture—Payments on the Notes” in this prospectus supplement.
Priority of Payments	On each payment date, the servicer will direct the indenture trustee to apply available funds to the following payments in the following order of priority:
(1)	reimbursement of servicer advances;
(2)	the servicing fee for the related collection period;

(3)	interest on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, with respect to each such class of notes (i) to make interest payments on the Class A-1 Notes, including any overdue interest (ii) to make interest payments on the Class A-2 Notes, including any overdue interest (iii) to make interest payments on the Class A-3 Notes, including any overdue interest and (iv) to make interest payments on the Class A-4 Notes, including any overdue interest;
(4)	interest on the Class B Notes, including any overdue interest;
(5)	interest on the Class C Notes, including any overdue interest;
(6)	interest on the Class D Notes, including any overdue interest;
(7)	any amount necessary to increase the reserve account balance to its required level;
(8)	the indenture trustee will make principal payments on the notes as described below;
(9)	any amounts owing to the trustees; and
(10)	any remainder to the holder of the equity certificate.
To the extent that any amounts remain outstanding on any notes on the stated maturity date thereof, any amounts of principal on such notes will be made prior to any payments of interest due on the notes of any subordinated class.
See “Description of Notes and Indenture—Reserve Account” in this prospectus supplement.
Payments on the Principal Balance of the Notes	The indenture trustee will apply amounts retained to make principal payments as described above on each payment date to pay the principal outstanding on the notes in the following order of priority:
(1)	to the Class A-1 Notes until they are paid in full;
(2)	to the Class A-2 Notes until they are paid in full;
(3)	to the Class A-3 Notes until they are paid in full;
(4)	to the Class A-4 Notes until they are paid in full;
(5)	to the Class B Notes until they are paid in full;
(6)	to the Class C Notes until they are paid in full; and
(7)	to the Class D Notes until they are paid in full.

Events of Default	The occurrence of any one of the following events will be an “event of default”under the indenture:
(a) failure to pay on any payment date the full amount of accrued interest on any note, which failure continues unremedied for five (5) or more calendar days after such payment date;
(b) failure to pay the then outstanding principal amount of any note, if any, on its related maturity date;
(c) failure on the part of the issuing entity or the depositor to observe or perform any covenants or agreements of such entity set forth in the pooling and servicing agreement or the indenture, which failure has a material adverse effect on the holders of the notes and which continues unremedied for a period of sixty (60) calendar days after written notice;
(d) any representation or warranty made by the issuing entity or the depositor in the pooling and servicing agreement or the indenture proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of (sixty) 60 days after written notice and as a result of which the interests of the holders of the notes are materially and adversely affected; provided, however, that an event of default shall not be deemed to occur thereunder if the related contracts have been repurchased, or substituted for, during such period in accordance with the provisions of the pooling and servicing agreement and the purchase and sale agreements;
(e) the occurrence of an insolvency event relating to the depositor or the issuing entity; or
(f) the issuing entity becomes an “investment company” within the meaning of the Investment Company Act.
The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.
Stated Maturity Dates	If the notes have not already been paid in full, the issuing entity will pay the outstanding principal amount of the notes on the respective dates shown on the cover of this prospectus supplement. However, if the stated maturity date is not a business day, then the stated maturity date will be the next succeeding business day.

Optional Redemption When the Aggregate Note Principal Amount is Less Than 10% of Initial Contract Pool Principal Balance	Once the aggregate outstanding principal balance of the notes is less than 10% of the initial contract pool principal balance, the servicer will have the option to repurchase all the contracts held by the issuing entity. If the servicer exercises this option, the issuing entity will redeem all notes on the next payment date. The redemption price for each note will be the note's outstanding principal amount plus unpaid accrued interest to, but excluding, the redemption date.
Cut-off Date	[ ]
Closing Date	On or about [ ]
Servicing Fee	The servicer's monthly fee will equal the product of:
• one-twelfth of [ ] percent per annum; and
• the aggregate contract pool principal balance as of the first day of the related collection period.
The servicer's fee is payable out of contract payments in the manner provided in the sections of this prospectus supplement entitled, “Priority of Payments.”
The servicer will pay any sub-servicer servicing fees from its monthly servicing fee.
See “Description of the Notes and Indenture—Servicing” in this prospectus supplement.
Fees and Expenses	The fees and expenses paid or payable from Available Funds are set forth in the table below. These fees and expenses are paid on each Payment Date as described in this Prospectus Supplement.
Recipient	Fees and Expenses Payable
Servicer	The Servicing Fee described above.
Indenture Trustee	$[ ] per annum plus reasonable expenses.
Owner Trustee	$[ ] per annum plus reasonable expenses.
Administrator	$[ ] per annum plus reasonable expenses.

Ratings	The issuing entity will not issue any class of notes unless [Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor's” or “S&P”)], [Moody's Investors Service, Inc. (“Moody's”)] and [Fitch Ratings (“Fitch” and collectively, with S&P and Moody's, the “Rating Agencies”)] assign at least the following ratings to each class of notes.

Class	S&P	Moody's	Fitch

A-1
A-2
A-3
A-4
B
C
D

See “Ratings of the Notes” in this prospectus supplement and the accompanying prospectus.
Credit Enhancement	Credit enhancement for the notes will consist of:
•	[a reserve account]
•	[subordination of certain classes of notes]
•	[overcollateralization resulting from the application of excess interest in the loan contracts and leases over the sum of (i) the interest on the notes and (ii) servicing expenses.]
Any losses not covered by the credit enhancement will be allocated to the holders of the Notes in the priority indicated above under “Priority of Payments.”
[Reserve Account]	[ ]
[Overcollateralization]	[ ]
Issuing Entity Property	The primary assets of the issuing entity will be a pool of contracts consisting of loan and security arrangements (and other finance arrangements) and equipment leases. See “The Contract Pool” below.
The “issuing entity property” will include the following:
•	the contracts, including collections, purchased by the issuing entity as of the closing date and prior to the cut-off date;
•	security interests in the equipment financed by the contracts;
•	all contract files relating to the original equipment sales contracts and/or lease evidencing the contracts;
•	rights to proceeds under insurance policies, if any, that cover the obligors under the contracts or the financed equipment and refunds in connection with extended service agreements relating to contracts which become defaulted contracts after the cut off date;
•	the accounts owned by the issuing entity, amounts on deposit in those accounts and eligible investments and income thereon of those accounts;
•	rights under any agreement entered into by the issuing entity;
•	any other property securing the contracts; and
•	the proceeds of any and all of the above.

The Contract Pool	The contracts consist of loan and security arrangements (and other finance arrangements) and equipment leases. The initial contract pool principal balance is $[ ].
The “contract principal balance” of any contract (other than a defaulted contract or a liquidated contract) is the present value of the unpaid scheduled payments due on that contract discounted at the annual percentage rate of such contract as set forth in the servicer's receivables system. Accordingly, the “contract principal balance” of a loan and security arrangement (or other finance arrangement) will generally be the unpaid principal balance due on such contract. Similarly, the “contract principal balance” of a contract that is a lease will be the present value of the unpaid scheduled payments on such lease discounted at the implicit interest rate for such lease as set forth in the servicer's receivables system. Defaulted contracts will be deemed to have a reduced principal balance as described herein. Liquidated contracts will be deemed to have a zero contract principal balance. The “contract pool principal balance” is the aggregate of the individual contract principal balances. See “Description of the Notes and Indenture—Optional Purchase of Contracts and Redemption of Notes” in this prospectus supplement.
See “Description of the Notes and Indenture—Principal—Definitions Concerning Principal Payments” in this prospectus supplement for further details regarding how the contract principal balance of a contract, including any defaulted contract or liquidated contract, is determined.
As of [ ], the pool of contracts for the issuing entity had the following characteristics. Percentages are based on the contract pool principal balance as of the cut-off date.
• Contract pool principal balance	$[ ]
• Number of contracts	[ ]
• Average contract principal balance	$[ ]
• Leases as a percentage of the contract pool principal balance	[ ]%
• Loans and other finance arrangements as a percentage of the contract pool principal balance	[ ]%
• Range of remaining terms of the contracts	[ ] months to [ ] months
• Weighted average remaining term of the contracts	[ ] months
• Weighted average original term of the contracts	[ ] months
• Range of annual percentage rates	[ ]% to [ ]%
• Weighted average annual percentage rate	[ ]%
Underlying equipment type concentration:

Equipment Type	Contract Pool Principal Balance Concentration

[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%

No other single type of equipment accounted for more than [ ]% of the initial contract pool principal balance.
Geographic concentration (based on obligor billing address):
State	Contract Pool Principal Balance Concentration

[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%

No other state represented more than [ ]% of the initial contract pool principal balance.
See “The Contracts—Statistics Relating to the Contract Pool” in this prospectus supplement.
Substitution	[CIT Financial USA] may, but is not required to, substitute into the issuing entity one or more similar contracts for prepaid contracts or contracts in default. [CIT Financial USA] may not make substitutions for prepaid contracts until the [Class A-1 Notes] have been paid in full. In addition, each substitute contract must be an eligible contract pursuant to the pooling and servicing agreement. [CIT Financial USA] is not required to replace any contract. See “The Contracts—Substitution of Contracts” in this prospectus supplement and “The Contracts—Substitution of Contracts” in the accompanying prospectus.
Use of Proceeds	After the deposit of funds from the note sale proceeds into the reserve account and payment of expenses, the indenture trustee will pay the remaining proceeds of the sale of notes to the depositor. The depositor will pay the proceeds to a warehousing trust or [CIT Financial USA] in payment of the purchase price of the contracts sold to the issuing entity. See “Use of Proceeds” in this prospectus supplement.
Denominations	The notes will be issued in book-entry form and in minimum denominations of $[_____] and integral multiples of $[_____] and in excess thereof.
One note in each class may be issued in another denomination.
[Legal Investment]	[The Class [ ] Notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.]

Tax Matters	For federal income tax purposes:
McDermott Will & Emery LLP, special tax counsel, is of the opinion that (i) the issuing entity will not be treated as an association (or a publicly traded partnership) taxable as a corporation and (ii) although there is no directly governing authority addressing the classification of securities similar to the notes, under current law, the notes will be treated as debt. By your acceptance of a note, you agree to treat the notes as debt.
McDermott Will & Emery LLP has prepared and reviewed the discussion under “Material Federal Income Tax Consequences” in the prospectus and is of the opinion that such discussion, to the extent it constitutes matters of law or legal conclusions with respect thereto, is correct in all material respects.
We suggest that you and your tax advisors review the information under “Tax Matters” in this Prospectus Supplement and “Material Federal Income Tax Consequences” in the attached prospectus.
ERISA Considerations	Subject to the considerations and conditions described under “ERISA Considerations” in both the prospectus and this prospectus supplement, the notes may be purchased by or on behalf of employee benefit plans, as well as individual retirement accounts. Before purchasing a note, benefit plan investors should consult with their counsel regarding the applicability of the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, or other applicable law.

BACKGROUND INFORMATION

      The information in this section will help you understand the information in this prospectus supplement and the accompanying prospectus.

      The principal balance of any contract (other than a defaulted contract or liquidated contract) is the present value of the unpaid scheduled payments due on the contract after the related cut-off date. The principal balance of a contract includes all scheduled payments due on or prior to, but not received as of, the cut-off date. The principal balance also excludes any prepayments received on or prior to the cut-off date. The scheduled payments of each contract are discounted monthly at a rate equal to the annual percentage rate of interest or the implicit lease rate, as applicable for such contract.

      The aggregate principal balance of the contracts expected to be held by the issuing entity as of any particular date is referred to as the contract pool principal balance. The contract pool principal balance as of the cut-off date is referred to as the initial contract pool principal balance. The initial contract pool principal balance is $[              ] as of the cut-off date. This amount includes an amount in respect of scheduled payments on the contracts due on or prior to, but not received as of, the cut off date, discounted for one month at the annual percentage rate for such contracts. The cut-off date for the initial contract pool is [           ]. We refer to the contracts transferred to the issuing entity on the closing date for the sale of the notes as the initial contract pool. The cut-off date for each substitute contract will be the first day of the month of transfer of the substitute contract to the issuing entity.

      Contract pool principal balance percentages and amounts discussed below are based on the sum of the principal balances of the contracts in the initial contract pool as of the cut-off date calculated based on the annual percentage rate of interest or implicit lease rate, as applicable, for each contract as of the cut-off date. Changes in the characteristics of the contract pool between the cut-off date and the closing date will not affect more than [     ]% of the initial contract pool principal balance.

RISK FACTORS

      You should carefully consider the following risk factors before you invest in the notes. You should also carefully consider the risk factors beginning on page [12] of the accompanying prospectus.

Future Contract Delinquency and Loss Experience of the Contract Pool May Vary
Substantially from the Originator’s Historical Experience

      The depositor presents the historical contract delinquency and loss experience of the originator’s portfolio of contracts similar to those being transferred to the issuing entity under “The Contracts—Statistics Relating to Delinquencies, Non-Performing Assets and Losses” in this prospectus supplement. However, the actual results for the issuing entity’s contracts could be substantially worse. If so, you may not receive note interest and principal payments in the amounts and at the times you expect.

Some Note Classes Will be Entitled to Interest or Principal Payments Before
Other Note Classes Will be Entitled to Payment

      The issuing entity will pay interest, principal or both on some classes of notes prior to paying interest, principal or both on other classes of notes. The subordination of the [Class B Notes] to the [Class A Notes] means that the [Class B Notes] are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the [Class A Notes]. The subordination of the [Class C Notes] to the [Class B Notes] means that the [Class C Notes] are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the [Class B Notes]. The subordination of the [Class D Notes] to the [Class C Notes] means that the [Class D Notes] are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the [Class C Notes]. See “Description of the Notes and Indenture—Payments on the Notes’‘ and “—Reserve Account” in this prospectus supplement.

      Moreover, the more senior classes of notes could lose the credit enhancement provided by the more subordinate classes of notes, the reserve account and overcollateralization if delinquencies and defaults on the contracts increase and the collections on contracts and amounts in the reserve account are insufficient to pay even the more senior classes of notes. A higher default rate may cause accelerated prepayments on the more senior classes of notes while delaying payments on the more subordinate classes of notes. Classes of notes that receive principal payments earlier than expected are exposed to greater reinvestment risk and classes of notes that receive principal payments later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

      Principal payments will generally be made to the various classes of notes sequentially so that no principal will be paid on any class of notes until each class with a lower class designation has been paid in full. For instance, the [Class A-2 Notes] will not receive any principal payments until the [Class A-1 Notes] are paid in full, the [Class A-3 Notes] will not receive any principal payments until the [Class A-2 Notes] are paid in full, the [Class A-4 Notes] will not receive any principal payments until the [Class A-3 Notes] are paid in full, the [Class B Notes] will not receive any principal payments until the [Class A Notes] are paid in full, the [Class C Notes] will not receive any principal payments until the [Class B Notes] are paid in full, and the [Class D Notes] will not receive any principal payments until the [Class C Notes] are paid in full. As a result, with respect to payments of principal, classes of notes with lower principal payment priorities (which would include the [Class A Notes] with higher numerical class designations in relation to the [Class A Notes] with lower numerical class designations) will be outstanding longer and therefore will be exposed to the risk of losses on the contracts during periods when classes with higher principal payment priorities (which would include the [Class A Notes] with lower numerical class designations in relation to the [Class A Notes] with higher numerical class designations) have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

The Notes Are Not Suitable Investments for All Investors

      The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze these risk factors should consider purchasing the notes.

Adverse Events in High Concentration States May Cause Increased Defaults and Delinquencies

      If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the related contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the issuing entity may differ from what you expect, and you may experience delays or reductions in payments.

      The following are the approximate percentages of the initial contract pool principal balance of the issuing entity’s contracts whose obligors are located in the following states:

•	[ ]% in [ ],

•	[ ]% in [ ], and

•	[ ]% in [ ]

      The remaining states accounted for [       ]% of the initial contract pool principal balance, and none of these remaining states accounted for more than [       ]% of the initial contract pool principal balance.

      The depositor does not know of any matters likely to increase the rate of delinquencies or defaults in these states. An example of an adverse event specific to a geographic region is the possibility of a substantial downturn in the construction, manufacturing or services industries in any of these states or the agriculture industry in the states of California and Florida or in the oil and gas industry, which is concentrated in the state of Texas. The occurrence of these events could reduce revenues for obligors in those states and ultimately reduce the associated obligors’ ability to make timely payments on their related contracts. Another example of an adverse event specific to a geographic region is the possibility of a downturn in the financial services industry in the state of New York. Such a downturn could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on their related contracts.

Adverse Economic Conditions in High Concentration Industries May Cause Increased Defaults and Delinquencies

      If the industries in which there is a substantial concentration of contracts experience adverse events or economic conditions, the timing and amount of collections on the contracts held by the issuing entity may differ from what you expect. This could result in delayed or reduced payments to you. As of the cut-off date, the percentages of the initial contract pool principal balance, based on type of obligor, were as follows:

•	[ ]% related to obligors in the [construction industry],

•	[ ]% related to obligors in the [manufacturing industry],

•	[ ]% related to obligors in the [transportation industry],

•	[ ]% related to obligors in the [services industry], and

•	[ ]% related to obligors in the [retail and wholesale trade industry].

      Delinquencies or defaults on contracts with end-users in these industries may be adversely affected by various economic conditions including, for example, changes in interest rates, consumer confidence levels, prevailing levels of construction, levels of total industry capacity and equipment inventory, and general levels of activity in the manufacturing, construction, transportation and other industries. See “The Contracts—Statistics Relating to Delinquencies, Non-Performing Assets and Losses” in this prospectus supplement. Adverse developments concerning these or other conditions will tend to increase the rate of delinquencies and defaults by contract obligors in those industries. This, in turn, could result in reductions of or delays in the collection of funds for payment of the notes.

      The depositor does not believe that any industry, other than those listed above, accounts for more than [       ]% of the initial contract pool principal balance. However, as shown in the table under the heading “Types of Obligor” in the section titled “The Contracts—Statistics Relating to the Contract Pool” in this prospectus supplement, the depositor’s records list [       ]% of the initial contract pool principal balance in the category of “Other” obligor. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of obligor category. Any contracts in this “Other” category that relate to any particular industry would be subject to all economic and other risks associated with such industry. Any adverse developments in such industry will tend to increase the rate of delinquencies and defaults by contract obligors in that industry. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

Seasonality of Cash Flows May Affect the Timing of Payment on the Contracts and Notes

      Payments on the contracts generally will be made on a monthly basis, however, certain contracts comprising the contract pool (especially those for obligors in the construction, manufacturing, agriculture and logging industries) have customized payment schedules and payment dates that correspond to periods in which the obligor has stronger cash flows. The seasonality is weather related and therefore can vary on a regional basis. The amounts of cash available for payment to you will tend to correspond to this seasonality. Accordingly, you may not receive note interest and principal payments in the amounts and at the times that you expect.

Contract Prepayments, Ineligibility or Defaults May Cause Earlier Repayments of the Notes than You Expect and You May Not Be Able To Find Investments with the Same Yield as the Notes at the Time of the Repayment

      If your notes are prepaid, you may not be able to reinvest the principal received at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.

      A higher than anticipated level of prepayments or liquidation of contracts that become defaulted contracts may cause the issuing entity to pay principal on the notes sooner than you expected. Also, the issuing entity may pay principal sooner than you expected if CIT Financial USA repurchases ineligible contracts. Similarly, upon the occurrence and continuation of an event of default under the indenture, you may receive principal of the notes sooner than you expected. For more information about the implications of an event of default under the indenture, see “Description of the Notes and Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

      The rate of early terminations or repurchases of contracts due to prepayments, ineligibility, or defaults is influenced by a variety of economic, social and other factors including:

•	changes in customer requirements;

•	the level of casualty losses; and

•	the overall economic environment.

      A material percentage of contracts in the contract pool, the loans in particular, permit prepayment or early termination. In addition, we have historically permitted lessees to terminate leases early either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium or both. Under the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract, in whole or in part, at any time if the payment, alone, or (in the case of any partial prepayment) together with the contract’s remaining contract principal balance, is equal to the entire contract principal balance of the contract.

      We cannot assure you that prepayments on the contracts held by the issuing entity will conform to any historical experience. We cannot predict the actual rate of prepayments which will be experienced on the contracts. However, we present information as to the principal balances of the notes remaining at various times under several hypothetical prepayment rates under the heading “Weighted Average Life of the Notes” in this prospectus supplement.

Product Defects or Obsolescence or Adverse Economic Events for Vendors Accounting for High Proportions of the Contracts May Cause Increased Defaults and Delinquencies

      Leases relating to products of [              ], a leading producer of [              ], account for approximately [              ]% of the initial contract pool principal balance calculated as of the cut-off date. Leases relating to products of [              ], a leading producer of [              ], account for approximately [       ]% of the initial contract pool principal balance calculated as of the cut-off date. Although the depositor is unaware of conditions likely to increase the rate of defaults or delinquencies on contracts pertaining to equipment produced by these [two] vendors, some events concerning these vendors or their products could have that effect. For example, if either of these vendors were to experience financial difficulties, the obligors’ payment performance with respect to the related contracts may decline as the obligors may be less inclined to make payments on contracts with respect to a vendor which is suffering financial difficulties. Additionally, the occurrence of a substantial number of defects in products produced by either of these vendors may result in decisions by the obligors on the contracts relating to equipment that proved defective not to pay the contract amounts, to pay late or to pay smaller amounts. This could result in reductions of or delays in payments you expect on the notes. Moreover, obsolescence of the products of either of these vendors could result in prepayments of contracts that would cause the notes to be paid earlier than you expect. No other single vendor originated more than [       ]% of the initial contract pool principal balance as of the cut-off date.

Product Defects or Obsolescence of Types of Equipment Accounting for High Proportions of the Contracts May Cause Increased Defaults or Delinquencies

      If the types of equipment in which contracts are concentrated suffer unexpectedly high rates of defects or become obsolete, the obligors on the contracts may default, pay late or pay less than the amounts owed on the contracts. This could result in reductions of or delays in payments you expect on the notes.

      As of the cut-off date, of the initial contract pool principal balance, approximately

•	[ ]% relate to contracts involving [computer], and

•	[ ]% relate to contracts involving [telecommunications] equipment.

      The depositor does not believe that any other type of equipment accounts for more than [       ]% of the initial contract pool principal balance as of the cut-off date. However, as shown in the table under the heading “Types of Equipment” in the section titled “The Contracts,” the depositor’s records list [       ]% of the initial contract pool principal balance as of the cut-off date in the category of “Other” types of equipment. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category. Any contracts in this “Other” category that relate to any particular type of equipment would be subject to all defect, obsolescence and other risks associated with that type of equipment. Any adverse developments concerning that type of equipment will tend to increase the rate of delinquencies and defaults by obligors on contracts involving that type of equipment. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

The Issuing Entity’s Not Having Security Interests in Computer Software and Services Will Leave the Issuing Entity Without Collateral for the Associated Contracts

      The issuing entity will have no security interest in computer software and computer services contracts, which account for [       ]% of the initial contract pool principal balance as of the cut-off date. If the obligor on this type of contract fails to pay or is late in paying, the issuing entity will have no recourse to the software or services, as the case may be, underlying the contracts. This increases the risk that the issuing entity will be unable to pay or will be late in paying the amounts you expect on the notes.

Other Relationships between the Obligors and CD/DID May Affect the Timing and Amount of Recoveries on the Contracts and Payments on the Notes

      In many cases, CIT’s CD/DID business segment comprised of the Construction Division and Diversified Industries Division (“CD/DID”) has other extensions of credit or leases to an obligor in addition to the contract or contracts with such obligor which are included in the contract pool securing the notes. In addition, after the Closing Date, CD/DID and its affiliates may originate additional extensions of credit or leases to any obligor. CD/DID and its affiliates may also assign or sell participations to other lenders in extensions of credit or leases for which it or one of its affiliates may act as the servicer. CD/DID and its affiliates may also sell contracts which it has retained to another trust for which CD/DID or one of its affiliates may act as the servicer in the future. For purposes of this prospectus supplement we refer to such existing or future extensions of credit or leases by CD/DID or its affiliates or by such lenders or trusts for which CD/DID or one of its affiliates acts as servicer, which are not transferred to the issuing entity and included in the contract pool, as “Cross-Collateralized Contracts.” In many cases, contracts sold to the issuing entity and the Cross-Collateralized Contracts contain cross-default and cross-collateralization provisions. The sellers and their affiliates have subordinated all rights to such cross-collateralization and have agreed to obtain a similar waiver from any third party securitization vehicle, lender or assignee to which they may sell or assign receivables that are not included in the issuing entity. Certain receivables that were previously transferred by the sellers and their affiliates in securitization transactions and third party loan sales also contain such cross-collateralization provisions, which remain in place and have not been subordinated. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a contract in the contract pool and a Cross-Collateralized Contract.

      The Servicer will be required to make decisions regarding the contracts in the contract pool which also affect the Cross-Collateralized Contracts. The applicable pooling and servicing agreement obligates the Servicer, when acting in its capacity as the servicer, to act in accordance with its customary servicing procedures with respect to loan agreements, leases and other finance arrangements similar to the contracts in the contract pool. However, when acting in its capacity as the servicer for another trust or lender which has purchased Cross-Collateralized Contracts, the Servicer may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuing entity. Such decisions or actions by the Servicer may affect the timing and amount of the recovery by the issuing entity on contracts with the same obligor. If the obligor defaults on a contract in the contract pool or a Cross-Collateralized Contract, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), the Servicer will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuing entity, and in the same proceeding the Servicer, in its capacity as the servicer for another trust or lender which has purchased the Cross-Collateralized Contracts, may also take actions to protect its interest in the Cross-Collateralized Contract. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), the Servicer will allocate the payment between amounts due on contracts in the contract pool and amounts due on Cross-Collateralized Contracts in accordance with applicable law, the provisions of the contracts (and the Cross-Collateralized Contracts) and the Servicer's customary practices for similar contracts. It is also the Servicer's practice to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a contract in appropriate circumstances. The Servicer is authorized to release the equipment or other collateral which secures a contract and to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar contracts; in such circumstances, the Servicer shall, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a contract and/or collateral securing a Cross-Collateralized Contract. When the Servicer sells equipment or other collateral for a contract which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The Servicer is not required (in a remedial proceeding, in bankruptcy, in allocation of payments or in the sale of repossessed equipment) to give priority to payments due to the issuing entity under a contract over payments due to the Servicer or another trust or lender under a Cross-Collateralized Contract.

The Addition and Substitution of Contracts May Adversely Affect Payments, and May Decrease the Yield, on the Notes

      If a significant number of contracts are added or replaced, this could affect the rate at which funds are paid on the notes and decrease the yield to noteholders. The transaction documents will permit the originator under certain circumstances, to substitute or add qualifying contracts. The addition or substitution of contracts may include contracts that have different payment due dates, installment amounts and maturity dates than the existing or substituted contracts.

      The originator may only add or substitute contracts that meet qualifying characteristics and conditions. The ability of the originator to acquire such contracts depends upon its ability to originate or otherwise acquire enough contracts that meet the specified eligibility criteria. This may be affected by a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and public perception of economic conditions generally. The addition or substitution of contracts could increase the geographic, equipment or other concentrations of the contract pool. Consequently, any adverse economic or social factors that affect a particular geographic area, certain types of equipment or other concentrations of contracts in the contract pool may adversely affect the performance of the contract pool, which, in turn, could affect the rating of the notes.

Technological Obsolescence of Equipment May Reduce Value of Collateral

      If technological advances relating to transportation, construction, manufacturing and other equipment cause equipment under certain contracts to become obsolete, the value of the equipment will decrease. This will reduce the amount of recovery proceeds should the equipment be sold following a contract default, which would reduce the amounts available for noteholders.

Failure by Originator to Provide Certain Services to Obligors Relative to Equipment Under Certain Contracts May Cause Shortfalls on Payments on the Note

      The originator and certain of its affiliates provide certain services to obligors relative to the equipment under certain contracts, including on-going repair and maintenance services as well as, in some cases, providing obligors with on-site support personnel to aid in operating the equipment. In the event that the originator and certain of its affiliates were to discontinue such services, perform such services negligently or wrongfully repossess the related equipment, although the obligors’ obligations to make payments to obligees under the contracts are absolute, unconditional and not subject to set-off or reduction, obligors may, under certain circumstances, assess a right of set-off on payments under the contracts, in contravention of the terms of the contracts. If obligors were to assert such an alleged right of set-off, the noteholders could bear the risk of any shortfalls.

THE ISSUING ENTITY

The Issuing Entity

      The depositor created the issuing entity as an owner trust on [        ] under a trust agreement, which the parties will amend and restate on the closing date for the sale of the notes, between the depositor and the owner trustee. The issuing entity was established under the laws of the State of Delaware for the purpose of owning the contracts and issuing the notes. The issuing entity’s fiscal year ends on December 31. The principal office of the issuing entity is in               , Delaware.

      Following the issuance of the Notes, the issuing entity will have assets of $    , liabilities of $     and a net worth of $    .

      The assets of the issuing entity will be maintained separately and apart from the assets of all other issuing entities the depositor creates. Accordingly, the assets of one issuing entity created by the depositor will not be available to make payments on the securities issued by any other issuing entity created by the depositor, except to the extent that certain contracts of an issuing entity are cross-collateralized through a contractual interest in equipment relating to contracts of another issuing entity. See “Risk Factors—Other Relationships Between the Obligors and CD/DID May Affect Timing and Amount of Recoveries on the Contracts and Payments on the Notes” in this prospectus supplement.

      Under a pooling and servicing agreement, dated as of [              ], among:

•	the depositor,

•	the issuing entity, and

•	the servicer,

the depositor will transfer all of the contracts and the related security interests to the issuing entity. As noted in “The Originators—Underwriting and Servicing—Documentation” in the accompanying prospectus, some transferred contracts will not have associated security interests and, as noted in “Risk Factors—The Servicer May Not Be Able to Enforce Security Interests Against Leased or Financed Equipment” in the accompanying prospectus, the issuing entity will not have a perfected security interest in Financed Vehicles securing the contracts.

      The issuing entity will issue an equity certificate, representing the beneficial ownership interest in the issuing entity, to the depositor. The equity certificate will be entitled to any excess amount available on any payment date after reimbursement of servicer advances and payment of servicing fees, principal and interest then due and payable on the notes, amounts then due and payable in connection with [the reserve account, amounts due and payable to any swap counterparty, and] any amounts owing to the trustees. See “Description of the Notes and Indenture—Payments on the Notes” in this prospectus supplement. The depositor is not offering and selling the equity certificate under this prospectus supplement and the accompanying prospectus.

The Issuing Entity Property

      The primary assets of the issuing entity will be a pool of contracts consisting of loan and security arrangements (and other finance arrangements) and equipment leases. The issuing entity will grant a security interest in the contracts and the other issuing entity property to the indenture trustee on behalf of the noteholders. See “The Contracts” in this Prospectus Supplement.

      The “issuing entity property” will include the following:

•	the contracts, including collections, purchased by the issuing entity as of the closing date and prior to the cut-off date;

•	security interests in the equipment financed by the contracts;

•	all contract files relating to the original equipment sales contracts and/or lease evidencing the contracts;

•	rights to proceeds under insurance policies that cover the obligors under the contracts or the financed equipment and refunds in connection with extended service agreements relating to contracts which become defaulted contracts after the cut off date;

•	the accounts owned by the issuing entity, amounts on deposit in those accounts and eligible investments and income thereon of those accounts;

•	any other property securing the contracts;

•	rights under any agreement entered into by the issuing entity; and

•	the proceeds of any and all of the above.

The Indenture Trustee

      Under an indenture dated as of [              ] between the issuing entity and [              ], as indenture trustee, the indenture trustee will authenticate and deliver the notes. The indenture trustee is a [ ] and its principal offices in [       ] are located at [       ]. You may contact the indenture trustee at [       ], or by calling [       ]. The indenture trustee’s duties are limited to those specifically set forth in the indenture. The sponsor and its affiliates may maintain normal commercial banking or investment banking relations with the indenture trustee and its affiliates. See “Description of the Notes and Indenture” in the accompanying prospectus.

      [       ] has and currently is serving as indenture trustee for                securitization transactions and programs involving pools of [loans and leases] in excess of $              .

The Owner Trustee

      [              ] will be the owner trustee under the trust agreement. The owner trustee is a New York banking corporation and its principal offices in the State of New York are located at [              ]. The owner trustee’s liability in connection with the issuance and sale of the notes is limited to the express obligations of the owner trustee set forth in the trust agreement. The sponsor and its affiliates may maintain normal commercial banking or investment banking relationships with the indenture trustee and its affiliates.

      [       ] has and currently is serving as owner trustee for                securitization transactions and programs involving pools of [loans and leases] in excess of $              .

THE SPONSOR

      See “CIT Financial USA, Inc.” in the accompanying prospectus.

THE SERVICER

      See “CIT Financial USA, Inc.” and “The CIT Group/Equipment Financing, Inc.” in the accompanying prospectus.

THE ADMINISTRATOR

      [                ] will be the administrator under the administration agreement. The administrator is a [ ] corporation and its principal offices in the State of [ ] are located at [ ]. The administrator's liability in connection with the issuance and sale of the notes is limited to the express obligations of the administrator set forth in the administration agreement. The administrator and its affiliates may maintain normal commercial banking or investment banking relationships with the indenture trustee and its affiliates.

      [     ] has and currently is serving as administrator for numerous securitization transactions and programs involving pools of [loans and leases].

THE CONTRACTS

      This section supplements the information under the caption “The Contracts” of the accompanying prospectus.

Description of the Contracts

      All of the contracts are commercial, rather than consumer, leases, loans or agreements. See “The Contracts” in the accompanying prospectus.

      No expenses incurred in connection with the selection and acquisition of the contracts are to be payable from the offering proceeds.

      There are no material direct or contingent claims that parties other than the secured parties under the indenture have with respect to any contracts.

Statistics Relating to the Contract Pool

      The following tables set forth the characteristics of the contracts as of the cut-off date and are computed using the annual percentage rate of interest, as applicable, of the contracts as of the cut-off date. The percentages and balances set forth in each of the following tables may not total due to rounding.

Composition of the Initial Contract Pool

Number of Contracts	Initial Contract Pool Principal Balance		Weighted Average Original Term (Range)	Weighted Average Remaining Term (Range)	Average Contract Principal Balance (Range)
[ ]	$	[ ]	[ ] months	[ ] months	$[ ]
			([ ] months to	([ ] months to	($[ ] to
			[ ] months)	[ ] months)	$[ ])

Type of Contracts

Type of Contract	Aggregate Number of Contracts	% of Total Number of Contracts		Amount Comprising Initial Contract Pool Principal Balance		% of Initial Contract Pool Principal Balance
Leases	[ ]	[ ]	%	$	[ ]	[ ]	%
Loans and other finance arrangements	[ ]	[ ]			[ ]	[ ]

Total	[ ]	[ ]	%	$	[ ]	[ ]	%

Annual Percentage Rate

Annual Percentage Rate (%)	Aggregate Number of Contracts	% of Total Number of Contracts		Amount Comprising Initial Contract Pool Principal Balance		% of Initial Contract Pool Principal Balance
5.00 to 5.99	[ ]	[ ]	%	$	[ ]	[ ]	%
6.00 to 6.99	[ ]	[ ]			[ ]	[ ]
7.00 to 7.99	[ ]	[ ]			[ ]	[ ]
8.00 to 8.99	[ ]	[ ]			[ ]	[ ]
9.00 to 9.99	[ ]	[ ]			[ ]	[ ]
10.00 to 10.99	[ ]	[ ]			[ ]	[ ]
11.00 to 11.99	[ ]	[ ]			[ ]	[ ]
12.00 to 12.99	[ ]	[ ]			[ ]	[ ]

Total	[ ]	[ ]	%	$	[ ]	[ ]	%

Geographical Diversity
(Based on obligor billing address)

State	Aggregate Number of Contracts	% of Total Number of Contracts	Amount Comprising Initial Contract Pool Principal Balance	% of Initial Contract Pool Principal Balance
Alabama	[ ]	[ ]	%	$	[ ]	[ ]	%
Alaska	[ ]	[ ]			[ ]	[ ]
Arizona	[ ]	[ ]			[ ]	[ ]
Arkansas	[ ]	[ ]			[ ]	[ ]
California	[ ]	[ ]			[ ]	[ ]
Colorado	[ ]	[ ]			[ ]	[ ]
Connecticut	[ ]	[ ]			[ ]	[ ]
Delaware	[ ]	[ ]			[ ]	[ ]
Florida	[ ]	[ ]			[ ]	[ ]
Georgia	[ ]	[ ]			[ ]	[ ]
Hawaii	[ ]	[ ]			[ ]	[ ]
Idaho	[ ]	[ ]			[ ]	[ ]
Illinois	[ ]	[ ]			[ ]	[ ]
Indiana	[ ]	[ ]			[ ]	[ ]
Iowa	[ ]	[ ]			[ ]	[ ]
Kansas	[ ]	[ ]			[ ]	[ ]
Kentucky	[ ]	[ ]			[ ]	[ ]
Louisiana	[ ]	[ ]			[ ]	[ ]
Maine	[ ]	[ ]			[ ]	[ ]
Maryland	[ ]	[ ]			[ ]	[ ]
Massachusetts	[ ]	[ ]			[ ]	[ ]
Michigan	[ ]	[ ]			[ ]	[ ]
Minnesota	[ ]	[ ]			[ ]	[ ]
Mississippi	[ ]	[ ]			[ ]	[ ]
Missouri	[ ]	[ ]			[ ]	[ ]
Montana	[ ]	[ ]			[ ]	[ ]
Nebraska	[ ]	[ ]			[ ]	[ ]
Nevada	[ ]	[ ]			[ ]	[ ]
New Hampshire	[ ]	[ ]			[ ]	[ ]
New Jersey	[ ]	[ ]			[ ]	[ ]
New Mexico	[ ]	[ ]			[ ]	[ ]

(table continued on next page)

(table continued from previous page)

New York	[ ]	[ ]			[ ]	[ ]
North Carolina	[ ]	[ ]			[ ]	[ ]
North Dakota	[ ]	[ ]			[ ]	[ ]
Ohio	[ ]	[ ]			[ ]	[ ]
Oklahoma	[ ]	[ ]			[ ]	[ ]
Oregon	[ ]	[ ]			[ ]	[ ]
Pennsylvania	[ ]	[ ]			[ ]	[ ]
Rhode Island	[ ]	[ ]			[ ]	[ ]
South Carolina	[ ]	[ ]			[ ]	[ ]
South Dakota	[ ]	[ ]			[ ]	[ ]
Tennessee	[ ]	[ ]			[ ]	[ ]
Texas	[ ]	[ ]			[ ]	[ ]
Utah	[ ]	[ ]			[ ]	[ ]
Vermont	[ ]	[ ]			[ ]	[ ]
Virginia	[ ]	[ ]			[ ]	[ ]
Washington	[ ]	[ ]			[ ]	[ ]
West Virginia	[ ]	[ ]			[ ]	[ ]
Wisconsin	[ ]	[ ]			[ ]	[ ]
Wyoming	[ ]	[ ]			[ ]	[ ]

Total	[ ]	[ ]	%	$	[ ]	[ ]	%

Payment Status

Days Delinquent	Aggregate Number of Contracts	% of Total Number of Contracts		Amount Comprising Initial Contract Pool Principal Balance		% of Initial Contract Pool Principal Balance
Current, including 1 to 30 day delinquent contracts	[ ]	[ ]	%	$	[ ]	[ ]	%

Total	[ ]	[ ]	%	$	[ ]	[ ]	%

Equipment Type

Equipment Type	Aggregate Number of Contracts	% of Total Number of Contracts	Amount Comprising Initial Contract Pool Principal Balance	% of Initial Contract Pool Principal Balance
Construction	[ ]	[ ]	%	$	[ ]	[ ]	%
Transportation	[ ]	[ ]			[ ]	[ ]
Manufacturing	[ ]	[ ]			[ ]	[ ]
Logging	[ ]	[ ]			[ ]	[ ]
Printing	[ ]	[ ]			[ ]	[ ]
Commercial/Retail Fixtures	[ ]	[ ]			[ ]	[ ]
Agricultural	[ ]	[ ]			[ ]	[ ]
Food Processing	[ ]	[ ]			[ ]	[ ]
Computers	[ ]	[ ]			[ ]	[ ]

(table continued on next page)

(table continued from previous page)

Other	[ ]	[ ]			[ ]	[ ]
Mining	[ ]	[ ]			[ ]	[ ]
Fitness	[ ]	[ ]			[ ]	[ ]
Broadcasting	[ ]	[ ]			[ ]	[ ]

Total	[ ]	[ ]	%	$	[ ]	[ ]	%

      As shown in the table above, the depositor's records list [     ]% of the initial contract pool principal balance in the category of “Other” equipment. The depositor has not analyzed the contracts included in the category “Other” in the above table to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category.

Contract Principal Balance

Contract Principal Balance ($)	Aggregate Number of Contracts	% of Total Number of Contracts		Amount Comprising Initial Contract Pool Principal Balance		% of Initial Contract Pool Principal Balance
0.01 to 5,000.00	[ ]	[ ]	%	$	[ ]	[ ]	%
5,000.01 to 10,000.00	[ ]	[ ]			[ ]	[ ]
10,000.01 to 15,000.00	[ ]	[ ]			[ ]	[ ]
15,000.01 to 25,000.00	[ ]	[ ]			[ ]	[ ]
25,000.01 to 50,000.00	[ ]	[ ]			[ ]	[ ]
50,000.01 to 100,000.00	[ ]	[ ]			[ ]	[ ]
100,000.01 to 150,000.00	[ ]	[ ]			[ ]	[ ]
150,000.01 to 250,000.00	[ ]	[ ]			[ ]	[ ]
250,000.01 to 500,000.00	[ ]	[ ]			[ ]	[ ]
500,000.01 to 1,000,000.00	[ ]	[ ]			[ ]	[ ]
1,000,000.01 to 1,500,000.00	[ ]	[ ]			[ ]	[ ]
1,500,000.01 to 2,500,000.00	[ ]	[ ]			[ ]	[ ]
Over 2,500,000.00	[ ]	[ ]			[ ]	[ ]

Total	[ ]	[ ]	%	$	[ ]	[ ]	%

Remaining Term

Contract Principal Balance ($)	Aggregate Number of Contracts	% of Total Number of Contracts		Amount Comprising Initial Contract Pool Principal Balance		% of Initial Contract Pool Principal Balance
1 to 12	[ ]	[ ]	%	$	[ ]	[ ]	%
13 to 24	[ ]	[ ]			[ ]	[ ]
25 to 36	[ ]	[ ]			[ ]	[ ]
37 to 48	[ ]	[ ]			[ ]	[ ]
49 to 60	[ ]	[ ]			[ ]	[ ]
61 to 72	[ ]	[ ]			[ ]	[ ]
73 to 85	[ ]	[ ]			[ ]	[ ]

Total	[ ]	[ ]	%	$	[ ]	[ ]	%

Obligor Type

Obligor Type	Aggregate Number of Contracts	% of Total Number of Contracts		Amount Comprising Initial Contract Pool Principal Balance		% of Initial Contract Pool Principal Balance
Construction	[ ]	[ ]	%	$	[ ]	[ ]	%
Manufacturing	[ ]	[ ]			[ ]	[ ]
Transportation	[ ]	[ ]			[ ]	[ ]
Services	[ ]	[ ]			[ ]	[ ]
Retail & Wholesale Trade	[ ]	[ ]			[ ]	[ ]
Printing	[ ]	[ ]			[ ]	[ ]
Mining Forestry and Fishing	[ ]	[ ]			[ ]	[ ]
Agriculture	[ ]	[ ]			[ ]	[ ]
Other	[ ]	[ ]			[ ]	[ ]
Healthcare	[ ]	[ ]			[ ]	[ ]

Total	[ ]	[ ]	%	$	[ ]	[ ]	%

As shown in the table above, the depositor's records list [     ]% of the initial contract pool principal balance in the category of “Other” types of obligor. The depositor has not analyzed this category to determine whether or not the types of contract included in this category could be grouped into some other more specific type of obligor category.

Obligor Concentration

Obligor Concentration (including contracts securing vendor loans)	Aggregate Number of Contracts	% of Total Number of Contracts		Amount Comprising Initial Contract Pool Principal Balance		% of Initial Contract Pool Principal Balance
Top 5	[ ]	[ ]	%	$	[ ]	[ ]	%

      The Industries in which the top 5 obligors conduct business are Manufacturing, Transportation, Retail &Wholesale Trade, Printing and Services.

Credit Score

      CIT has its own proprietary credit score system based on risk grading.

      CIT's risk grading system is intended to quantify the risk associated with a specific contract in terms of probability of default and, if a default occurs, the probability of principal loss. All of contracts have been assigned both an obligor and a facility risk rating with parameters based on a 1 (low risk) to 10 (high risk/loss) scale. As a measure of default probability, the CIT risk grading system can be compared (for CIT's internal purposes) to the Moody's and S&P rating systems, which are based on the probability calculus of a 1-year default.

      The facility risk rating goes beyond the obligor risk rating and is more precise, taking into account the value of the collateral, enhancements to the creditworthiness of the obligor such as letters of credit, pledges of certificates of deposit and guarantees, which reduce the probability of loss if a default occurs. For example, a contract may have an obligor rating of 6 but a facility rating of 5 if the collateral value exceeds and is expected to continue exceeding the outstanding balance or if there is an letter of credit in CIT's favor that would cover the outstanding balance, either by itself or in combination with the facility collateral.

      The obligor risk rating is determined by credit analysts or credit committee based on a number of factors, some of which are subjective. Among the data used in the grading process are financial measurements (including revenue/earnings/cash-flow), balance sheet data and composition, liquidity, financial flexibility, debt capacity as well as trends in all of these metrics. More subjective considerations include the applicable analyst's opinion of management control, operating efficiency, breadth and depth of experience and the company's industry as well as its position in the industry. The purpose of the loan or lease and the facility structure are also taken into account.

SCHEDULED CASHFLOWS FROM THE CONTRACTS

Collection Period	Scheduled Principal	Scheduled Interest	Collection Period	Scheduled Principal	Scheduled Interest	Collection Period	Scheduled Principal	Scheduled Interest
[ ] 20[ ]*	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]
[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]	[ ] 20[ ]	$[ ]	$[ ]

*	Scheduled interest was $[ ] for [ ] and $[ ] for [ ], respectively, and scheduled principal was $[ 0] for [ ] and $[ ] for [ ], respectively.

Statistics Relating to Delinquencies, Non-Performing Assets and Losses

      The following table sets forth the delinquency and non-performing assets experience at December 31 for the years [       ] to [       ], of the portfolios of receivables similar to and including the contracts originated or acquired and serviced by the [       ]. The [       ] used the underwriting standards described in the accompanying prospectus under the section titled “The Originators—Underwriting and Servicing” for all of these receivables. For these purposes, a “delinquency” generally means that the obligor on the contract has failed to make a required scheduled payment in an amount within $[25] of that scheduled payment, within 30 days of the due date. Non-performing assets reflect both net investment for contracts on non-accrual status and assets received in satisfaction of leases or loans. A contract on “non-accrual” status generally means that the contract is more than 90 days past due, or less in the event of the obligor's bankruptcy or other evidence of impairment, and the [originators have] stopped recording accrued interest on the contract. Contracts on non-accrual status will also be included in the delinquency amounts if the contract is more than 30 days past due. For these purposes, any payment made by the obligor on a contract subsequent to the required payment date is applied to the earliest payment which was unpaid. Contracts included in the initial contract pool to be securitized are no more than 30 days delinquent as of the cut-off date. These statistics are not necessarily indicative of the future performance of the contracts. The statistics for the following table are based on the contracts' net investment. Net investment is the sum of all payments plus any expected equipment residual value (established in accordance with the originator's policies) under a contract discounted to present value using the contract's implicit interest rate. The delinquency and non-performing assets percentages are calculated by dividing the dollar amount of the net investment of the delinquent or non-performing assets by the dollar amount of the total net investment.

Contract Delinquencies and Non-Performing Assets

Percentage of Aggregate Net Investment Which Was Delinquent
	Aggregate Net Investment	31 to 60 Days	61 to 90 Days	91 to 120 Days	Over 120 Days	Total	Non-Performing Assets as a Percentage of Aggregate Net Investment
Twelve Months Ended
[12/31/2000]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
[12/31/2001]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
[12/31/2002]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
[12/31/2003]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
[12/31/2004]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
[Twelve Months Ended]
[9/30/2004]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
[9/30/2005]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

      The following table shows statistics for losses net of recoveries on defaulted contracts similar to the contracts originated and serviced by CD/DID during the twelve-month period ending December 31 in each of the five years from [       ] to [       ]. Please see the discussion under the headings “The Originators—Underwriting and Servicing—Non-Accrual and Write-Off Policy” in the accompanying prospectus for a description of how net losses are measured. These statistics are not necessarily indicative of the future performance of the contracts.

(In thousands)

Net Losses

Twelve Months Ended	Average Net Investment		Net Losses as a Percentage of Average Net Investment
(In thousands)
[12/31/2000]	$	[ ]	[ ]	%
[12/31/2001]	$	[ ]	[ ]	%
[12/31/2002]	$	[ ]	[ ]	%
[12/31/2003]	$	[ ]	[ ]	%
[12/31/2004]	$	[ ]	[ ]	%
Twelve Months Ended
[9/30/2004]	$	[ ]	[ ]	%
[9/30/2005]	$	[ ]	[ ]	%

      The data presented in the preceding tables are for illustrative purposes only. Such data relate to the performance of the portfolio of receivables similar to and including the contracts originated and serviced by the [originators], and are not historical data regarding the contracts in the contract pool alone, since the contracts in the contract pool constitute only a portion of the [originators'] portfolio. In addition, the percentages in the tables above have not been adjusted to eliminate the effect of the changes in size of the portfolio. Accordingly, the delinquency and loss percentages would be expected to be higher than those shown if a group of contracts were isolated at a period in time and the delinquency and loss data showed activity only for that isolated group over the period indicated.

Twelve Months Ended [9/30/2005] versus Twelve Months Ended [9/30/2004]

      Contract delinquencies [increase/decrease] from [   ]% at [   ] to [   ]% as of [   ].

      Net losses as a percentage of net investments [increase/decrease] from [   ]% at [   ] to [   ]% at [   ].

Twelve Months Ended 12/31/04 versus Twelve Months Ended 12/31/2003

      Total net investment contractually delinquent 30 days or more decreased from $237.9 million (4.24% of aggregate net investment) at December 31, 2003 to $95.0 million (2.01%) at December 31, 2004. The decrease in both dollar amount and percentage reflects the impact of the improving economy, evidenced by a decline in repossessed assets and customer bankruptcies, and continued improvements in credit and portfolio management processes. Net losses decreased from $114.9 million (1.92%) to $70.5 million (1.38%), reflecting the improvement in economic conditions and continued focus on collection activities. Repossessed inventory balances continued to decline due to ongoing efforts to dispose of existing assets and lower levels of additions to repossessed assets. Inventory realization rates have also stabilized due to improving economic conditions. Aggregate net investment decreased from $5.61 billion to $4.72 billion, or 16% due to continued slightly tighter credit policies and a softer economic environment for new equipment purchases.

Twelve Months Ended 12/31/03 versus Twelve Months Ended 12/31/02

      Total net investment contractually delinquent 30 days or more decreased from $405.7 million (6.36% of aggregate net investment) at December 31, 2002 to $237.9 million (4.24%) at December 31, 2003. The decrease in both dollar amount and percentage reflects the stabilization of the economy in 2003 versus 2002 as well as improvements made in credit and portfolio management processes in late 2001 and early 2002. Net losses decreased from $222.4 million (3.22%) to $114.9 million (1.92%), which reflect improved economic conditions. Aggregate net investment decreased from $6.38 billion to $5.61 billion or 12% due to slightly tighter credit policies and reduced demand for equipment.

Twelve Months Ended 12/31/02 versus Twelve Months Ended 12/31/01

      Total net investment contractually delinquent 30 days or more decreased from $550.3 million (7.34% of aggregate net investment) at December 31, 2001 to $405.7 million (6.36%) at December 31, 2002. Delinquencies remained at increased levels due to continued deterioration in all segments of the economy, principally construction, manufacturing and printing. Net losses increased from $106.7 million (1.20%) to $222.4 million (3.22%) as a result of the deterioration in the economy primarily in the above mentioned industries, softness in the inventory realization rates and increase in time to dispose of repossessed inventory. Aggregate net investment decreased from $7.50 billion to $6.38 billion, or 15% based on reduced originations resulting from slight tightening of credit policies and reduced demand for equipment. Additionally, CITEF exited certain business segments such as Owner-Operator Truck and Common Carrier which caused lower new volume, further shrinking net investment.

Twelve Months Ended 12/31/01 versus Twelve Months Ended 12/31/00

      Total net investment contractually delinquent 30 days or more increased from $471.3 million (4.65% of aggregate net investment) at December 31, 2000 to $550.3 million (7.34%) at December 31, 2001. The increase in the dollar amount of delinquency reflects the general economic conditions, the disruption resulting from the consolidation of the Atlanta servicing center with the Tempe servicing center during the latter part of 2001 and the impact of the September 2001 terrorist attacks on the World Trade Center and the Pentagon. Collections were eased during this difficult time of national stress in order to avoid additional stress on borrowers, resulting in increased delinquencies. Delinquencies were also influenced by weather issues in construction and agriculture and modest increases in fuel costs. Net losses increased from $57.2 million (0.56%) to

$106.7 million (1.20%). The increase is attributable to the items mentioned above and decreases in the values of collateral due to excess inventory. Aggregate net investment decreased from $10.13 billion to $7.50 billion, or 26%, reflecting portfolio runoff resulting from soft volumes due to general economic conditions and the liquidation of non-strategic portfolios such as Owner-Operator Truck and Common Carrier.

Information About Certain Previous Securitizations

      Appendix A, attached to this prospectus supplement, sets forth in tabular format certain information regarding the performance of all securitizations of contracts originated and serviced by CIT Financial USA since 20[   ] relating to [equipment leases and loans]. The characteristics of the contracts included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those contracts were originated and repaid, may vary materially from the characteristics of the contracts in this contract pool and the social, economic and other conditions existing at the time when the contracts in this contract pool were originated and that will exist when the contracts in the current contract pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of CIT Financial USA's prior receivables securitization transactions will correspond to, or be an accurate predictor of, the performance of this receivables securitization transaction.

WEIGHTED AVERAGE LIFE OF THE NOTES

      The rate of payments on contracts will directly affect:

•	the rate of note principal payments,

•	the aggregate amount of each note interest payment, and

•	the yield to maturity of the notes.

      The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be predicted. CIT Financial USA may repurchase contracts from the issuing entity if the contracts were ineligible for transfer at the time of transfer to the issuing entity. Any payments for these reasons, other than scheduled payments, may result in payments to you of amounts which would otherwise have been paid over the remaining term of the contracts. Each prepayment, liquidation or repurchase of a contract, if the contract is not replaced by the depositor with a comparable substitute contract as described under “The Contracts—Substitution of Contracts” in the accompanying prospectus, will shorten the weighted average remaining term of the contracts and the weighted average life of the notes. See “Risk Factors—Contract Prepayments, Ineligibility or Defaults May Cause Earlier Repayments of the Notes than You Expect and You May Not Be Able to Find Investments with the Same Yield as the Notes at the Time of the Repayment” in this prospectus supplement.

      The following tables set forth the percentage of the initial principal amount of each class of notes which would be outstanding on the payment dates set forth below assuming the conditional prepayment rates (“CPR”) indicated in the table. This information is hypothetical. The CPR assumes that a fraction of the outstanding contracts is prepaid on each payment date, which implies that each contract in the pool of contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the contracts. The CPR measures prepayments based on the contract pool principal balance, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period. The CPR further assumes that all contracts are the same size and amortize at the same rate. The CPR also assumes that each contract will be either paid as scheduled or prepaid in full. The amounts set forth in the tables are based upon the timely receipt of scheduled monthly contract payments, and assume that:

•	the servicer exercises its option to cause a redemption of the notes on the payment date that the aggregate note principal amount becomes less than [ ]% of the initial contract pool principal balance, and

•	the closing date for the sale of the contracts to the issuing entity is on or about [ ].

      The CPR tables are based upon the contract pool principal balance determined using the annual percentage rates, or implicit rate of interest, as applicable, of the contracts as of the cut-off date. In addition, it is assumed that the issuing entity issues the notes in the initial principal amounts and at the interest rates as set forth on the front cover of this prospectus supplement.

Percentage of the Initial Principal
of the Class A-1 Notes

CPR
Payment Date	0.00%	9.00%	12.00%	15.00%	18.00%
Issue Date	100.00	100.00	100.00	100.00	100.00
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Weighted Average Life to Call (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]
Weighted Average Life to Maturity (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]

Percentage of the Initial Principal
of the Class A-2 Notes

CPR
Payment Date	0.00%	9.00%	12.00%	15.00%	18.00%
Issue Date	100.00	100.00	100.00	100.00	100.00
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Weighted Average Life to Call (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]
Weighted Average Life to Maturity (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]

Percentage of the Initial Principal
of the Class A-3 Notes

CPR
Payment Date	0.00%	9.00%	12.00%	15.00%	18.00%
Issue Date	100.00	100.00	100.00	100.00	100.00
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Weighted Average Life to Call (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]
Weighted Average Life to Maturity (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]

Percentage of the Initial Principal
of the Class A-4 Notes

CPR
Payment Date	0.00%	9.00%	12.00%	15.00%	18.00%
Issue Date	100.00	100.00	100.00	100.00	100.00
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Weighted Average Life to Call (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]
Weighted Average Life to Maturity (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]

Percentage of the Initial Principal
of the Class B Notes

CPR
Payment Date	0.00%	9.00%	12.00%	15.00%	18.00%
Issue Date	100.00	100.00	100.00	100.00	100.00
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Weighted Average Life to Call (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]
Weighted Average Life to Maturity (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]

Percentage of the Initial Principal
of the Class C Notes

CPR
Payment Date	0.00%	9.00%	12.00%	15.00%	18.00%
Issue Date	100.00	100.00	100.00	100.00	100.00
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Weighted Average Life to Call (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]
Weighted Average Life to Maturity (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]

Percentage of the Initial Principal
of the Class D Notes

CPR
Payment Date	0.00%	9.00%	12.00%	15.00%	18.00%
Issue Date	100.00	100.00	100.00	100.00	100.00
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Weighted Average Life to Call (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]
Weighted Average Life to Maturity (in Years)	[ ]	[ ]	[ ]	[ ]	[ ]

DESCRIPTION OF THE NOTES AND INDENTURE

      This section adds to the information in the accompanying prospectus under the caption “Description of the Notes and Indenture.” However, as these statements are only summaries, you should read the Pooling and Servicing Agreement and the indenture. The depositor filed the forms of these documents as exhibits to the registration statement it filed with the Securities and Exchange Commission for the notes.

General

      The notes will be issued under an indenture between the issuing entity and the indenture trustee.

      The issuing entity will issue [   ] classes of senior notes, designated as the:

•	[Class A-1 Notes];

•	[Class A-2 Notes];

•	[Class A-3 Notes]; and

•	[Class A-4 Notes]

These are referred to in this document as “[Class A Notes].” The issuing entity will also issue three classes of subordinated notes, designated as the “[Class B Notes],” the “[Class C Notes]” and the “[Class D Notes].”

      Investors may purchase the notes in book-entry form in minimum denominations of $[          ] and in integral multiples of $[          ] in excess thereof. Each class will initially be represented by one or more notes registered in the name of the nominee of The Depository Trust Company. The issuing entity will pay note interest and principal on the [   ] day of each month, or, if not a business day, the next succeeding business day, commencing [     ], to registered noteholders as of the related record date, except that interest and principal on the [Class A-1 Notes] will also be paid on [   ], if any [Class A-1 Notes] remain outstanding after the [     ] payment date. So long as the notes remain in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. If the notes are no longer in book-entry form, the record date will be the last business day of the calendar month immediately preceding the payment date. However, the issuing entity will make the final payment on the notes only upon presentation and surrender of the notes to the indenture trustee. The issuing entity will make all payments on the notes in immediately available funds. See “Description of the Notes and Indenture—Book-Entry Registration” in the accompanying prospectus.

      The indenture trustee will not have any responsibility to monitor or restrict the transfer of any note which is transferable through the clearing agency. By purchasing a note, benefit plan investors will be deemed to represent that the acquisition and holding of the Note will not constitute a prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by prohibited transaction class exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or some other applicable class or individual exemption (or, in the case of a governmental or church plan, does not cause a non-exempt violation of any substantially similar law).

Deposits

      The Pooling and Servicing Agreement will permit the servicer to make deposits into the collection account once each month on the deposit date following the Collection Period for that month so long as:

•	the servicer, or the direct or an indirect parent of the servicer, has and maintains a short-term debt rating of at least A-1 by Standard & Poor’s and a short-term debt rating of at least P-1 by Moody’s; or

•	the servicer obtains a letter of credit, surety bond or insurance policy which satisfies the requirements in the Pooling and Servicing Agreement, under which demands for payment may be made to secure timely remittance of monthly collections to the collection account and the trustees are provided with a letter from each rating agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of the notes.

      As of the date of this prospectus supplement, the servicer will be permitted to remit collections to the collection account on a monthly basis pursuant to the first alternative listed above. In the event that the servicer is permitted to make remittances of collections to the collection account on a monthly basis pursuant to the second alternative listed above, the Pooling and Servicing Agreement will be modified, to the extent necessary, without the consent of any noteholders. Pending each monthly deposit into the collection account, collections on the contracts may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. See “Risk Factors—Commingling of Collections Could Result in Reduced Payments to You” in the accompanying prospectus.

Payments on the Notes

      The issuing entity will pay note principal and interest on each payment date from Available Funds for the payment date, as well as amounts permitted to be withdrawn from the Reserve Account in accordance with the terms of the Pooling and Servicing Agreement. See “—Reserve Account” below. The “Available Funds” as of any Payment Date are the sum of:

(a)	all Collections on deposit in the collection account which were received and processed by the servicer during the related Collection Period,
(b)	any servicer advances on deposit in the collection account as of the immediately preceding deposit date, and
(c)	to the extent necessary to pay interest, amounts of the type described in (a) above that the issuing entity received after the end of the related Collection Period.

      However, Available Funds do not include any amount allocable to the depositor as representing the residual value of equipment subject to a lease.

Priority of Payments

      On each payment date, the servicer will direct the indenture trustee to apply Available Funds to the following payments in the following order of priority:

(1)	reimbursement of servicer advances;
(2)	the servicing fee for the related collection period;
(3)	interest on the [Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes], with respect to each such class of notes (i) to make interest payments on the [Class A-1 Notes], including any overdue interest (ii) to make interest payments on the [Class A-2 Notes], including any overdue interest (iii) to make interest payments on the [Class A-3 Notes], including any overdue interest and (iv) to make interest payments on the [Class A-4 Notes], including any overdue interest;
(4)	interest on the [Class B Notes], including any overdue interest;
(5)	interest on the [Class C Notes], including any overdue interest;
(6)	interest on the [Class D Notes], including any overdue interest;
(7)	any amount necessary to increase the reserve account balance to its required level;
(8)	the indenture trustee will make principal payments on the notes as described below;
(9)	any amounts owing to the trustees; and
(10)	any remainder to the holder of the equity certificate.

      To the extent that any amounts remain outstanding on any notes on the stated maturity date thereof, any amounts of principal on such notes will be made prior to any payments of interest due on the notes of any subordinated class.

Payments on the Principal Balance of the Notes

      This section gives only an overview of how the issuing entity will pay principal. The depositor recommends that you read this section in connection with the more detailed terms set forth in the pooling and servicing agreement included as an exhibit to the registration statement filed with the Securities and Exchange Commission for the notes.

      The indenture trustee will apply amounts retained to make principal payments as described above in “—Priority of Payments” on each payment date to pay the principal outstanding on the notes in the following order of priority:

(1)	to the [Class A-1 Notes] until they are paid in full;
(2)	to the [Class A-2 Notes] until they are paid in full;
(3)	to the [Class A-3 Notes] until they are paid in full;
(4)	to the [Class A-4 Notes] until they are paid in full;
(5)	to the [Class B Notes] until they are paid in full;
(6)	to the [Class C Notes] until they are paid in full; and
(7)	to the [Class D Notes] until they are paid in full.

Interest

      The priorities of interest payments are set forth under “—Payments on the Notes” above.

      The issuing entity will pay interest on each class of notes from and including the closing date to but excluding the first payment date, and after that date for each successive interest period.

      The rates for all classes are set forth on the cover page of this prospectus supplement.

Interest Periods

      Interest on the notes will accrue in the following manner, except that on the first payment date, interest payments will represent interest accrued from and including the closing date to but excluding [                  ]:

Class	From (Including)	To (Excluding)	Day Count Convention
A-1	[ ]	[ ]	[ ]
A-2	[ ]	[ ]	[ ]
A-3	[ ]	[ ]	[ ]
A-4	[ ]	[ ]	[ ]
B	[ ]	[ ]	[ ]
C	[ ]	[ ]	[ ]
D	[ ]	[ ]	[ ]

      If on any payment date the issuing entity does not have sufficient funds, after reimbursement of unrecoverable servicer advances and payment of the servicing fee, to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate for that class (to the extent lawful), added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date. Any shortfall of interest to the Class A noteholders will be allocated pro rata based on the aggregate amount of interest due to each class.

      In certain circumstances, interest on the [Class B Notes] may be subordinated to payment of principal on the [Class A Notes], payments of interest on the [Class C Notes] may be subordinated to payment of principal on the [Class A Notes] and the [Class B Notes], and payment of interest on the [Class D Notes] may be subordinated to payments of principal on the [Class A Notes, the Class B Notes and the Class C Notes]. See “Description of Notes and Indenture—Payments on the Notes” above.

[Credit Enhancements]

•	[a reserve account]

•	[subordination of certain classes of notes]

•	[overcollateralization resulting from the application of excess interest on the loan and lease contracts over the sum of (i) the interest on the notes and (ii) servicing expenses, equal to % of the principal balance of the asset pool.]

Certain Terms

      In the foregoing discussion, the following terms mean:

      Collections means the sum of:

(a)	all scheduled payments on the contracts, including Defaulted Contracts, received on or after the cut-off date except for:
•	taxes,

•	insurance premium reimbursements,

•	security deposits,

•	late charges,

•	documentation fees,

•	extension fees,

•	administrative charges, or

•	maintenance premiums,
(b)	any prepayments received on the contracts on or after the cut-off date;
(c)	the purchase amount of any contracts repurchased by the seller;
(d)	the amount paid by the servicer to purchase the contracts under its option to purchase all contracts when the aggregate principal amount of the notes is less than [ ]% of the initial Contract Pool Principal Balance;
(e)	net liquidation proceeds received in respect of any contract; and
(f)	any earnings on the investment of amounts credited to the collection account.

      However, Collections shall not include any amounts received with respect to any residual value of leased equipment.

      The foregoing Collections on deposit in the collection account on each payment date (excluding any payments on contracts not due during the related or any prior Collection Period), together with any funds deposited into the collection account from the reserve account, will constitute “Available Funds.” See “Description of Notes and Indenture—Payments on the Notes” above.

      The Collection Period for any payment date is the calendar month preceding the month in which the payment date occurs; provided, however, that with respect to the first payment date, the Collection Period is the two calendar months preceding the month in which the first payment date occurs.

      The Contract Pool Principal Balance is the aggregate of the individual discounted contract principal balances; provided, however, that on any payment date on which the contract pool principal balance is determined to be $[10] million or less, the balance amount will be deemed to equal zero.

      The Contract Principal Balance for any contract that is not a Defaulted Contract or a Liquidated Contract, is the present value of the unpaid scheduled payments due on that contract discounted at the annual percentage rate of interest or implicit rate of interest, as applicable, for such contract as set forth in the Servicer’s receivables system. Accordingly, the contract principal balance of a loan and security arrangement (or other finance arrangement) will generally be the unpaid Principal Balance due on such contract. Similarly, the “contract principal balance” of a lease will be the present value of such unpaid scheduled payments on such lease discounted at the implicit rate of interest for such lease as set forth in the servicer's receivables system. The contract principal balance of any Defaulted Contract as of the end of a given Collection Period will be deemed to be its Principal Balance plus amounts due but not yet paid on such contract as of the first day of the Collection Period during which it became a Defaulted Contract, less the Defaulted Contract Valuation Amount for such Defaulted Contract. The contract principal balance of any contract which became a Liquidated Contract during a given Collection Period or which was a contract subject to a warranty claim which the seller was obligated to (but did not) repurchase as of the end of a given Collection Period will be deemed to be zero on and after the last day of such Collection Period. Only guaranteed residual investments, if any, may be included in the discounted present value of any contract. See “Contracts—Residual Investments” in the accompanying prospectus.

      A Cumulative Loss Ratio means the ratio, expressed as a percentage, of (a) the cumulative reported net losses equal to the aggregate of the Defaulted Contract Valuation Amounts minus the sum of any subsequent cash collections on defaulted contracts, including liquidation proceeds, divided by (b) the initial Contract Pool Principal Balance.

      A Defaulted Contract as to any Collection Period is any loan or lease contract (a) as to which during the Collection Period $25 or more of a scheduled payment shall have become delinquent 180 days or more, (b) as to which the servicer has repossessed the equipment securing such loan or lease contract, or (c) as to which the servicer has determined is not fully collectable in accordance with its credit and collection policies and procedures.

      The Defaulted Contract Valuation Amount as to any Defaulted Contract shall be the sum of (a) fifty percent of the contract principal balance of such Defaulted Contract as of the first day of the Collection Period during which the contract became a Defaulted Contract, plus (b) any scheduled contract payments due from but not yet paid by the obligor in respect of such Defaulted Contract as of the first day of the Collection Period during which the contract became a Defaulted Contract plus (c) any subsequent cash collections on such contract. However, the Defaulted Contract Valuation Amount as to any Defaulted Contract shall never exceed the contract principal balance plus payments due but not yet paid as of the first day of the Collection Period during which the contract became a Defaulted Contract.

      A Liquidated Contract as to any Collection Period is any contract or Defaulted Contract (a) which the servicer has determined is uncollectible in accordance with its credit and collection policies and procedures, or (b) for which the equipment securing such contract has been disposed.

      The Principal Amount means, when used with respect to a class of notes, the initial principal balance of the class set forth on the cover page of this prospectus supplement, less the sum of all payments previously made to the class (and all amounts held on deposit for payment to that class) in respect of principal.

[Reserve Account]

      [                                     ]

Optional Purchase of Contracts and Redemption of Notes

      The servicer has the option to repurchase all of the contracts on any payment date on or following the date on which the aggregate note principal amount is less than 10% of the initial contract pool principal balance. The purchase price that the servicer would pay in connection with a purchase shall be the sum of:

•	the outstanding principal amount of the notes, together with accrued and unpaid interest on the Notes through the related interest period;

•	unreimbursed servicer advances and unpaid servicer fees;

•	unpaid trustee fees and expenses; and

•	any other amounts payable at the time from Available Funds; minus,

•	available amounts on deposit in the collection account.

      If the servicer does repurchase the contracts, the notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes redeemed plus accrued and unpaid interest on the principal amount of each class of notes to but excluding the redemption date.

      In the event that the servicer, pursuant to the pooling and servicing agreement, exercises its right to purchase the original contracts, the notes are subject to redemption in whole, but not in part, on the payment date on which such repurchase occurs, for a purchase price equal to the outstanding principal, and accrued interest on the notes (the “redemption price”). The servicer or the issuing entity shall furnish each rating agency notice of such redemption. If the notes are to be redeemed, the servicer or the issuing entity shall furnish notice of such election to the indenture trustee not later than twenty (20) days prior to the redemption date and the issuing entity shall deposit with the indenture trustee in the collection account no later than one business day prior to the redemption date the redemption price of the notes to be redeemed whereupon all such notes shall be due and payable on the redemption date upon the furnishing of a notice complying with the indenture to each holder of the notes.

      Notice of redemption shall be given by the indenture trustee by first-class mail, postage prepaid, mailed not less than five days prior to the applicable redemption date to each holder of notes, as of the close of business on the record date preceding the applicable redemption date, at such holder’s address appearing in the note register.

      All notices of redemption shall state:

(i)	the redemption date;
(ii)	the redemption date amount; and
(iii)	the place where such notes are to be surrendered for payment of the redemption date amount (which shall be the office or agency of the issuing entity).

      Notice of redemption of the notes shall be given by the indenture trustee in the name and at the expense of the issuing entity. Failure to give notice of redemption, or any defect therein, to any holder of any note shall not impair or affect the validity of the redemption of any note.

      The notes shall, following notice of redemption (if any), on the redemption date become due and payable at the redemption date amount and (unless the issuing entity shall default in the payment of the redemption date amount) no interest shall accrue on the redemption date amount for any period after the date to which accrued interest is calculated for purposes of calculating the redemption date amount.

Reports to Noteholders

      The servicer will furnish to the indenture trustee, and the indenture trustee will make available on its website at                         , a statement in respect of the related Payment Date. The statement shall set forth, among other things, all information necessary to enable the indenture trustee to make the payment required for the notes and to reconcile all deposits to and withdrawals from accounts. See “Description of the Notes and Indenture—Reports to Noteholders” in the accompanying prospectus. You will not receive reports directly from the indenture trustee. The servicer will file the reports with the Securities and Exchange Commission. However, in accordance with the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, the issuing entity expects that its obligation to file these reports will be terminated at the end of         .

Servicing

      The servicer will be responsible for:

•	managing,

•	administering,

•	servicing, and

•	making collections on the contracts.

      Compensation to the servicer will include:

(1)	a monthly servicing fee, which will be payable to the servicer from the amounts available on each Payment Date, in an amount equal to the product of one-twelfth of [ ] percent per annum multiplied by the Contract Pool Principal Balance determined as of the first day of the related collection period (except that for the first collection period the servicing fee will be the sum of (A) the product of one-twelfth of [ ] percent per annum multiplied by the contract pool principal balance as of [ ], plus (B) the product of one-twelfth of [ ] percent per annum multiplied by the contract pool principal balance as of [ ]);
(2)	any late fees, late payment interest, documentation fees, insurance administration charges, extension fees and other administrative charges, collected with respect to the contracts during the related collection period; and
(3)	any investment earnings on collections prior to their deposit in the collection account.

      The indenture trustee may terminate the servicer as servicer under some circumstances, in which event the indenture trustee would appoint a successor servicer to service the contracts. See “Description of the Pooling and Servicing Agreement—Servicing—Events of Termination” in the accompanying prospectus.

The Indenture Trustee

      [                           ], will serve as the indenture trustee. The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee. The issuing entity may also remove the indenture trustee if:

(1)	the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture,
(2)	an involuntary bankruptcy proceeding results in an order for relief or appointment of a receiver as to the indenture trustee,
(3)	the indenture trustee commences bankruptcy or similar proceedings, or
(4)	the indenture trustee becomes incapable of acting as such.

      Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

      The indenture trustee has a wide range of experience in providing trustee services for securitization transactions, including securitizations of equipment contracts and other leases and loans. [   ] has been providing trustee services for securitization transactions since             . As of         , [   ] acts as indenture trustee for transactions with over       in assets, of which $         are securitization transaction.

Representations and Warranties

      The seller will make representations and warranties with respect to the contracts as described in the accompanying prospectus under “The Contracts—Representations and Warranties Made by CIT Financial USA” and “—Substitution of Contracts.”

Amendments

      The pooling and servicing agreement and the indenture may not be amended in any manner that will materially adversely affect the noteholders without the consent of the required majority of the noteholders. See “Description of the Notes and Indenture—Modification of Indenture with Noteholder Consent” and “Description of the Pooling and Servicing Agreement—Servicing—Amendment” in the accompanying prospectus. The required majority means [   ]% of the principal amount of the [Class A Notes] until paid in full, then of the [Class B Notes] until paid in full, then of the [Class C Notes] until paid in full and then of the [Class D Notes] until paid in full.

RATINGS OF THE NOTES

      It is a condition of issuance that each of [S&P, Moody's and Fitch]:

•	rate the [Class A-1 Notes] [“ ,” “ ” and “ ,”] respectively,

•	rate the [Class A-2, Class A-3 and Class A-4 Notes] [“ ,” “ ” and “ ,”] respectively,

•	rate the [Class B Notes] at least [“ ,” “ ” and “ ,”] respectively, and

•	rate the [Class C Notes] at least [“ ,” “ ” and “ ,”] respectively.

      [It is also a condition of issuance that Standard & Poor’s Ratings Services rate the Class D Notes “            ” and that Fitch Ratings rate the Class D Notes “            .” Moody's will not assign a rating to the Class D Notes on the Closing Date.] The ratings address the likelihood of the timely receipt of interest and payment of principal on each class of notes on or before the stated maturity date for the class. The ratings will be based primarily upon Available Funds, the reserve account, the overcollateralization of the Notes and the subordination provided by the [Class D Notes] to the [Class C Notes], the subordination provided by the [Class C and Class D Notes] to the [Class B Notes] and the subordination provided by the [Class B, Class C and Class D Notes to the Class A Notes].

      The ratings should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as these ratings do not comment as to market price or suitability for a particular investor. The ratings do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

      The term “United States Person” means:

(1)	a citizen or resident of the United States,
(2)	a corporation or partnership organized in or under the laws of the United States or any State thereof (or the District of Columbia),
(3)	an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or
(4)	a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions, or an eligible trust that has elected to be treated as a United States Person.

USE OF PROCEEDS

      The issuing entity will use the proceeds from the sale of notes, after paying funds into the [the reserve account] and paying expenses, to pay the purchase price for the contracts to the depositor. The depositor will use a portion of the proceeds to pay amounts owed to another trust for the acquisition of contracts from such trust. The trust from which the issuing entity acquired some of the contracts will use the proceeds it receives to pay down a warehouse receivables securitization facility.

FEES AND EXPENSES

The fees and expenses paid or payable from Available Funds are set forth in the table below. These fees and expenses are paid on each Payment Date as described in this Prospectus Supplement.

Recipient	Fees and Expenses Payable
Servicer	The Servicing Fee.
Indenture Trustee	$[ ] per annum plus reasonable expenses.
Owner Trustee	$[ ] per annum plus reasonable expenses.
Administrator	$[ ] per annum plus reasonable expenses.

LEGAL PROCEEDINGS

      None of the:

•	depositor,

•	servicer,

•	sponsor,

•	originator, or

•	issuing entity,

are parties to any legal proceedings which could have a material adverse impact on noteholders’ interests in notes or the issuing entity's assets.

TAX MATTERS

      McDermott Will & Emery LLP will deliver an opinion confirming the accuracy of the statements regarding material federal income tax consequences as set forth in the accompanying prospectus. See “Material Federal Income Tax Consequences” in the accompanying prospectus. McDermott Will & Emery LLP will also render an opinion, assuming compliance with all of the provisions of the transaction documents and based upon assumptions set forth in its tax opinion, that for federal income tax purposes (i) the issuing entity will not be treated as an association (or a publicly traded partnership) taxable as a corporation and (ii) although there is no directly governing authority addressing the classification of securities similar to the notes, under current law, the notes will be treated as debt. Holders of the [Class      Notes] should in particular review the caption “Special Tax Rules—Short-Term Obligations” in the “Material Federal Income Tax Consequences” section of the accompanying prospectus.

      Opinions of counsel are not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not challenge the conclusions contained in the tax opinion. Potential investors are advised to review the section entitled “Material Federal Income Tax Consequence” in the prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes for federal income tax purposes.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount and market discount, if any, for federal income tax purposes is [__]% CPR, as described in this prospectus supplement under “Weighted Average Life of the Notes.” No representation is made that the notes will prepay in accordance with such assumption or in accordance with any other assumption.

ERISA CONSIDERATIONS

      Subject to the considerations discussed under “ERISA Considerations” in the accompanying prospectus, the notes are eligible for purchase by employee benefit plans. The acquisition of a note will be deemed a representation by the investor that either: (i) it is not investing the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” described in Section 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”), a pension or other employee benefit plan subject to a federal, state or local law that is substantially similar to the foregoing provisions of ERISA or Section 4975 of the Code (“Similar Law”), or an entity whose assets include the assets of a plan by reason of an investment by such plan; or (ii) the purchase and holding of the note will not cause a non-exempt prohibited transaction under ERISA or the Code, and will not cause a non-exempt violation of any Similar Law.

PLAN OF DISTRIBUTION

      Under the terms of an underwriting agreement dated as of               , the underwriters have severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

Underwriters	Initial Principal Amount of Class A-1 Notes		Initial Principal Amount of Class A-2 Notes		Initial Principal Amount of Class A-3 Notes		Initial Principal Amount of Class A-4 Notes
[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]
[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]
[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]
[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]
[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]

Underwriters	Initial Principal Amount of Class B Notes		Initial Principal Amount of Class C Notes		Initial Principal Amount of Class D Notes
[ ]	$	[ ]	$	[ ]	$	[ ]
[ ]	$	[ ]	$	[ ]	$	[ ]

      In the underwriting agreement, the underwriters have agreed to purchase all of the notes being offered, if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to certain dealers at that price, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

Class of Note	Dealer Concession Not to Exceed		Dealer Discount Not to Exceed
A-1	[ ]	%	[ ]	%
A-2	[ ]	%	[ ]	%
A-3	[ ]	%	[ ]	%
A-4	[ ]	%	[ ]	%
B	[ ]	%	[ ]	%
C	[ ]	%	[ ]	%
D	[ ]	%	[ ]	%

      After the notes are released for sale to the public, the offering prices and other selling terms may be varied by the underwriters. The underwriters may act through one or more of their affiliates when selling securities outside the United States.

      In connection with the offering of the notes, [                                 ] (the “Lead Manager”), on behalf of the underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the Lead Manager, on behalf of the underwriters, engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

      As more fully described in the underwriting agreement, the depositor and CIT Financial USA have agreed to indemnify the underwriters against certain liabilities in connection with the sale of notes, including liabilities under the Securities Act of 1933, as amended.

      The notes are new issues of securities with no established trading market. The underwriters have advised the depositor that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

      The depositor has estimated that it will spend approximately $[         ] for printing, rating agency, trustee and legal fees and other expenses related to the offering.

      The depositor may apply a portion of the net proceeds of the issuance of the Notes distributed to it to satisfy (or partially satisfy) obligations of it or any of its affiliates under any warehouse receivable securitization facilities, including any warehouse receivable securitization facilities provided by any affiliate of the underwriters.

LEGAL MATTERS

      McDermott Will & Emery LLP, New York, New York, has provided a legal opinion relating to the notes in its capacity as special counsel to the issuing entity, the depositor, the originators, the servicer and the administrator. Other legal matters for the underwriters will be passed upon by [                           ]. The indenture, the Pooling and Servicing Agreement and the notes will be governed by the laws of the State of New York. The trust agreement will be governed by the laws of the State of Delaware. Certain matters of Delaware law relating to the issuing entity will be passed upon by [                           ], as special Delaware counsel to the issuing entity.

REPORTS TO NOTEHOLDERS

      With respect to each series of notes, the servicer will furnish to the applicable indenture trustee, and the indenture trustee will include with each distribution to you, a periodic report in respect of the related payment date.

      If you purchase a note, you may receive these reports by making a written request to The Depository Trust Company. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the depositor nor the servicer intends to send any of their respective financial reports to owners of notes. The servicer may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to you as a noteholder each month via its Internet website, which is presently located at                       . The servicer, on behalf of an issuing entity, will file with the Commission legally required periodic reports on Form 10K, Form 10D or Form 8-K, as applicable, concerning the issuing entity.

      With respect to any series, the notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive notes are issued, the indenture trustee will not recognize you as a noteholder, as that term is used in the related indenture. Hence, until that time, you will receive reports and other information provided for under the related indenture only if, when and to the extent The Depository Trust Company and its participating organizations provide this information. The servicer will file a copy of each report with the Commission on Form 10K, Form 10D or Form 8-K, as applicable, to the extent the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder require it. These periodic reports will be filed with the SEC under file number 333-[•].

INDEX OF DEFINED TERMS

Available Funds	S-54
CIT Financial USA	S-6
CITEF	S-6
Class A Notes	S-49
Class B Notes	S-49
Class C Notes	S-49
Class D Notes	S-49
Code	S-61
Collection Period	S-54
Collections	S-53
Contract Pool Principal Balance	S-54
Contract Principal Balance	S-54
CPR	S-41
Cross-Collateralized Contracts	S-23
Cumulative Loss Ratio	S-54
Defaulted Contract	S-55
Defaulted Contract Valuation Amount	S-55
delinquency	S-37
Equipment Finance	S-23
ERISA	S-61
Fitch	S-12
Lead Managers	S-62
Liquidated Contract	S-55
Moody’s	S-12
non-accrual	S-37
Principal Amount	S-55
PTCE	S-49
Rating Agencies	S-12
S&P	S-12
Similar Law	S-61
Standard & Poor’s	S-12

APPENDIX A

      In accordance with Item 1105(d) of Regulation AB of the Securities Act, information provided below regarding prior securitized pools that were established before January 1, 2006, shall not be deemed to be (i) a prospectus or part of a prospectus or (ii) part of the registration statement.

      This Appendix A contains performance data as of               , 2005, on the pools of contracts included in securitizations of               . The table below includes the following information on these past securitizations:

(1)	Pool summaries (including the initial receivables balance, current receivables balance, initial note balance, current note balance, initial weighted average annual percentage rate (APR) and initial weighted average remaining term); and
(2)	Net cumulative losses as a percentage of original pool balance.

Pool Summaries

	Initial Receivables Balance	Current Receivables Balance	Initial Note Balance	Current Note Balance	Initial Wtd. Avg. APR	Initial Wtd. Avg. Remaining Term (months)
2000-[ ]	$	$	$	$
2001-[ ]	$	$	$	$
2002-[ ]	$	$	$	$
[others]	$	$	$	$

Monthly Gross Defaulted Contracts
(as a % of original pool balance)

	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]
Month 1
Month 2
Month 3
[Others]

Monthly Net Defaulted Contracts
(as a % of original pool balance)

	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]
Month 1
Month 2
Month 3
[Others]

Monthly Prepayments on Contracts
(as a % of original pool balance)

	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]
Month 1
Month 2
Month 3
[Others]

Monthly Delinquencies* on Contracts
(as a % of original pool balance)

	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]	200[ ]-[ ]
Month 1
Month 2
Month 3
[Others]

*	“Delinquencies” means scheduled payments on Contracts that are due and unpaid for over 30 days and that are not Defaulted Contracts.

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

CIT FUNDING COMPANY, LLC
Receivable-Backed Notes
(Issuable in Series)

CIT FUNDING COMPANY, LLC
Depositor

CIT FINANCIAL USA, INC.
Sponsor

      The depositor will form an owner trust that will act as an issuing entity for each series of notes. Each issuing entity will offer receivable-backed notes under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of notes. Each series may include one or more classes of notes.

      Each issuing entity will use the note sale proceeds to acquire a pool of contracts which the depositor will simultaneously transfer to the issuing entity.

      The right of each class of notes to receive payments may be senior or subordinate to the rights of one or more of the other classes of notes. The rate of payment on the notes of any class will depend on the priority of payment of the class and the rate and timing of payments of the related contracts.

      The notes of each series will be obligations of the related issuing entity only.

      Consider carefully the Risk Factors beginning on page [10] of this prospectus and the other Risk Factors included in the accompanying prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      This prospectus may be used to offer and sell a series of notes only if accompanied by the prospectus supplement relating to the notes. In the event that anything contained in this prospectus is inconsistent with the related prospectus supplement, the terms of the related prospectus supplement shall control.

The date of this Prospectus is [                ], 20[    ]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      The depositor tells you about the notes in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series of notes; and

•	the prospectus supplement related to the particular terms of your series of notes.

      The prospectus and the prospectus supplement, together, provide a description of the material terms of your notes. You should rely on the information in the prospectus supplement to the extent it provides a more specific description of your notes.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement. See “Where You Can Find More Information” in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus and the accompanying prospectus supplement may only be used where it is legal to sell the notes.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in each of the prospectus and accompanying prospectus supplement provide the pages on which these captions are located.

Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the notes. These types of transactions may include bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes, the purchase of notes to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled “Plan of Distribution” in your prospectus supplement.

PROSPECTUS SUMMARY

      The following is only a summary of the terms of the notes. It does not contain all information that may be important to you. You should read this entire prospectus and any accompanying prospectus supplement. In addition, you may wish to read the documents governing the sale of the contracts, the formation of the issuing entity and the issuance of notes. Those documents have been filed as exhibits to the registration statement of which this prospectus is a part.

      There are material risks associated with an investment in the notes. See “Risk Factors” beginning on page [12] and the “Risk Factors” included in the accompanying prospectus supplement for your notes for a discussion of factors you should consider before investing in notes.

Issuing Entity	For each series of notes, the depositor will form the issuing entity as an owner trust and prepare a prospectus supplement. Each issuing entity will own a pool of contracts and other assets. The depositor will identify the issuing entity and owner trustee in your prospectus supplement.
Depositor	CIT Funding Company LLC, a Delaware limited liability company.
Sponsor	CIT Financial USA, Inc. (“CIT Financial USA”), unless otherwise specified in your prospectus supplement.
Servicer	CIT Financial USA or The CIT Group/Equipment Financing, Inc., a Delaware corporation (“CITEF”), or any other servicer specified in your prospectus supplement.
Indenture Trustee	For your series of notes, the depositor will identify the indenture trustee in your prospectus supplement.
The Notes	Each issuing entity will issue one or more classes of notes.
Terms of the Notes	See “Description of the Notes and Indenture” in this prospectus and your prospectus supplement.
• Payment Dates	Each issuing entity will pay interest and principal on notes on the dates specified in the prospectus supplement.
• Interest	The prospectus supplement will state the interest rates for the notes described in such prospectus supplement.
• Principal	The principal payments to be made by the issuing entity on notes will be as described in the prospectus supplement for such notes.
• Subordination	A class of notes may not be entitled to receive payments of principal and interest until after the issuing entity pays one or more other classes of notes. This makes it more likely that senior notes will be paid all interest and principal due on them, and less likely that subordinate notes will be paid all interest and principal due on them.
• Ratings	An issuing entity will not offer a series of notes pursuant to this prospectus unless one or more nationally recognized rating agencies have assigned investment grade ratings to the notes. For a more complete description of note ratings, see “Ratings of the Notes” in this prospectus and in your prospectus supplement.

• Residual Payment Notes	An issuing entity might issue one or more classes of notes entitled to some or all of the remaining payments of principal and interest on the related contracts after the issuing entity has made all other payments it is required to make.
• Strip Notes	An issuing entity might issue one or more classes of notes providing for distributions of interest which are disproportionately large or small in comparison to the principal distributions, including:
	•	distributions of interest with no or only a nominal distribution of principal; or
	•	distribution of principal with no or only a nominal distribution of interest.
Trust Assets	Each issuing entity will make payments on notes it issues, primarily from funds from the following assets:
	•	equipment lease contracts,
	•	installment payment contracts,
	•	promissory notes,
	•	conditional sale agreements,
	•	financing agreements,
	•	loan and security agreements,
	•	deposits in bank accounts, and
	•	rights under financial guarantee insurance policies, if any.
The Contracts	Your prospectus supplement provides the particular terms of your series of notes and information about:
	•	the initial principal balance of the contracts transferred to the issuing entity issuing the notes;
	•	the number of contracts;
	•	the average contract principal balance;
	•	the various types of contracts;
	•	the geographical distribution of the contracts;
	•	the remaining term of the contracts; and
	•	the weighted average remaining term of the contracts.
All of the contracts will be commercial contracts. Most of the contracts are end-user contracts. End-user contracts relate to the financing by end-users of equipment or software and related support and consulting services. The obligors on the end-user contracts are the actual end-users. The other contracts are limited recourse loans to equipment manufacturers, dealers or distributors or to computer software distributors, all of which are secured by one or more end-user contracts.
The “contract principal balance” of any contract is (i) in the case of any loan contract, the aggregate unpaid principal balance of that contract, and (ii) in the case of any lease contract, the present value of the unpaid scheduled payments on that contract, discounted at a discount rate that will be stated in your prospectus supplement. This prospectus and the prospectus supplement refer to the aggregate of the contract principal balances of the contracts comprising any contract pool as the “contract pool principal balance.”

Seller and Originators	CIT Financial USA will be the seller of the contracts to the depositor for deposit into the issuing entity. The seller may originate or acquire contracts and may also acquire contracts originated or acquired by other affiliates or by third parties. Prior to the offering of a series of notes, the seller may have sold contracts to the depositor for deposit into an issuing entity used in connection with temporary financing arrangements. The depositor may acquire some or all of these contracts for deposit into the issuing entity in connection with the offering and sale of a particular series of notes. See “CIT Financial USA, Inc.” and “The Originators” in this prospectus.
Contract Prepayments	Some contracts may:
	•	not permit the obligor to prepay or terminate the contract prior to its expiration date,
	•	allow for a prepayment or early termination upon payment of at least the contract principal balance,
	•	allow for a prepayment or early termination without the payment of the contract principal balance, or
	•	permit the obligor to prepay the contract at any time by paying the unpaid principal plus accrued interest.
Liquidated Contracts	Your prospectus supplement will describe how liquidation proceeds from a defaulted contract will be allocated.
Purchase of Contracts After the Closing Date	To the extent provided in the related prospectus supplement, an issuing entity may purchase additional contracts during a specified period after the closing date which may include a funding period, which can be up to one year (a “Funding Period”), or such other period as specified in the related prospectus supplement, through the use of amounts deposited on the closing date in a prefunding account, which will not exceed one-half of the proceeds of the offering. If amounts in the prefunding account are not used to purchase additional contracts during the Funding Period, one or more classes of notes may be prepaid as further described in the prospectus supplement. In such an event, the holders of notes that are prepaid due to additional contracts not being purchased may be entitled to a prepayment premium if so specified in the prospectus supplement. Amounts deposited in the pre-funding account will not be available to cover contract losses.

The prospectus supplement will specify the amount of the deposit to the pre-funding account.
To the extent provided in the related prospectus supplement, the depositor may be required to sell, and the issuing entity may be required to purchase, contracts with an aggregate principal balance approximately equal to the amount on deposit in the pre-funding account. These requirements will be subject to:
• the availability of additional contracts; and
• any conditions provided in the related pooling and servicing agreement.
Additional Receivables, Revolving Period, Etc.	To the extent specified in the related prospectus supplement, an issuing entity may purchase, under certain circumstances, additional receivables from the seller during a revolving period. The “revolving period” for an issuing entity will be the period beginning on the related cut-off date and ending on the earlier of:
• the commencement of an “early amortization period” (as specified in the related prospectus supplement); and
• the date specified as the “scheduled revolving period termination date” in the related prospectus supplement.
For receivables that do not arise under revolving accounts, the “revolving period” will not extend for more than three years.
See the related prospectus supplement for a discussion of certain events that might lead to the early termination of the revolving period and, in certain limited circumstances, the recommencement of the revolving period.
Unless otherwise provided in the related prospectus supplement, no payments of principal will be made on the notes and no amounts will be set aside for such purpose prior to the wind down period or the early amortization period (in each case, as more fully described in the related prospectus supplement). Unless an early amortization period has commenced, the “wind down period” with respect to the issuing entity will begin on the day following the related scheduled revolving period termination date and will continue until the earlier of:
• the commencement of an early amortization period; and
• the date on which all related securities have been paid in full with respect to the issuing entity.
During the wind down period, certain amounts, to the extent specified in the related prospectus supplement, will be set aside for payments of principal on the notes, which will be made to the extent described in the related prospectus supplement.

To the extent specified in the related prospectus supplement with respect to an issuing entity, an early amortization period will begin upon the occurrence of an “early amortization event” (as described in the related prospectus supplement) and will end on the earliest of:
• the payment in full of the outstanding principal balance of the notes;
• the termination of the relevant issuing entity: and
• the recommencement, if any, of the revolving period.
With respect to an issuing entity, when an early amortization period begins, the revolving period and any then occurring wind down period will terminate and certain amounts (to the extent described in the related prospectus supplement) will thereafter be paid to the holders of the related securities. If an early amortization period commences during the wind down period, amounts, if any, on deposit in the note distribution account will be paid to the related holders to the extent, and at the times, described in the related prospectus supplement.
Capitalized Interest Account	To the extent provided in the related prospectus supplement, a portion of the proceeds from the sale of the notes may be deposited in a capitalized interest account to fund interest payments on the notes during a Funding Period. Amounts deposited in the capitalized interest account will not be available to cover contract losses.
The prospectus supplement will specify the amount of the deposit in the capitalized interest account and the amount of interest, or formula for determining the amount of interest, payable on the notes on each payment date.
If the funds in the capitalized interest account are not completely used by the end of the Funding Period, they will be deposited in the collection account to be used for distributions on the notes on the next distribution date.
Mandatory Purchase or Replacement of Contracts	CIT Financial USA will make representations regarding all the contracts sold to the depositor for transfer into the issuing entity, whether or not it is the direct seller of the contracts to the depositor. In the event of an uncured material breach of any of these representations, CIT Financial USA must purchase or replace such contract.
See “The Contracts—Representations and Warranties Made by CIT Financial USA” in this prospectus and “Weighted Average Life of the Notes” in your prospectus supplement.
Leased Equipment	The prospectus supplement will specify if the depositor will transfer to any issuing entity the depositor’s interest in equipment covered by lease contracts. The prospectus supplement will also state if amounts representing payment of the residual value of leased equipment are available to pay principal or interest on notes, and/or if a vendor or third party obligor has guaranteed (or insurance coverage has been provided with respect to) the residual value of leased equipment. The aggregate residual value of leased equipment not covered by a residual value guarantee or insurance that is transferred to any issuing entity will be limited to an amount less than 20% of the initial contract pool principal balance.

Credit Enhancement	The depositor may arrange for credit enhancement for some notes. Credit enhancement may include:
	•	a cash collateral account;
	•	a financial guaranty insurance policy;
	•	subordination of one or more other classes of notes to one or more other classes of notes;
	•	a reserve account;
	•	overcollateralization;
	•	letters of credit or liquidity facilities;
	•	repurchase obligations;
	•	third party payments or other support;
	•	cash deposits; or
	•	other arrangements which may become suitable in light of credit enhancement practices or developments in the future.
Your prospectus supplement will describe any credit enhancement applicable to your notes.
Priority of Payments	The indenture trustee for your notes will apply contract payments as described in the prospectus supplement for your notes.
Optional Purchase of Contracts	Once the principal balance of a note series is less than the percentage of the initial contract pool principal balance specified in the prospectus supplement, the servicer may repurchase all the contracts held by the issuing entity. That would result in a redemption of the outstanding notes. See “Description of the Notes and Indenture—Optional Purchase of Contracts and Redemption of Notes” in this prospectus and in your prospectus supplement.
Substitution	CIT Financial USA and the depositor may substitute into the issuing entity one or more similar contracts for prepaid contracts or contracts in default. They may not make substitutions for defaulted contracts if all substitutions together would exceed 10% of the initial contract pool principal balance. They are not required to replace any contract. See “The Contracts—Substitution of Contracts” in this prospectus.
U.S. Taxation	The depositor will receive an opinion from McDermott Will & Emery LLP with respect to each series of notes to the effect that the relevant issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation and, although there is no governing authority addressing the classification of securities similar to the notes, under current laws, the notes will be treated as debt for federal income tax purposes. By purchasing a note, you agree to treat your note as debt for federal, state and local income tax purposes.

The depositor suggests that you consult your own tax advisor about the federal income tax consequences of purchasing, owning and disposing of notes, and the tax consequences in any state or other taxing jurisdiction. See “Material Federal Income Tax Consequences” in this prospectus.
ERISA Considerations	Subject to the considerations described under “ERISA Considerations” in this prospectus, the notes may be purchased on behalf of employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, as well as individual retirement accounts and other plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended.
Registration, Clearance and Settlement of Notes	Each of the notes will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. You may purchase the notes only in book-entry form on the records of The Depository Trust Company and participating members. The issuing entity will issue the notes in definitive form only under the limited circumstances described in this prospectus under “Description of the Notes and Indenture—Issuance of Certificated Notes at a Later Date” in this prospectus.

RISK FACTORS

      You should carefully consider the following risk factors and additional risk factors listed in your prospectus supplement before you invest in the notes.

The Absence of an Existing Market for the Notes May Limit Your Ability to Resell the Notes

      There is currently no public market for the notes and we cannot assure you that one will develop. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes but they are not obligated to do so. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. Even if a secondary market does develop, it may not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

Contract Prepayment, Ineligibility or Default May Cause Earlier Repayments of the Notes than You Expect and You May Not Be Able To Find Investments with the Same Yield as the Notes at the Time of the Repayment

      If your notes are prepaid, you may not be able to reinvest the principal repaid to you earlier than expected at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.

      A higher than anticipated level of prepayments or liquidation of contracts that become defaulted may cause an issuing entity to pay principal on the notes sooner than you expected. Also, an issuing entity may pay principal sooner than you expected if CIT Financial USA repurchases ineligible contracts. Similarly, upon the occurrence of an event of default under the indenture, you may receive principal of the notes sooner than you expected. For more information about the implications of an event of default under the indenture, see “Description of the Notes and Indenture—Events of Default; Rights Upon Event of Default.”

      The rate of early terminations or repurchases of contracts due to prepayments, ineligibility, or defaults is influenced by a variety of economic, social and other factors including:

•	technological change;

•	changes in customer requirements;

•	the level of interest rates;

•	the level of casualty losses;

•	the overall economic environment; and

•	global geo-political environment.

      A material percentage of contracts do not permit prepayment or early termination. Nevertheless, we have historically permitted lessees to terminate leases early either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium or both. Under the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract, in whole or in part, at any time if the payment, alone, or (in the case of a partial prepayment) together with the contract’s remaining contract principal balance (after giving effect to such prepayment), is equal to the entire contract principal balance of the contract. The principal balance of a contract is (i) in the case of any loan contract, the aggregate unpaid principal balance of that contract, and (ii) in the case of any lease contract, the present value of the future scheduled payments under the contract, discounted at a discount rate that will be specified in the prospectus supplement for your notes.

      We cannot assure you that prepayments on the contracts held by the issuing entity will conform to any historical experience. We cannot predict the actual rate of prepayments which will be experienced on the contracts. However, your prospectus supplement will present information as to the principal balances of the notes remaining at various times under several hypothetical prepayment rates. See “Weighted Average Life of the Notes” in your prospectus supplement.

The Price at Which You Can Resell Your Notes May Decrease if the Ratings of Your
Notes Change

      At the initial issuance of the notes, at least one nationally recognized rating agency will rate the notes in the categories specified in the prospectus supplement. A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered notes address likelihood of the payment of principal and interest on the notes in accordance with their terms. At any time, the rating agencies may lower their respective ratings of the notes or withdraw their ratings entirely. In the event that a rating assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes or to resell them without a substantial discount. For more detailed information regarding the ratings assigned to any class of the notes, see “Ratings of the Notes” in this prospectus and the prospectus supplement.

The Rights of the Holders of a Class of Notes to Receive Payments of Interest and Principal may be Subordinated to One or More Other Classes of Notes

      Holders of subordinated classes of notes will bear more credit risk than more senior classes. Subordination may take the following forms:

•	interest payments on any date on which interest is due will first be allocated to the more senior classes;

•	principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

•	subordinated classes bear the first risk of losses; and

•	if the trustee had to sell receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

      Your prospectus supplement will describe any subordination provisions applicable to your notes.

The Subordination of Some Classes of Notes is Only a Limited Form of Credit Enhancement and Does Not Ensure Payment of the More Senior Classes

      An issuing entity will pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of notes.

      The more senior classes of notes could lose the credit enhancement provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of notes.

Limited Assets are Available for Payment of the Notes; Noteholders Will Have No Recourse to the Originators, Depositor, Servicer or their Affiliates in the Event Delinquencies and Losses Reduce the Issuing Entity’s Assets

      Each issuing entity will be a limited purpose trust with limited assets. Moreover, you have no recourse to the general credit of the servicer, depositor, sellers, originators or their affiliates unless they provide credit enhancements that are described in the prospectus supplement. Therefore, you must rely solely upon the contracts and any credit enhancement described in your prospectus supplement for payment of principal and interest on the notes.

      An increase in delinquent or defaulted payments on contracts could result in your being paid less than you expect on the notes or in delays in payment.

      If a contract is a vendor loan, you must rely solely upon the end-user contracts securing the vendor loan for payments in respect of that contract. Most vendor loans are non-recourse to the vendors. In non-recourse loans you are limited to recovering amounts due solely from the end-user contracts and related security.

Even if an Issuing Entity Repossesses and Sells the Equipment Relating to a Contract After an Obligor Defaults, Shortfalls in Amounts Available To Pay the Notes May Occur if the Market Value of the Equipment Has Declined

      If a contract held by the issuing entity becomes a defaulted contract, the only sources of payment for amounts owed on that contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract. Since the market value of the equipment may decline faster than the discounted contract balance, the issuing entity may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. The prospectus supplement for your notes may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than the depositor anticipates.

Not Having Possession of Contract Files May Hinder an Issuing Entity’s Ability to Realize the Value of Equipment Securing the Contracts

      To facilitate servicing and reduce administrative costs, the servicer or a sub-servicer (or their respective agents) will retain possession of the documents evidencing the contracts held by the issuing entity. As a result, a subsequent purchaser of contracts could take physical possession of the documents without knowledge of their assignment. That subsequent purchaser could then have an interest in the contracts senior to the issuing entity’s interest. In the event that the issuing entity must rely upon repossession and sale of the equipment securing defaulted contracts to recover amounts due on the defaulted contracts, the issuing entity’s ability to realize upon the equipment would be limited by the existence of the third party’s senior interest in those contracts. In this event, there may be a delay or reduction in distributions to you.

      Similarly, with respect to contracts securing vendor loans, the vendor will retain the original documents associated with some contracts. The applicable originator will file Uniform Commercial Code financing statements reflecting the pledge of those contracts to the applicable originator as security for the vendor loans. However, the related documents will remain in the vendor’s possession. If a subsequent purchaser were able to take physical possession of the related documents without knowledge of the pledge to the originator, the issuing entity’s security interest in those contracts would be subject to the third party’s senior interest in those contracts. In this event, there may be a delay or reduction in distributions to you.

Failure to Take all Steps Necessary to Perfect Security Interests in Equipment, to Record Assignment of Security Interests to the Issuing Entity or to Record Security Interests in Titled Equipment May Hinder the Issuing Entity’s Ability to Realize the Value of Equipment Securing the Contracts

      The depositor will receive security interests in financed equipment securing contracts from the seller, which will obtain security interests in financed equipment from the other originators or through its own origination activities. The depositor will assign the security interests to the issuing entity. However, in some instances, the originators may not file financing statements for equipment relating to a single obligor in a single jurisdiction when the value of the equipment is less than certain specified amounts, as more described in the following paragraph or in the prospectus supplement relating to your notes. As a result, the originator will not acquire, and the depositor and issuing entity will not have, a perfected security interest in such equipment. As a result, creditors of the end-user may acquire superior interests in such equipment.

      For example, as originators, none of

•	The CIT Group/Equipment Financing, Inc.

•	CIT Technology Financing Services, Inc.;

•	CIT Communications Finance Corporation;

•	CIT Technologies Corporation; or

•	CIT Financial USA

files financing statements against an obligor in the appropriate filing jurisdiction unless the fair market value of the equipment relating to a loan contract is at least $25,000 (or such other amount as it may in the future determine). However, if the contract is a lease with a fair market value purchase option, then the threshold fair market value of the equipment is at least $50,000.

      Additionally, regardless of equipment value, the depositor’s practice is to require the originators to annotate their records to note the depositor’s security interest but not to require the filing of assignments of financing statements for the equipment to reflect the depositor’s, the issuing entity’s or the indenture trustee’s interests. Because of this, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract. The issuing entity would then not have a security interest in the equipment.

      Also, any transfer to the depositor of an originator’s security interest in motor vehicles securing the contracts is subject to state vehicle registration laws. The depositor’s transfer of a security interest in motor vehicles to the issuing entity is also subject to these registration laws. These registration laws require that the secured party’s name appear on the certificate of title or similar registration of title to a motor vehicle in order for the secured party’s security interest to be perfected. The applicable originator will be identified on the certificates or similar registrations of title. However, the certificates of title or similar registrations of title will not identify the depositor or issuing entity as secured party. In addition, some equipment related to the contracts may constitute fixtures under the real estate or Uniform Commercial Code provisions of the state in which the equipment is located. The relevant originator will not file assignments of fixture filings in favor of the depositor or issuing entities. Therefore, a third party could acquire an interest in the motor vehicles or real estate fixtures superior to that of the issuing entity.

Repurchase Obligation of the Seller Provides You Only Limited Protection Against Prior Liens on the Contracts or Equipment

      Federal or state law may grant liens on contracts or equipment that have priority over the issuing entity’s interest. If the creditor associated with any prior lien exercises its remedies it is unlikely that sufficient cash proceeds from the contract and related equipment will be available to pay the contract balance to the issuing entity. In that event, there may be a delay or reduction in distributions to you. An example of a lien arising under federal or state law is a tax lien on property of the originator or the depositor arising prior to the time a contract is conveyed to the issuing entity. The tax lien has priority over the interest of the issuing entity in the contracts.

      In most cases where vendors have assigned contracts to originators, the vendors have warranted to the originators that there are no prior liens on the contracts. Additionally, where vendors have assigned contracts to originators, the vendors have agreed not to grant any lien on any contracts transferred to the originators. In all cases, the seller will warrant to the depositor and the issuing entity that there are no prior liens on the contracts. The seller also will warrant to the depositor and the issuing entity that it will not grant any lien on the contracts. In the event that those warranties are not true as to any contract, the seller is required under the pooling and servicing agreement to repurchase the contract. There can be no assurance that the seller will be able to repurchase a contract at the time when it is asked to do so.

If a Bankruptcy Court Rules that the Transfer of Contracts from a Vendor to an Originator was not a True Sale, then Payments on the Contracts may be Reduced or Delayed

      Vendors sell contracts to the originators, which contracts will be transferred directly or indirectly to the depositor and then the issuing entity. If a bankruptcy court decides that the acquisition of a contract by an originator is not a sale of the contract from the vendor to the originator, the contract would be part of the vendor’s bankruptcy estate. Accordingly, the contract would be available to the vendor’s creditors. In that case, it is unlikely the issuing entity will receive all of the scheduled payments on the contracts, and there may be a delay or reduction in distributions to you. In order to treat the transfer of contracts to the issuing entity as not being a true sale, the bankruptcy court would recharacterize the transfer as a pledge of the contracts to secure borrowings by the vendor. Additionally, if the transfer of contracts to an originator from a vendor is recharacterized as a pledge, then a prior tax or government lien on the property of the pledging vendor may have priority over the issuing entity’s interest in the contracts.

If a Bankruptcy Court Determines that the Transfer of Contracts from Originators to the Seller, from the Seller to the Depositor or from the Depositor to the Issuing Entity was not a True Sale, then Payments on the Contracts Could be Reduced or Delayed

      If an originator, the seller or the depositor became a debtor in a bankruptcy case, creditors of that party, or that party acting as a debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party’s estate. In that case, the distribution of contract payments to the issuing entity might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to the noteholders for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of the creditors or the debtor-in-possession, the result may be reductions in payments under the contracts to the issuing entity. In either case, you may experience delays or reduction in distributions to you. In addition, a bankruptcy trustee or debtor-in-possession would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator, the seller or the depositor, as the case may be. The bankruptcy trustee or debtor-in-possession could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originator, the seller or the depositor were to file for reorganization under Chapter 11 of the Bankruptcy Code. Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts. In addition, in agreements conveying the contracts, the originators, the seller and the depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts.

Insolvency of the Vendors Could Delay or Reduce Payments to You

      In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing the vendor loan as well as the vendor’s obligation to make payments could also become subject to the insolvency proceedings. In that event, payments to the issuing entity in respect of those vendor contracts may be reduced or delayed. Payments to you may be reduced if collections from the remaining unaffected contracts are insufficient to cover losses to the issuing entity. In those cases in which transfers of end-user contracts by a vendor to an originator provide that the originator has recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts, the vendor’s bankruptcy, may similarly result in reductions or payment delays in amounts due from the vendor.

Some Vendor Programs May Terminate Prior to Repayment of Notes

      Certain affiliates of CIT Group Inc. (“CIT”) currently are, and in the future certain of CIT’s affiliates may become, parties to joint ventures or other vendor programs and/or relationships with suppliers of consumer and business equipment pursuant to which CIT’s affiliates will have the right to purchase finance receivables which may then be sold to an issuing entity. Any of these joint ventures and vendor programs may terminate while an issuing entity owns finance receivables originated by that joint venture or vendor program. If the joint venture or vendor program that originated receivables owned by the issuing entity that is the issuer of your notes terminates prior to the repayment in full of your notes, the effect could be a reduction of or delay in payments that you expect to receive on the notes.

End-User Bankruptcy May Reduce or Delay Collections on the Contracts and Disposition of Equipment Relating to These or Other Defaulting End-Users May be Delayed or May not Result in Complete Recovery of Amounts Due

      Bankruptcy and insolvency laws could affect your interests in contracts with end-user obligors who become subject to bankruptcy proceedings. Those laws could result in contracts of a bankrupt end-user being written off as uncollectible or result in delay in payments due on the contracts. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover losses to the issuing entity. Foreclosure sales of equipment and obtaining deficiency judgments following foreclosure sales may not yield sufficient proceeds to pay off the balance owed on a contract. If you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, those amounts may be insufficient. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator’s or issuing entity’s security interest in the equipment securing the contract. The depreciation, obsolescence, damage, or loss of any item of equipment will also affect whether you receive the full amount due on a contract.

Change in Servicer May Result in Late Payments on Securities

      If CIT Financial USA (or other servicer designated in the prospectus supplement) were to cease acting as servicer, the processing of payments on the contracts and information relating to collections could be delayed. These processing delays may result in late payments on the securities.

Transfers of Assets and Exiting of Lines of Business May Affect the Servicer and Portfolio

      CIT continues to evaluate each of its business lines for profitability and strategic purposes. Certain business lines have been and may continue to be transferred among CIT’s business segments. CIT may choose to exit non-strategic or non-profitable business lines. The transfer of business lines within CIT or the exiting by CIT from a line of business may adversely affect portfolio servicing and performance.

Commingling of Collections Could Result in Reduced Payments to You

      The pooling and servicing agreement may permit the servicer to deposit collections on the contracts into the collection account once each month. The servicer may commingle and use the collected cash for its benefit prior to the date on which the collections are required to be deposited in a collection account, as described under “Description of the Pooling and Servicing Agreement—Collections on Contracts.” If the servicer becomes insolvent or subject to receivership, an issuing entity may not have a perfected ownership or security interest in these collections and you may suffer losses on your investment as a result. If the servicer is otherwise unable to deposit the funds in the collection account, you could incur a loss from such failure.

Bankruptcy of Depositor or the Issuing Entity May Cause Delays in or Reduce Collections Under the Contracts

      If an issuing entity or the depositor becomes insolvent under any federal bankruptcy or similar state laws, the right of an indenture trustee to foreclose upon and sell the assets of an issuing entity is likely to be significantly impaired by applicable bankruptcy laws. This would be the case before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an issuing entity. Under the bankruptcy laws, payments on debts are not made, and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the bankruptcy laws may permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, if the secured creditor is provided adequate protection. The meaning of the term adequate protection may vary according to the circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of its use by the debtor during the pendency of the bankruptcy case. Because there is no precise definition of the term adequate protection and because the bankruptcy court has broad discretionary powers, it is impossible to predict if or how you would be compensated for any diminution in value of the issuing entity’s assets.

The Seller’s Obligation to Repurchase Contracts Could be Impaired by Bankruptcy

      CIT Financial USA will make representations and warranties regarding all of the contracts, the equipment and other matters. See “The Contracts—Representations and Warranties Made by CIT Financial USA.” If any representation or warranty with regard to a specific contract is breached, is not cured within a specified period of time, and the value of the contract is materially and adversely affected by the breach, CIT Financial USA must purchase the contract from the applicable issuing entity at a price equal to the amount required to pay off the contract. If CIT Financial USA becomes bankrupt or insolvent, each indenture trustee’s right to compel a purchase would both be impaired and have to be satisfied out of any available assets of the seller’s bankruptcy estate. In that case, you may suffer a loss on your investment in a note as a result.

Contracts Relating to Software Or Related Support and Consulting Services are not Secured by the Software or Related Services

      Some of the contracts held by the issuing entity will relate to software that is not owned by an originator. In addition, some of the contracts held by the issuing entity may contain provisions for related support and consulting services. In these instances, the vendor or a licensor traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts. Thus, the issuing entity will not have an interest in the software or related support and consulting services. The issuing entity will own solely the associated contracts’ cash flow. Accordingly, if any of these contracts becomes a defaulted contract, the issuing entity will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, the issuing entity must look solely to the obligor to collect amounts due on the contract. Additionally, as a result of such related support and consulting services, an obligor may choose not to make a payment on a contract if the obligor is unsatisfied with such related support and consulting services. There can be no assurance that the obligor will be able to pay in full amounts due under the contract.

Limitations on Enforceability of Security Interests in the Equipment May Hinder the Issuing Entity’s Ability to Realize the Value of Equipment Securing the Contracts

      State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit the issuing entity’s ability to obtain or dispose of collateral in a timely fashion. This could reduce or delay the availability of funds to pay the notes. Under these state law limitations:

•	if the obligor becomes bankrupt or insolvent, the issuing entity may need the permission of a bankruptcy court to obtain and sell its collateral;

•	some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession; and

•	the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus the secured party’s expenses for repossessing, holding and preparing the collateral for disposition.

Bankruptcy Court Rejection of “True Leases” May Reduce Funds Available to Pay Notes

      A bankruptcy trustee or debtor-in-possession under federal bankruptcy or similar state laws has the right to assume or reject any executory contract or unexpired lease which is considered to be a “true lease” under applicable law. A “true lease” is a contract under which the applicable originator or vendor holds a residual interest in equipment of more than a nominal amount. Some contracts will be true leases and thus subject to rejection by the lessor under federal bankruptcy or similar state laws. For this reason, the originator, as debtor-in-possession or the originator’s bankruptcy trustee may reject the leases of which that originator is the lessor. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses. In addition, any contract which is a true lease that a vendor originated and transferred to an originator in a transaction whereby the vendor continues to be the lessor, will be subject to rejection by the vendor, as debtor in possession, or by the vendor’s bankruptcy trustee. An example of this transaction is a transfer by a vendor to an originator of a security interest in the lease contract or a transfer by a vendor to an originator of an interest in the right to payments only under the lease contract. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses.

If the Seller Does Not Originate or Acquire a Sufficient Number of Contracts During the Funding Period Meeting the Criteria for Sale to the Depositor, Amounts Remaining in the Prefunding Account Will be Distributed to Noteholders as Payments of Principal

      If the related prospectus supplement for your notes provides that the issuing entity may purchase contracts from the depositor after the closing date from proceeds deposited in a prefunding account, then if the seller does not originate or purchase enough contracts to sell to the depositor satisfying the eligibility criteria for contracts as described in the related prospectus supplement during the Funding Period, then the depositor will not have enough contracts to sell to the related issuing entity before the Funding Period ends. This may result in prepayments of principal to noteholders.

      Unless otherwise specified in the related prospectus supplement, to the extent that amounts on deposit in the Prefunding Account have not been fully applied to the purchase of contracts by the related issuing entity by the end of the Funding Period, noteholders will receive a prepayment of principal in an amount equal to the amount remaining in the Prefunding Account at such time, which prepayment will be made on the first distribution date following the end of the Funding Period or, if the Funding Period ends on a distribution date, on that distribution date. It is anticipated that the principal amount of contracts purchased by the issuing entity will not be exactly equal to the amount on deposit in the Prefunding Account and that therefore there will be at least a nominal amount of principal prepaid to the noteholders at the end of any Funding Period. Any reinvestment risk resulting from a partial retirement of the notes will be borne by the noteholders.

Electronically Signed Documents or Documents Deemed Accepted Without Signatures May Give Rise to Risks that are not Found in Customary Hard Copy Signatures

      Some of the lease documentation relating to the contracts may enable an obligor to sign documents electronically, such as through an online process in an electronic transaction. This process and the related lease documentation may give rise to challenges by borrowers based on laws relating to issues that are currently untested in courts. Similarly, some of the lease ancillary documentation relating to the contracts provides for documentation for leases of additional equipment through the delivery of a written form delivered to an obligor. In such case, the obligor does not execute this written form. Rather, the obligor is deemed to have accepted the lease of additional equipment and the terms of the related written form, if the obligor does not object in writing within a specified period of time. This process and the related lease documentation may also give rise to challenges by such obligors. These risks may adversely affect the collectibility or enforceability of the contracts which, as a result, would reduce amounts available for payment to holders of the notes, such that you may suffer a loss.

The Weighted Average Life of the Notes will also be Influenced by the Ability of the Issuing Entity to Reinvest Collections on the Receivables during any Revolving Period

      If provided for in the prospectus supplement relating to your notes, the weighted average life of the notes will also be influenced by the ability of the issuing entity to reinvest collections on the receivables during any revolving period. The ability of the issuing entity to reinvest those proceeds will be influenced by the availability of suitable receivables for the issuing entity to purchase and the rate at which the principal balances of the receivables are paid.

Book-Entry Registration May Limit Your Ability To Resell Your Notes

      If the related prospectus supplement specifies that holders of notes issued by an issuing entity will hold their notes through a clearing agency or one of its participating organizations, the notes will be registered in the name of a nominee of the clearing agency and physical certificates will not be issued to individual noteholders. These noteholders will not be recognized directly by the trustee of the issuing entity or the indenture trustee and must exercise all of their rights and receive any payments through the clearing agency or the participating organization, unless physical certificates are issued. Physical certificates will only be issued in the limited circumstances described in the prospectus section titled “Description of the Notes and Indenture—Book-Entry Registration.” The clearing agency in the U.S. is expected to be DTC and in Europe either Clearstream, Luxembourg or Euroclear.

The Addition and Substitution of Contracts May Adversely Affect Cashflow and May Decrease the Yield on the Notes

      If a significant number of contracts are added or replaced, this could affect the rate at which funds are distributed on the notes and decrease the yield to noteholders. The transaction documents will permit CIT Financial USA under certain circumstances, to substitute or add qualifying contracts. The addition or substitution of contracts may include contracts that have different payment due dates, installment amounts and maturity dates than the existing or substituted contracts.

      CIT Financial USA may only add or substitute leases that meet qualifying characteristics and conditions. The ability of CIT Financial USA to acquire such contracts depends upon its ability to originate enough contracts that meet the specified eligibility criteria. This may be affected by a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and public perception of economic conditions generally. The addition or substitution of contracts could increase the geographic, equipment or other concentrations of the related contract pool. Consequently, any adverse economic or social factors that particularly affect a particular geographic area, certain types of equipment or other concentrations of contracts in the related contract pool may adversely affect the performance of the contract pool, which, in turn, could affect the rating of the notes or reduce amounts available for payment to holders of the notes.

Technological Obsolescence of Equipment May Reduce Value of Collateral

      If technological advances cause leased equipment to become obsolete, the value of the equipment will decrease. This will reduce the amount of monies recoverable should the equipment be sold following a contract default and you may not recover the full amount of your notes.

THE DEPOSITOR

      The depositor is CIT Funding Company, LLC, a limited liability company organized under the laws of the State of Delaware. CIT Financial USA owns all of the depositor’s membership interests. On or before the closing date for a series of notes the depositor will arrange for CIT Financial USA to transfer contracts and interests of the originators in the related equipment to the depositor in exchange for cash proceeds. The transfer of a contract and related equipment to the depositor will be from either or both of:

•	CIT Financial USA; or

•	The CIT Equipment Trust—VFC Series, a trust the depositor established to finance contracts and related equipment interests through a warehouse receivable securitization facility.

      In each case CIT Financial USA will have obtained contracts and equipment interests from the originators or shall itself have been the originator or shall have acquired contracts from third parties not affiliated with CIT Financial USA.

      The depositor will pay to CIT Financial USA, as seller, or the receivables securitization facility trust noted above, as the case may be, the net proceeds received from the sale of the notes of each series.

      CIT Funding Company, LLC, the depositor, was formed solely for the transactions described in this prospectus and other similar transactions and has been acting as a depositor in such transactions for more than four years. Under the depositor’s formation documents and the pooling and servicing agreement executed in connection with each issuing entity, the depositor is permitted to engage only in the following activities:

•	acquiring contracts, interests in pools of contracts and interests of originators in equipment and other real or personal property;

•	transferring and conveying the contracts and security interests in the related equipment to and other similar trusts;

•	issuing and selling (through owner trusts) notes, certificates or other securities secured by or representing interests in pools of contracts and other property;

•	executing and performing obligations under the relevant trust agreements, sale and contribution agreements, and pooling and servicing agreements covering the transfer and servicing of a pool of contracts;

•	holding or transferring securities issued by each issuing entity;

•	investing proceeds from the sale of securities representing interests in pools of contracts;

•	engaging in other transactions, including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental or connected to the foregoing; and

•	other transactions of the type described in this prospectus.

      The depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of any issuing entity and the issuance of the related series of securities issued by such issuing entity. The depositor is not responsible for payment of any principal, interest or any other amount in respect of any series of notes. The depositor’s duties under the pooling and servicing agreement will be limited generally to transferring its rights in the contracts and other assets to the issuing entity.

THE ISSUING ENTITIES

      The depositor will form each issuing entity as an owner trust under a trust agreement between the depositor and the owner trustee, as described in your prospectus supplement. Each issuing entity may issue one or more classes of securities, representing debt of or beneficial ownership interests in the issuing entity. The trust will not offer the beneficial ownership interests under this prospectus.

      The assets of each issuing entity, as further specified in your prospectus supplement, will consist of:

      (1) a pool primarily of the following types of contracts:

•	equipment lease contracts,

•	conditional sale/financing agreements,

•	installment payment agreements,

•	promissory notes, and

•	loan and security agreements;

(2)	amounts on deposit in, and any eligible investments allocated to, accounts established under the related indenture and the pooling and servicing agreement;
(3)	the depositor’s rights under the related purchase and sale agreement or other instrument by which it acquired contracts, if any; and
(4)	the depositor’s rights with respect to any cash collateral account or other form of credit enhancement for the notes.

      The issuing entity will have the right to:

•	all funds payable under the contracts after the cut-off date, the date on which the issuing entity’s right to contract payments commences. This includes all scheduled but unpaid amounts due under the contracts prior to the cut-off date. This does not include contract payments in respect of taxes, insurance premiums, security deposits, late charges, administrative fees or charges;

•	prepayments, except for any portion allocated to the depositor in respect of equipment leases;

•	liquidation proceeds received with respect to defaulted contracts, except for any portion allocable to the depositor under an equipment lease;

•	earnings from the investment of funds in the collection account and note distribution account maintained by the servicer; and

•	security interests in the equipment related to the contracts, but excluding ownership rights.

      No issuing entity will engage in any business activity other than:

•	issuing notes of, and ownership interests in, the issuing entity;

•	purchasing contracts and related assets;

•	holding and dealing with the assets of the issuing entity;

•	making payments on the notes and other securities it issued;

•	entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, indenture, contracts, and related documents; and

•	matters incidental to the above.

      The assets of an issuing entity will be separate from the assets of all other issuing entities the depositor creates. Accordingly, subject to any discussion of cross-collateralization of contracts of different issuing entities contained in the prospectus supplement for your notes, the assets of one issuing entity will not be available to make payments on the securities issued by any other issuing entity.

      The issuing entity has been established as a limited purpose owner trust to minimize the risk of bankruptcy, although a bankruptcy filing by the issuing entity is possible. Moreover, each transaction will be structured to minimize the risk that, in the event of a bankruptcy of any of the sponsor, depositor or servicer, the assets of the issuing entity will be insulated from being consolidated into the bankruptcy estate of such entity.

      The depositor will specify the owner trustee of the issuing entity for notes being offered in your prospectus supplement. The owner trustee’s liability in connection with the sale of notes will be limited to the express obligations of the owner trustee in the related trust agreement. An owner trustee may resign at any time, in which event the depositor or its designee must appoint a successor owner trustee. The depositor or its designee may also remove an owner trustee if the owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.

THE SERVICER

      The servicer may designate one or more of the originators to act as a subservicer for any particular series of notes and, as subservicer, to perform all or most of the servicing responsibilities described in this prospectus under “Description of the Pooling and Servicing Agreement.” All references in this prospectus and any related prospectus supplement to the “servicer” in a servicing capacity shall include the servicer acting through any subservicer or any agent.

      The servicer will service the contracts on behalf of the issuing entity in accordance with the pooling and servicing agreement and in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable receivables that it services for itself or others. See “The Contracts” in this prospectus.

      The servicer will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices.

      Under the pooling and servicing agreement, the servicer will have full power and authority to do any and all things in connection with such servicing and administration which it deems necessary or desirable. The servicer will manage, service, administer, and make collections on the contracts in the contract pool. The servicer’s duties will include collection and posting of all payments, responding to inquiries of obligors regarding the contracts in the contract pool, investigating delinquencies, accounting for collections, furnishing reports with respect to collections and payments, making servicer advances where it determines to do so, and using its best efforts to maintain the perfected first priority interest (subject to certain permitted liens) of the issuing entity in the assets held by the issuing entity. The servicer will have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. See “Description of the Pooling and Servicing Agreement” in this prospectus.

CIT FINANCIAL USA, INC.

      CIT Financial USA, a Delaware corporation, was incorporated on January 8, 1992, and is an indirect wholly owned subsidiary of CIT. CIT Financial USA will be the sponsor and, with respect to certain series of notes, may be designated as the servicer under the relevant prospectus supplement. CIT Financial USA has been structuring, sponsoring and servicing securitization transactions for more than four years. Its principal executive offices are located at 1 CIT Drive, Livingston, New Jersey 07039 and its telephone number is (973) 740-5000.

      CIT Financial USA originates and acquires

•	conditional sales/financing agreements;

•	equipment lease contracts;

•	promissory notes;

•	installment payment agreements; and

•	loan and security agreements.

      These contracts finance equipment of the following types:

•	transportation;

•	construction;

•	information technology (including software);

•	communications;

•	commercial; and

•	industrial and resources equipment.

      CIT Financial USA typically structures its vendor financing arrangements as

•	direct originations with customers and end-users of a vendor’s products, either with or without recourse, or

•	assignments of contracts, either with or without recourse, by a vendor or other third party to CIT Financial USA.

      CIT Financial USA may sell to the depositor contracts which it will have originated or acquired from other originators. CIT Financial USA may sell its contracts to the depositor under a purchase and sale agreement containing seller representations and warranties as to the contracts sold to the depositor by CIT Financial USA and its affiliates. Prior to the offering of your series of notes, CIT Financial USA may have sold contracts to the depositor for deposit into an issuing entity used in connection with a warehouse receivables securitization facility. The depositor may reacquire some or all of these contracts for deposit into the issuing entity in connection with the offering and sale of a particular series of notes or such trust may sell the contracts directly to the issuing entity.

      CIT Financial USA has been sponsoring securitization transactions for more than four years. CIT Financial USA has sponsored                securitizations during the past five years, with underlying assets exceeding $      as of               . No securitizations organized by CIT Financial USA have defaulted or experienced an early amortization triggering event. As sponsor, CIT Financial USA will participate in the structuring of the transactions described in each prospectus supplement and will be involved with negotiations with the transaction parties regarding the transaction terms. CIT Financial USA will have primary responsibility to retain a servicer, if it is not acting as servicer, and other service providers to the transactions.

      CIT Financial USA has a wide range of experience in servicing securitization transactions, including securitizations of equipment contracts and other leases and loans. CIT Financial USA has been servicing securitization transactions for more than four years. CIT Financial USA services over                in assets, of which $      are securitization transactions. No securitizations serviced by CIT Financial USA have defaulted or experienced an early amortization triggering event.

THE CIT GROUP/EQUIPMENT FINANCE, INC.

      The CIT Group/Equipment Financing, Inc. (“CITEF”), a Delaware corporation, was incorporated on      , and is an indirect wholly-owned subsidiary of CIT Group Inc. (“CIT”). With respect to certain series of notes, CITEF may be designated as the servicer under the relevant prospectus supplement. CITEF has been servicing securitization transactions since [2001]. Its principal executive offices are located at 1540 West Fountainhead Parkway, Tempe, Arizona 85282 and its telephone number is               .

      CITEF is managed by CIT’s business segment composed of the Construction Division and Diversified Industries Division (“CD/DID”) and also by other affiliated CIT business segments. Financing and leasing assets owned by CD/DID totaled $      billion at September 30, 2005, and comprised approximately  % of CIT’s total financing and leasing assets. On a managed asset basis, CD/DID managed an aggregate amount of $      billion of assets or approximately    % of CIT’s total managed assets. The contracts included in the contract pool were (or, in the case of substituted contracts, will have been) originated or acquired by, and are serviced by, CD/DID through CITEF. References to the servicer in the accompanying prospectus include CITEF in its capacity as servicer of the contracts in the contract pool.

      Equipment Finance is a diversified, middle-market secured equipment lender with a strong market presence throughout North America. Equipment Finance provides customized financial solutions for its customers, which include manufacturers, dealers, distributors, intermediaries, and end-users of equipment. Equipment Finance’s financing and leasing assets include a diverse mix of customers, industries, equipment types and geographic areas. Primary products in Equipment Finance include loans, leases, wholesale and retail financing packages, operating leases, sale leaseback arrangements, portfolio acquisitions, revolving lines of credit and in-house syndication capabilities. A core competency for Equipment Finance is assisting customers with the total life-

cycle management of their capital assets including acquisition, maintenance, refinancing and eventual liquidation of their equipment. Equipment Finance originates its products through direct relationships with manufacturers, dealers, distributors and intermediaries and through an extensive network of direct sales representatives and business partners located throughout the United States and Canada. Competitive advantage is built through an experienced staff that is both familiar with local market factors and knowledgeable about the industries they serve.

      CITEF has a wide range of experience in servicing securitization transactions, including securitizations of equipment contracts and other leases and loans. CITEF has been sponsoring securitization transactions since               . As of               , CITEF services over                in assets, of which $      are securitization transaction. No securitizations serviced by CITEF have defaulted or experienced an early amortization triggering event.

CIT GROUP INC.

      CIT, a Delaware corporation incorporated on               , is a global commercial and consumer finance company with $      billion of managed assets and $      billion of stockholders’ equity at September 30, 2005. CIT’s principal executive offices are located at 1211 Avenue of the Americas, New York, NY 10036 and its telephone number is (212) 536-1211. CIT commenced operations in 1908. CIT has developed a broad array of “franchise” businesses that focus on specific industries, asset types and markets, with portfolios diversified by client, industry and geography.

      CIT is organized into six business segments as follows:

•	Specialty Finance—Commercial,

•	Specialty Finance—Consumer,

•	Commercial Services,

•	Corporate Finance, and

•	Capital Finance.

      Certain segments conduct their operations through strategic business units that market their products and services to satisfy the financing needs of specific customers, industries, vendors/manufacturers, and markets.

      CIT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”).

      CIT will have no liabilities or obligations with respect to any of the notes.

THE ORIGINATORS

      The contracts in the contract pool will generally be originated or acquired by originators within the Specialty Finance business segment or originators within the CD/DID business segment. In some instances, contracts in the contract pool may be originated by third party originators and then sold to third party originators which, if material, will be more fully described in the prospectus supplement relating to your notes.

      Specialty Finance—Commercial

      The Specialty Finance—Commercial (“SF”) segment’s financing and leasing assets include small ticket commercial financing and leasing assets, vendor programs, and loans guaranteed by the U.S. Small Business Administration. Owned financing and leasing assets of SF totaled $      billion at September 30, 2005, representing approximately    % of CIT’s total financing and leasing assets. On a managed asset basis, SF assets totaled $      billion, representing approximately    % of CIT’s total managed assets. SF operates globally through operations in North America, Europe, Latin America, Asia and Australia, and serves many industries including a wide range of manufacturers. Additionally, SF customers range from small businesses and consumers to large-sized companies.

      SF forms relationships with industry-leading equipment vendors, including manufacturers, dealers and distributors, to deliver customized asset-based financing solutions. SF offers credit financing to the manufacturer’s customers for the purchase or lease of the manufacturer’s products, while also offering enhanced sales tools to manufacturers and vendors, such as asset management services, efficient lease and loan processing, and real-time credit determination. By working in partnership with its vendors, SF is integrated with the vendor’s business planning process and product offering systems. SF has significant vendor programs in information technology and telecommunications equipment.

      These vendor alliances are also characterized by the use of joint ventures, profit sharing and other transaction structures. In the case of joint ventures, through a contractual arrangement, SF and the vendor combine activities into one business model in a distinct legal entity. Generally, these arrangements are accounted for on an equity basis, with profits and losses distributed according to the joint venture agreement. SF also utilizes strategic alliances, whereby the assets are funded on Specialty Finance’s balance sheet, while profits and losses are shared with the vendor. SF’s strategy is to align its interests with those of its vendor partners. These types of strategic alliances are a key source of business for SF.

      Corporate Finance

      Corporate Finance encompasses five divisions operating under the names of (i) Communications, Media & Entertainment, (ii) Healthcare, (iii) Energy & Infrastructure, (iv) Construction and (v) Diversified Industries. Owned financing and leasing assets of the Corporate Finance totaled $        billion at September 30, 2005, and comprised approximately  % of CIT's total financing and leasing assets. On a managed asset basis, Corporate Finance totaled $        billion or approximately    % of CIT's total managed assets.

      Corporate Finance is a diversified, middle-market secured equipment lender with a strong market presence throughout the United States. Corporate Finance provides customized financial solutions for its customers, which include manufacturers, dealers, distributors, intermediaries, and end-users of equipment. Corporate Finance’s financing and leasing assets include a diverse mix of customers, industries, equipment types and geographic areas.

      Primary products in Corporate Finance include loans, leases, wholesale and retail financing packages, operating leases, sale-leaseback arrangements, portfolio acquisitions, revolving lines of credit and in-house syndication capabilities. A core competency for Corporate Finance is assisting customers with the total life-cycle management of their capital assets including acquisition, maintenance, refinancing and the eventual liquidation of their equipment. Corporate Finance originates its products through direct relationships with manufacturers, dealers, distributors and intermediaries and through an extensive network of direct sales representatives and business partners located throughout the United States. Competitive advantage is built through an experienced staff that is both familiar with local market factors and knowledgeable about the industries they serve. Operating efficiencies are realized through Corporate Finance's servicing center located in Tempe, Arizona. This office centrally service and collect all loans and leases originated throughout the United States.

The Companies which may be Originators

      The information in this section describes several companies which, in addition to CIT Financial USA, may be the originators of a particular pool of contracts and sellers of contracts to the depositor. Your prospectus supplement may provide information on other originators. Unless the prospectus supplement relating to your notes provides different information about certain sellers or originators, each of the seller and originators will be an indirect wholly owned subsidiary of CIT.

      CIT Technology Financing Services, Inc.

      CIT Technology Financing Services, Inc., a                corporation incorporated on               , provides leasing and financing programs for certain targeted manufacturers and distributors as well as leasing and financing to existing customers.

      CIT Technology Financing Services, Inc. is headquartered in Livingston, New Jersey. The CIT Technology Financing Services, Inc. portfolio, which includes both contracts owned by CIT Technology Financing Services, Inc. and contracts serviced on behalf of others, is primarily comprised of leases of and loans on the following equipment types:

•	computer;

•	machine tool manufacturing;

•	copier and telefaxes;

•	medical/dental;

•	printing; and

•	automobile test/repair.

      CIT Technology Financing Services, Inc., has originated such assets for over                years. Over the past                years, CIT Technology Financing Services, Inc., has originated over $               of such assets.

      CIT Communications Finance Corporation

      CIT Communications Finance Corporation, a                corporation incorporated on               , supports the sales of Avaya Inc. and other vendors of equipment by providing leasing and financing options to customers who have selected equipment manufactured or supplied by these vendors. Avaya manufactures and distributes telecommunications and related equipment. The CIT Communications Finance Corporation portfolio of contracts is primarily comprised of both leases of and loans on telecommunications and related equipment.

      CIT Communications Finance Corporation has originated such assets for over                years. Over the past                years, CIT Communications Finance Corporation has originated over $               of such assets.

      CIT Technologies Corporation

      CIT Technologies Corporation, a                corporation incorporated on               , provides leasing, financing and remarketing of computer equipment, electronics, manufacturing and other capital equipment. CIT Technologies Corporation was established in 1987 and is headquartered in Livingston, New Jersey.

      CIT Technologies Corporation has originated such assets for over                years. Over the past                years, CIT Technologies Corporation has originated over $               of such assets.

      The CIT Group/Equipment Financing, Inc.

      The CIT Group/Equipment Financing, Inc. offers secured equipment financing and leasing and focuses on the broad distribution of its products through manufacturers, dealers/distributors, intermediaries and direct calling efforts in North America. The CIT Group/Equipment Financing, Inc. is a wholly-owned subsidiary of CIT with headquarters in Tempe, Arizona.

      CITEF has originated such assets for over                years. Over the past                years, CITEF has originated over $               of such assets.

Underwriting and Servicing

      Credit Management Philosophy

      In response to CIT’s growing businesses, a Corporate Credit Risk Management Group, which reports to CIT’s Chief Credit Officer, was formed in the fourth quarter of 1999 to oversee and manage credit risk throughout CIT. This group’s structure includes senior credit executive alignment with each of the business segments, as well as corporate-wide asset recovery and workout responsibilities. This group may review transactions that are outside of established target market definitions, and risk acceptance criteria, or transactions that exceed the strategic business units’ credit authority. In addition, an Executive Credit Committee (“ECC”), which includes CIT’s Chairman and Chief Executive Officer, the Chief Lending Officer, the Chief Credit Officer, and other senior members of the Corporate Credit Risk Management Group, approves credits that are beyond the authority of the business units. The Corporate Credit Risk Management Group also includes an independent credit audit function.

      Each of CIT’s business segments has developed and implemented a formal credit management process in accordance with uniform guidelines established by the Corporate Credit Risk Management Group. CIT strives to manage risks in connection with its business, including credit risk, operational risk, execution risk, country risk and residual value risk associated with acquiring, holding and servicing contracts. The management of these risks is critical to the success of CIT. Each unit within CIT has in place policies, controls, systems and procedures intended to manage and limit these risks, promote early problem recognition and corrective action, and facilitate consistent portfolio performance measurements. CIT’s Corporate Credit Risk Management Group periodically reviews these policies, controls, systems and procedures.

      SF and CD/DID seek to minimize credit risk through diversification of the portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. SF’s and EF’s financing activities cover a wide range of equipment types, including general equipment, telecommunications equipment, office equipment, information technology computer equipment, construction equipment, software and transportation equipment, and a large number of end-users located throughout North America and, to a lesser extent, abroad.

      Credit Approval

      Each unit within SF and CD/DID has a senior credit officer who is responsible for overseeing the quality, integrity and performance of the unit’s credit underwriting and portfolio quality. Before any transaction can be committed to, it must first qualify for credit approval under one of CIT’s proprietary credit scoring models, or by a duly authorized credit officer in accordance with clearly defined authorities, policies and procedures. Each unit’s senior credit officer has the responsibility of establishing credit policies appropriate for the unit’s business and periodically reviewing its credit personnel’s exercise of credit authority for adherence to the established credit policies. These credit policies must be consistent with CIT’s overall credit policies and are approved by the Corporate Credit Risk Management Group.

      Credit authorities are set in order to enable individual credit officers to handle approximately 85-90% of the transactions flowing to them. This approach results in higher credit authorities reviewing approximately 10-15% of the transactions while ensuring oversight by more senior credit officials of an individual’s judgment, credit skills, and compliance with credit policy. CD/DID’s Chief Credit Officer is empowered to establish credit authorities for qualified members of its credit staff for up to $1,000,000. Approval of CD/DID credit authorities in excess of $1,000,000 requires the approval of the ECC. The Chief Credit Officer of each individual unit of SF is empowered to establish credit authorities for qualified members of its credit staff for up to $500,000. Approval of new SF credit authorities from $500,000 to $1,000,000 requires the approval of SF’s Chief Credit Officer. Approval of new SF credit authorities in excess of $1,000,000 also requires the approval of three members of the ECC, including CIT’s Chief Credit Officer. Each unit has a set credit authority limit. These limits vary by unit based upon the size of the transactions encountered, the general risk profile, the unit’s perceived skills and experience, and other factors.

      Approval by one or more senior credit officers at SF’s headquarters is required for transactions in excess of the individual unit’s credit authority. Approval by CD/DID’s Chief Credit Officer is required for transactions in excess of the individual unit’s credit authority. All investment decisions involving amounts in excess of $5,000,000 must be reported to the ECC bi-weekly. The ECC must approve amounts or exposure in excess of $35,000,000 for SF and $20,000,000 for CD/DID.

      The credit authority granted to approve transactions may not be delegated.

      CIT utilizes the “one obligor concept” in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must be sufficient to approve the customer’s total credit exposure. Credit exposure is tracked in an automated fashion aggregating all CIT affiliated originators’ exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals are valid for up to 180 days for SF and 90 days for CD/DID.

      Underwriting—General

      CIT’s underwriting standards are intended to evaluate a prospective customer’s credit standing and repayment ability. Credit decisions are made based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all SF transactions under $50,000 for CIT Financial USA, and under $125,000 for CIT Communications Finance Corporation and CIT Technology Financing Services, Inc., proprietary credit scoring systems are utilized to make credit decisions; provided that existing exposures, combined with the request for credit, do not exceed the foregoing levels. In a credit scoring system, a computer makes the initial credit decision after consideration of many variables from the credit application data and credit bureau information based on a statistical model of such originator’s prior loss experience. Proprietary credit scoring systems utilized by SF are designed to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality.

      With respect to credit decisions for those transactions that are not based on credit scoring, each unit’s credit officers conduct various credit investigations, including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet and other credit bureaus. In the case of larger-sized transactions, each unit’s credit officers will typically obtain and analyze financial statements from the potential customer. Analysis will be conducted to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Asset quality is carefully reviewed and compared to the information obtained from reference checking and credit reports. Cash flow is checked for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis typically involves a review of the potential customer’s leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios and comparing the company to other companies its size in similar businesses. In this connection, various reference sources may be utilized, such as Robert Morris Associates Annual Statement Studies. Additionally, information may be obtained from rating agencies, securities firms, Bloomberg and numerous other sources. The credit officer then prepares a written analysis summarizing the amount and terms of the credit request and setting forth the credit officer’s recommendation including detailed supporting rationale. Alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, are also considered in the event the customer fails to honor its payment obligations. However, SF and CD/DID do not impose rigid loan-to-value ratios in their underwriting processes, nor is a maximum loan-to-value ratio imposed for the types of contracts included in the contract pool securing the notes offered by this prospectus.

      The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, additional advance payments or other credit enhancements, and it may also dictate the necessary documentation. An authorized credit officer must re-approve any subsequent material modification of approval terms or required documentation. SF credit personnel are required to rate the creditworthiness of customer accounts over $75,000 whereas CD/DID credit personnel are required to rate the creditworthiness of customer accounts over $100,000. In connection with the creditworthiness review, SF credit personnel and CD/DID credit personnel are required to take into account other factors affecting the credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.

      Underwriting—Advanced Credit Scoring Systems

      In 1992, AT&T Capital Corporation, which CIT acquired when it acquired Newcourt Credit Group Inc. (“Newcourt”) in 1999, commissioned the Bell Laboratories Operations Research Department to design decision support systems and associated strategies for credit risk management throughout the customer’s financing life cycle. In 1998, Newcourt hired five of the individuals who worked on this project and they now constitute CIT’s Management Science Department.

      The life cycle approach, while commonplace in the consumer credit field, is not as common in commercial finance. This process developed and implemented three sets of decision support systems, covering each stage of the small ticket leasing life cycle:

•	front-end credit decisions,

•	credit line management, and

•	delinquent account collections.

      See “—Collections” below. Each system includes

•	a suite of statistically derived risk prediction models,

•	a sequential decision strategy which determines the model to be used in each instance, and

•	a risk-based strategy which determines the optimal decision based upon the model results.

      The current front-end credit decision systems follow a series of steps including:

•	the selection and electronic retrieval of credit bureau information,

•	the quantification of credit risk, and

•	the decision to accept, reject or manually review the credit applicant.

      The proprietary credit scoring systems are monitored using various reporting mechanisms and have been upgraded over time to incorporate the value of more recent data and to take advantage of improved statistical techniques. Overrides of credit scoring decisions are authorized by credit officers, but are discouraged unless additional information is uncovered which materially strengthens the transaction or if sufficient credit enhancements can be obtained to mitigate the risk. Operating units track overrides each month.

      In addition to proprietary credit scoring models developed by CIT’s Management Science Department, CIT also utilizes credit models developed by companies such as Fair Isaac. Fair Isaac is a major credit scoring company and has a long history of building consumer, small business and related credit scoring models. The performance of these models is overseen by CIT’s Management Science Department.

      Under credit scoring, empirical data is used to develop specific parameters within a designated group to predict future delinquency and loss rates. By setting approval cut-offs at levels associated with predetermined default rates, the unit is able to control its risk acceptance within prescribed parameters.

      Underwriting—Vendor Programs

      In initially establishing a program agreement or other form of financing arrangement with a vendor, SF and CD/DID complete a formal underwriting review of the vendor to ensure that the vendor can perform the financial and other obligations contained in any vendor agreement. This review typically encompasses a financial review, a product review (including an analysis of market acceptance of the vendor’s products) and a general operational and managerial review of the vendor. Vendors must generally be well established in their field and must market industry accepted equipment or other products. The vendor must have sufficient financial resources to support their representations and warranties that are made in connection with the proposed financing relationship. SF and CD/DID continually monitor these program agreements and perform regular reviews of a vendor’s financial condition for a vendor that generates a substantial amount of contracts involving direct or contingent vendor risk. Vendor reviews are also determined based on portfolio performance.

      Documentation

      Contract documentation may include:

•	a credit application or credit package including relevant information,

•	a signed lease/installment sale or financing agreement,

•	a vendor invoice,

•	proof of insurance, where relevant,

•	delivery and acceptance acknowledgments, and

•	financing statements.

      Filing of financing statements typically is required in the appropriate filing jurisdiction if the cost of the equipment is at least $25,000 or, in the alternative, at least $50,000 if the equipment relates to a lease with a fair market value purchase option.

      Billing

      Billing is generally handled by third parties who prepare and mail monthly invoices. However, some units prepare and mail invoices for their own portfolios. All customers are assigned a billing cycle, and invoices are generated automatically and mailed out before the due date with the exception of end-users whose payment obligations are evidenced by payment coupon books or whose payments are automatically debited from their accounts. From time to time to facilitate customer needs, manual invoices are provided. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions. Cash is applied by these financial institutions according to specified cash application hierarchies prescribed by CIT.

      Portfolio Monitoring

      Portfolio quality is monitored regularly to assess the overall condition of the portfolio and identify the major exposures and trends within the portfolio. Delinquency is tracked and calculated monthly for each business unit, including segmentation by classification of days past due. Credit losses are monitored each month and compared with credit losses for previous months and the corresponding month in a number of prior years.

      For unit exposures over $1,000,000, each unit endeavors to conduct annual reviews of customer financial condition and risk rating. Such reviews are typically conducted on exposures over $500,000 (dollar thresholds may vary by unit) in the event of certain higher risk ratings or are conducted more frequently if covenants requiring more frequent reviews are in place. For certain transactions with companies that hold an investment grade rating by a recognized rating agency, the threshold for annual reviews for SF is $2,000,000 or greater (depending on the CIT risk grade). All other transactions are monitored via the normal collection process, meaning that they would receive individual attention only if they became delinquent or for some other reason came to the attention of the company’s credit and collections personnel. For example, a material adverse change in the financial condition of the obligor in the transaction would trigger an individual review.

      In addition to providing an initial credit review, ongoing credit review procedures exist to identify at an early stage those customers that may be experiencing financial difficulty. Credit personnel monitor these customers once they are identified and periodically make recommendations to the senior credit officer of the unit as to

•	what remedial actions should be taken,

•	what portion, if any, of total credit exposures should be written off, or

•	whether a specific allocation should be made to the loss reserves.

      Collections

      Each unit within SF and CD/DID is responsible for the collection and management of their own portfolio. The methods that are used in collections vary somewhat by unit and are based largely upon the number of accounts and their average balances. For large portfolios of smaller dollar balances, collection management systems have been developed and deployed including outbound call management systems. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems (also referred to as behavioral scoring). Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls (which are automatically rescheduled). Mid to larger ticket portfolios typically utilize queuing systems to aid and manage collections, but will work with attorneys on “work-out” accounts.

      Outside collection agencies and attorneys are frequently used to supplement collection activity for SF accounts. Typically an account is placed with an outside collection agency or attorney when it is 180 days or more past due. However, accounts past due less than 180 days may be placed with a collection agency or attorney depending upon the circumstances of its delinquency. Equipment may be repossessed at any time after the contractual default but repossession typically is not made until the account is at least 90 days past due. CD/DID does not typically utilize outside collection agencies.

      Non-Accrual and Write-Off Policy

      SF and CD/DID maintain non-accrual and write-off policies. The policies require that accounts which are 90 days past due, or less given appropriate evidence of impairment (such as the obligor’s bankruptcy), be placed on non-accrual, and be written down to their underlying collateral value no later than at 180 days past due.

THE CONTRACTS

      With respect to any series of notes, this prospectus and any prospectus supplement refer to the aggregate of the contracts in an issuing entity, as of any particular date, as the contract pool. This prospectus and any prospectus supplement refer to the contract pool, as of the cut-off date or any other date specified in the prospectus supplement for your notes, as the cut-off date contract pool or initial contract pool. If specific information about the contract pool is not known at the time your series of notes is initially offered, general information will be provided in the related prospectus supplement and specific information will be provided in a report on a Current Report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of your notes. Changes in the characteristics of the contracts between the cut-off date and the closing date will generally not affect more than 5% of the cut-off date contract pool principal balance. This prospectus and any prospectus supplement refer to equipment, software and services collectively as financed items.

Description of the Contracts

      All of the contracts in each issuing entity will be commercial, rather than consumer, leases or loans. The following description of the contracts describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.

End-User Contracts

      Each issuing entity will include contracts to which the end-user of the equipment is a party. The depositor lists the types of contracts under “The Issuing Entities” above.

      There are no limits on the number of contracts in a particular contract pool that may consist of any of those types. Each contract is required, however, to be an “eligible contract,” as of the date the depositor transfers the contracts to the respective issuing entities. An eligible contract is a contract as to which the representations and warranties listed below under “—Representations and Warranties Made by CIT Financial USA” are true as of the transfer date.

Conditional Sale Agreements

      Each originator will offer financing for equipment under conditional sale agreements assigned to the applicable originator by the vendor of the equipment. Each originator will generally use its standard preprinted form to document the conditional sale agreements in a contract pool. In some instances, the originator will use a vendor’s standard, pre-printed form. The conditional sale agreement sets forth the description of each financed item and the schedule of installment payments. Typically, loans under conditional sale agreements are fixed rate and are for a term of one to seven years. Payments under conditional sale agreements typically are due monthly. Conditional sale agreements typically:

•	provide for a grant by the end-user of the equipment of a security interest in the equipment, which security interest is assigned by the vendor to the originator;

•	may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

•	require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;

•	restrict the modification or disposal of the equipment without the vendor’s, or its assignee’s, consent;

•	include a disclaimer of warranties;

•	include the end-user’s indemnity against liabilities arising from the use, possession or ownership of the equipment;

•	include the end-user’s absolute and unconditional obligation to pay the installment payments on the loan; and

•	include specific events of default and remedies for default.

      A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement may be modified at its inception at the end-user’s request. The originator’s legal department must approve modifications before the originator will agree to accept an assignment of the conditional sale agreements from a vendor unless the vendor has indemnified the originator against any losses or damages it may suffer as a result of modifications.

Leases

      The originators, either directly or by assignment from vendors or other third parties, will offer financing of equipment, software and/or services under leases. Leases may consist of individual lease agreements relating to a single, separate transaction and financed item. Alternatively, the individual leases may be governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment, software and services being leased or financed and the schedule of related rental payments, are typically contained in a supplement or schedule to the master lease agreement, which is signed by the end-user as lessee, and either the vendor or the originator, as lessor. The supplement or schedule to the master lease agreement incorporates the master lease agreement by reference, and is treated by the originator as a separate lease. The originator or the vendor originates each lease in the ordinary course of business. Vendors who originate leases assign them to the originator. An originator also may purchase leases on a portfolio basis.

      The initial terms of the leases in the contract pool typically range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. The periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

      A contract pool will include “net leases” under which the end-user assumes responsibility for:

•	the financed items, including operation, maintenance, repair,

•	insurance or self-insurance,

•	return of the equipment at the expiration or termination of the lease, and

•	the payment of all sales, use and property taxes relating to the financed items during the lease term.

      The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the financed items. In most cases, the end-user also authorized the lessor to perform the end-user’s obligations under the lease at the end-user’s expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases often contain “hell or high water” clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If an originator is the lessor, the lease will contain no express or implied warranties with respect to the financed items other than a warranty of quiet enjoyment. If a vendor is the lessor, the lease or a related agreement may contain representations and warranties with respect to the financed items in addition to a warranty of quiet enjoyment. However, the end-user typically agrees not to assert any warranty claims against any assignee, including the originator, of the vendor by way of setoff, counterclaim or otherwise, and further agrees that it may only bring that type of claim against the vendor. Leases of equipment often require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against these risks, if approved in advance by the originator or vendor, as applicable.

      The leases will include both “true leases” and leases creating a security interest as described in Section 1-201(37) of the Uniform Commercial Code. Under a “true lease”, the lessor bears the risk of ownership, except for the risk of loss of the equipment, which is passed to the end-user under the leases. The lessor also takes any tax benefits associated with the ownership of depreciable property under applicable law. No title is conferred upon the lessee. The lessee under a “true lease” has the right to the temporary use of property for a term shorter than the economic life of the property in exchange for payments at scheduled intervals during the lease term. Additionally, the lessor retains a significant “residual” economic interest in the leased property. End of lease options for “true leases” include purchase or renewal at fair market value.

      Under leases creating a security interest, the lessor in effect finances the purchase of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for these leases depend on the terms of the related individual lease agreement or master lease agreement supplement or schedule, but often these terms provide for the purchase of the equipment at a prestated price, which may be nominal. The inclusion of true leases in a contract pool should have no federal income tax impact on holders of notes since the notes are treated as debt for federal income tax purposes. However, the inclusion of true leases may result in the imposition of state and local taxes that would reduce cash available for payment on the notes.

      A lease will either prohibit the end-user from altering or modifying the equipment or permit the end-user to alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under some master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor. Under some leases, the lessee may relocate the equipment upon giving the lessor prompt written notice of the relocation. The right to grant or deny consent or to receive written notice will be exercised by the servicer under the authority delegated to it in the related pooling and servicing agreement. Some leases will permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

      While the terms and conditions of the leases will not usually permit cancellation by the end-user, the lessor and the end-user may modify or terminate some leases before the end of the lease term. The originator, or a vendor, with the consent of the originator, may permit the modifications to a lease term or early lease terminations. The modifications typically arise in connection with additional financing opportunities from the same end-user.

      End-users may also negotiate with the originator, at the originator’s discretion, an early termination arrangement allowing the end-user to purchase the equipment during the term of a lease. The early-termination purchase price is often equal to or in excess of the present value of the remaining rental payments under the lease plus the anticipated market value of the related equipment as of the end of the lease term. The originator may permit early termination of a lease in connection with the acquisition of new technology requiring replacement of the equipment. In these cases, the end-user returns the related equipment to the vendor or originator and pays an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee to the originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally the lessor and the end-user may modify a lease in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to the equipment, the originator may re-price and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In some cases, subject to conditions described under “Description of the Pooling and Servicing Agreement—Servicing,” base lease extensions may remain in a contract pool. The depositor expects that the servicer will continue to permit these modifications and terminations with respect to leases included in a contract pool under the authority delegated to it in the related pooling and servicing agreement. The servicer’s ability to modify leases is limited by the conditions and covenants of the servicer described under “Description of the Pooling and Servicing Agreement—Servicing.”

      The originator may modify the standard terms and conditions of the lease agreement at the inception of a lease at the request of the end-user. The originator’s legal department must approve material modifications before the originator will agree to enter into the lease or accept an assignment of the lease from a vendor unless the vendor indemnifies the originator against any losses or damages it may suffer because of the modifications. Common permitted modifications include, but are not limited to:

•	prearranged mid-lease purchase options, early termination options and lease extension options as described above;

•	modifications to the lessor’s equipment inspection rights;

•	modifications to the end-user’s insurance requirements permitting the end-user to self-insure against casualty to the equipment;

•	the end-user’s right to assign the lease or sub-lease the financed items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of the assignment or sublease; and

•	extended grace periods for late payments of rent.

      In some cases, after a lease term expires the originator may permit the end-user to continue to use the related equipment for so long as the end-user continues to make lease payments. After the expiration of the term of a lease, any continued lease payments will belong to the depositor, not the issuing entity.

      Secured Notes

      Each originator will also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment or software. In a refinancing transaction, the originator pays off an end-user’s existing financing source. The initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the original financing party’s lien on the financed equipment. In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note. Except for the lack of references to “sale” or “purchase” of equipment, a secured note contains terms and conditions substantially similar to those contained in conditional sale agreements.

      Installment Payment/Financing Agreements

      Each originator will provide financing for software license fees and related support and consulting services under

•	installment payment supplements to software license agreements,

•	separate installment payment agreements, and

•	other forms of financing agreements assigned to the originator by vendors of software.

      Each financing agreement of this type:

•	is an unsecured obligation of the end-user;

•	generally provides for a fixed schedule of payments with no end-user right of prepayment;

•	is noncancelable for its term;

•	generally contains a “hell or high water” clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified. If a financing agreement does not provide for noncancelability or a “hell or high water” clause, the financing agreement will have the benefit of a vendor guarantee. See “—Program Agreements with Vendors” below;

•	permits the assignment of the payment agreement to a third party, including the originator, and includes the end-user’s agreement not to assert against assignee any claims or defenses the end-user may have against the vendor; and

•	contains default and remedy provisions that may include (i) acceleration of amounts due and to become due, (ii) the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities or (iii) agreement of the vendor not to re-license the same or similar software to a defaulted end-user for some period of time (usually one year) unless the applicable end-user cures its default.

Equipment

      The end-user contracts will cover a wide variety of new and used:

•	information technology equipment, including:

•	computer work stations,

•	personal computers,

•	data storage devices,

•	mainframe and mini-computers, and

•	computer-related peripheral equipment,

•	audio and visual equipment

•	communications equipment, such as telephone switching and networking systems, including VoIP equipment and software related to the foregoing,

•	commercial business and industrial equipment, such as:

•	printing presses,

•	machine tools and other manufacturing equipment,

•	photocopiers, facsimile machines and other office equipment,

•	energy savings and control equipment,

•	automotive diagnostic and repair equipment, and

•	automated testing equipment,

•	medical and dental equipment, including diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment,

•	resources equipment, such as feller-bunchers and grapplers,

•	transportation and construction equipment, such as:

•	heavy- and medium-duty trucks and highway trailers and scales,

•	school buses,

•	bulldozers,

•	loaders,

•	graders,

•	excavators,

•	forklifts, and

•	cement haulers and waste haulers,

•	other materials—handling equipment,

•	golf carts and exercise equipment,

•	other road and off-road machinery,

•	electronics manufacturing equipment and test equipment, and

•	other equipment

      In each case, the depositor will transfer the security interests of the originator in the equipment subject to each related end-user contract, but not ownership interests in the case of leased equipment, to the relevant issuing entity.

Software and Services

      Some end-user contracts will cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the end-user’s use of computer software programs. The end-user contracts may also cover related support and consulting services that are provided by the vendor, an affiliate of the vendor or a third party contract party and which facilitate the obligor’s use of the software. Neither the vendors or licensors of the software nor the end-users under the related end-user contracts will convey to the originator any interest in the software or the software license agreement, other than the right to collect the payment of software license fees. However, in some cases, the vendors may convey to the originator the right to exercise rights and remedies under the relevant software license agreement or related agreements. Consequently, an issuing entity will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software or related servicer under a related end-user contract upon a default by the end-user.

Vendor Loans

      The contracts may include limited recourse loan or repayment obligations of a vendor. These may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements. Each of the obligations is secured by all of the vendor’s interest in an individual end-user contract originated by the vendor and by the equipment related to the end-user contract.

      The originator may originate vendor loans through, and the vendor loans may incorporate terms and conditions of, a program agreement. See “—Program Agreements with Vendors” below. Vendor loans generally are non-recourse to the vendor, meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. In a few instances, however, the originator may have recourse to a vendor for nonpayment of a vendor loan through a limited recourse arrangement in the related program agreement or other related agreement. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan. Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate these representations and warranties included in any related program agreement by reference.

Program Agreements With Vendors

      An originator’s program agreement is typically an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States. The program agreement provides an originator with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor’s equipment, software, services or other products. Vendor program arrangements provide an originator with a steady, sustainable flow of new business, often with lower costs of origination than asset-based financings marketed directly to end-users. Some of the program agreements take the form of a referral relationship, which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.

      Each program agreement under which vendors or another party originate and document contracts and assign them to the originator typically includes vendor representations, warranties and covenants regarding each contract assigned to an originator, including that:

•	the obligations of the end-user under the assigned contract are absolute, unconditional, noncancelable, enforceable in accordance with their terms and free from any rights of offset, counterclaim or defense;

•	the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the prescribed minimum value involved;

•	the equipment and the contract are free and clear of all liens, claims or encumbrances except for permitted liens;

•	the end-user has irrevocably accepted the equipment or the software; and

•	the end-user duly authorized and signed the assigned contract.

      Each program agreement under which the originators document and originate contracts typically include vendor representations, warranties and covenants regarding each contract, including that:

•	the equipment has been delivered to and accepted by the end-user;

•	the vendor has not received any advance payments;

•	the vendor has good title to the equipment; and

•	the vendor has not made any misrepresentations to the end-user.

      In each of the two above-described program structures, relevant agreements also typically provide for:

•	remedies for misrepresentations or breaches of warranties or covenants by the vendor regarding an assigned contract. These remedies usually require the vendor to repurchase the affected end-user contract for the originator’s investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement; and

•	the right of an originator to further assign its interests in assigned contracts, all related payments and any related interest in equipment.

      In addition, the originators may enter into profit-sharing arrangements with some vendors. These arrangements typically will provide for sharing of revenues generated under the program and for joint participation in management. Under the terms of these arrangements, the originators maintain direct or indirect control over all credit decision-making activities.

      Also, a program agreement or profit-sharing arrangement may include recourse against a vendor with respect to end-user defaults under some end-user contracts,

•	by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

•	by specifying that the vendor will absorb a limited fixed dollar or percentage amount of “first losses” on the contract;

•	by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain “hell or high water” provisions; or

•	by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to the contract.

      If an end-user defaults under a contract subject to a net loss pool, the originator may be permitted to draw against the net loss pool up to the amount of the originator’s remaining unpaid investment balance in the defaulted contract. The originator may also be permitted to draw against the net loss pool with respect to contracts that are not included in the pool of contracts in a particular issuing entity and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available with respect to a defaulted contract included in the pool of contracts owned by a particular issuing entity.

      The manner in which the vendor assigns contracts to the originator varies from one program agreement to another, depending upon:

•	the nature of the items financed,

•	the form of the contract,

•	the accounting treatment sought by the vendor and the end-user, and

•	tax considerations.

      For example, an originator might:

•	make a vendor loan and accept a collateral assignment of the contract and related equipment or security interest therein from the vendor; or

•	accept a full assignment of the contract and a collateral assignment of the related equipment or security interest from the vendor, which collateral assignment secures the end-user’s obligations under the contract or lease.

      The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services.

      These assignments may include an assignment of the software vendor’s or licensor’s right, or the agreement of the vendor or licensor, at the originator’s instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract. In some cases, the software vendor also agrees not to re-license the same or similar software to a defaulted end-user for some period of time, e.g., one year, unless the end-user cures its default.

      Some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, are likely to consist of contracts originated by vendors and assigned to the originator in vendor assignments, each of which relates to an individual contract, rather than under a program agreement. Each vendor assignment will be either with or without recourse against the vendor for end-user defaults. Each vendor assignment will typically contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of the representations, warranties or covenants. Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

Residual Investments

      Any of the originators may finance all or a portion of the residual interest in the equipment under program agreements and under direct transactions between an obligor and the applicable originator. Any investment by the originator in a residual interest shall be referred to as a residual investment. Program agreements may provide that the originator may, at its sole discretion and in connection with the funding of a lease of equipment, make a residual investment in that equipment by advancing additional funds against a portion of the anticipated residual value of the equipment, and not just against the discounted present value of the rental payments due under the contract. Residual investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the equipment or a specified percentage, typically not greater than 10%, of the amount to be paid by the originator in funding the present value of the rental payments due under the contract.

      With respect to vendor assignments, the originator may advance the entire purchase price of the equipment subject to a true lease, take title to the equipment, and accept an assignment of the true lease contract from a vendor. With respect to the leases originated by the originator, the originator may advance the entire purchase price of the equipment to the vendor, take title to the equipment from the vendor, and enter into a true lease contract with an obligor. In either of the two foregoing types of transactions, the originator will have advanced more than the discounted present value of the rents payable under the true lease contracts by paying the purchase price for the equipment, and so will have made a residual investment in the equipment.

      In some program agreements, the originator may make the residual investment in the form of a full recourse loan of additional funds to the vendor. That loan is repayable by the vendor at the expiration or termination of the contract with interest and is secured by a security interest in the financed equipment. In some transactions involving vendor assignments or direct transactions with obligors under true lease contracts, the originator may obtain the obligation of either the vendor or the obligor to purchase the equipment at the end of the lease term for the full amount of the originator’s residual investment in the equipment with accrued interest. Any transaction in which the originator may look to either the vendor or the obligor, and not just the value of equipment itself, to recover its residual investment with interest shall be referred to as a “guaranteed residual investment”. Unless the prospectus supplement relating to your notes provides otherwise, except for guaranteed residual investments, a residual investment will not be included in the discounted contract balance of any contract and, therefore, would not be financed with the proceeds of the notes. This type of residual investment is referred to herein as the “excluded residual investment.”

      In the event only guaranteed residual investments are included in the discounted contract balance of any contract, as specified in the related prospectus supplement, the seller or an affiliate of the seller will transfer the excluded residual investment associated with any contract included in a pool of contracts to the depositor or another affiliate under the terms of a purchase and sale agreement or other transfer agreement. In this instance, the depositor will not transfer the excluded residual investment to an issuing entity under the related pooling and servicing agreement and the related issuing entity’s interest in contracts with associated residual investments, other than guaranteed residual investments, will be limited to the discounted present value of the rental payments due under the contract and a security interest in the related equipment. The originator may assign its excluded residual investment to a third party, including the security interest in the equipment in respect of the residual investment under these circumstances.

Contract Files

      Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an issuing entity that the originator has transferred the contracts for the benefit of the holders of the notes. Each originator will also deliver to the indenture trustee a computer file, microfiche or written list containing a true and complete list of all contracts that it has transferred, identified by account number and by the discounted contract balance of the contracts as of the transfer date.

Collection Efforts; Modification of Contracts

      The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the contracts in the contract pool as and when the same become due, in accordance with a market servicing standard. The servicer is authorized, in its discretion, to waive any late charges, or other administrative fees, expenses and charges collectible in respect of a contract in the contract pool, including late payment interest, documentation fees, insurance administration charges, and extension fees.

      The servicer also may, subject to the terms of the pooling and servicing agreement, at the request of an obligor and at the servicer’s option, waive, amend, modify or otherwise vary any other provision of a contract in accordance with customary policies and procedures, including without limitation, change the obligor’s regular due date to a date within the collection period in which such due date occurs, or to re-amortize (over the remainder of the original contract term) the scheduled payments on a contract following a partial prepayment (provided that the sum of such partial prepayment and the contract principal balance of the affected contract after re-amortization is at least equal to the contract principal balance for such contract prior to giving effect to the partial prepayment).

Payments Generally

      The contracts usually require that an obligor make periodic payments on a monthly basis. Some contracts, however, provide for quarterly, semi-annual, or annual payments or payments in uneven amounts. Obligors must make the payments under all of the contracts in United States dollars. Payment requirements usually are fixed and specified, rather than being tied to a formula or otherwise at a floating rate. Payments under the contracts are ordinarily payable in advance, although a small percentage (e.g., software contracts) provide for payments in arrears.

Expenses Relating to Equipment

      The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation,

•	any expenses in connection with the maintenance and repair of the related equipment,

•	the payment of any and all premiums for casualty and liability insurance, and

•	the payment of all taxes relating to the equipment.

Insurance; Repair and Replacement

      Most lease contracts require that the obligors maintain liability insurance that must name the lessor as additional insured. Lease and loan contracts require obligors to procure property insurance against the loss, theft or destruction of, or damage to, the equipment for its full replacement value, naming the lessor, or lender, as loss payee. An originator will waive this requirement from time to time for a small number of transactions. For some lease contracts, the obligor’s already existing self-insurance program permits the obligor to self-insure the equipment.

      For lease contracts that CIT Communications Finance Corporation originates relating to equipment with a cost of $100,000 or less (and for certain transactions with a cost of $250,000 or less), and for lease contracts which CIT Technology Financing Services, Inc. or CIT Technologies Corporation originates relating to equipment with a cost of $250,000 or less, the originator provides the obligor with written information concerning its property and liability insurance obligations under the contract. The CIT Group/Equipment Financing, Inc. generally does not require evidence of insurance for contracts with an equipment cost less than $250,000. For contracts for which evidence of insurance is required by the originators, the obligor is generally given a specified time in which to provide evidence of insurance coverage. A third party tracking company and licensed broker independently verifies and tracks proper evidence of coverage. If the obligor does not provide satisfactory evidence of insurance coverage, then the originator will provide insurance. If the originator provides the insurance coverage, the originator charges the obligor a monthly fee covering the insurance charges and other related administrative charges. If, at any time, the obligor provides evidence of its own insurance coverage, these monthly charges cease. The obligor has the ability to opt out of the program by providing evidence of its own coverage.

      For transactions involving equipment with a cost of more than $100,000, in the case of lease contracts that CIT Communications Finance Corporation originates, and for certain transactions with a cost of more than $250,000, in the case of lease contracts that CIT Technology Financing Services, Inc., The CIT Group/Equipment Financing, Inc. or CIT Technologies Corporation originates, insurance coverage generally is verified by the respective originator. The failure to maintain this insurance constitutes an event of default under the applicable contract. Usually, the obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the equipment.

      If the equipment is damaged or destroyed, each lease contract requires that the obligor:

•	repair the equipment;

•	make a termination payment to the lessor in an amount not less than the amount required to pay off the contract; or

•	in some cases, replace the damaged or destroyed equipment with other equipment of comparable use and value.

      The related pooling and servicing agreement permits the servicer, in the case of the destruction of the equipment related to a particular lease contract, either to:

•	allow the lessee to replace this equipment, provided that the replacement equipment is, in the judgment of the servicer, of comparable use and at least equivalent value to the value of the equipment which was destroyed, or

•	accept the termination payment referred to above.

Assignment of Contracts

      The contracts generally permit the assignment of the contract by the lessor or secured party without the consent of the obligor. However, a small number of contracts require notification of the assignment to, or the consent of, the obligor. The seller will represent and warrant in the purchase and sale agreement that these notices will have been given, or approvals will have been received, not more than ten days following the date of the transfer of the contract to the depositor. The contracts do not permit assignment of the contracts, or the related equipment, by the obligor without the prior consent of the lessor or secured party, except the contracts may permit:

•	assignments to a parent, subsidiary or affiliate;

•	the assignment to a third party, provided the obligor remains liable under the contract; or

•	assignment to a third party with a credit standing, which the originator determines in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, to be equal to or better than the original obligor.

      Under the related pooling and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities, determines that the third party is of sufficient credit quality that the servicer would permit the third party to become an obligor with respect to a contract that the servicer originates.

Events of Default and Remedies

      Events of default under the contracts ordinarily include:

•	the failure to pay all amounts required by the contract when due;

•	the failure of the obligor to perform its agreements and covenants under the applicable contract;

•	material misrepresentations made by the obligor;

•	the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

•	in some cases, default by the obligor under other contracts or agreements.

      Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the obligor include the right:

•	to cancel or terminate in the case of a contract subject to a true lease,

•	to accelerate payments in the case of a contract subject to financing,

•	to recover possession of the related equipment, and

•	to receive an amount intended to make the lessor or secured party, as the case may be, whole plus costs and expenses, including legal fees, which the lessor or secured party incurs as a result of the default.

      Notwithstanding these events of default and remedies, the pooling and servicing agreement, permits the servicer to take the actions, with respect to delinquent and defaulted contracts, a reasonably prudent creditor would take under similar circumstances. See “Description of the Pooling and Servicing Agreement—Servicing.” The originators may occasionally provide payment extensions, typically of three months or less. Longer extensions are occasionally granted to customers experiencing delays in payment due to cash flow shortages or other reasons. However, originators do not intend extensions to be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the related issuing entity with respect to the contract.

Prepayments and Early Termination

      Any contract may either:

•	not permit the obligor to prepay the amounts due under the contract or otherwise terminate the contract prior to its scheduled expiration date;

•	allow for a prepayment or early termination upon payment of an amount that is at least equal to the contract principal balance, determined using a discount rate specified in your prospectus supplement; or

•	allow for a prepayment or early termination without the payment of the contract principal balance.

      Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor to prepay the contract, in whole or in part, at any time at par plus accrued interest.

      Under each pooling and servicing agreement, the servicer may allow the prepayment of any contract, but only if the amount paid, or, in the case of a partial prepayment, the sum of that amount and the remaining principal balance of the contract after application of that amount, is at least equal to the amount required to pay off the contract. The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:

•	the scheduled payment due in that collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus

•	the discounted contract principal balance of the contract as of the last day of that collection period, after taking into account the scheduled payment due in that collection period.

      In no event will available funds for a series of notes include, nor will the notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for that contract.

      Under the pooling and servicing agreement, the depositor may replace any prepaid contract with a substitute contract. See “—Substitution of Contracts” below.

      Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of the failure of a contract to meet the criteria set forth in the related transaction documents as a result of a breach of representations, warranties or covenants with respect to the contracts, or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents.

      The rate of full prepayments by obligors on the contracts may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer assets securing a contract without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the contracts.

      The originators can make no prediction as to the actual prepayment rates that will be experienced on the contracts included in the contract pool of any issuer in either stable or changing interest rate environments. Noteholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the contracts included in the contract pool of the related issuer.

Disclaimer of Warranties

      The contracts that are subject to a true lease contain provisions whereby the lessor, or the originator, as assignee of the lessor, disclaims all warranties with respect to the equipment. In the majority of cases, the lessor assigns the manufacturer’s warranties to the obligor for the term of the lease. Under true leases, the obligor accepts the equipment under the applicable contract following delivery and an opportunity to inspect the related equipment.

Additional Equipment

      Some of the contracts which are subject to a true lease constitute leases of additional equipment, generally costing $25,000 or less, with existing obligors. Pursuant to the terms of the original contract between the lessor and the obligor, the parties’ document leases for additional equipment on a written form that the lessor prepares and delivers to the obligor, but the obligor does not execute, which written form describes all of the terms of the lease. Under the terms of the contract, the obligor agrees that unless it objects in writing within a specified period, it is deemed to have accepted the lease of this additional equipment. See “Risk Factors—Electronically Signed Documents or Documents Deemed Accepted Without Signatures May Give Rise to Risks that are not Found in Customary Hard Copy Signatures” above.

Representations and Warranties Made by CIT Financial USA

      CIT Financial USA will make the following representations and warranties regarding all of the contracts and the related equipment included in each pool of contracts transferred by the depositor to an issuing entity as of the related transfer date, including for contracts sold to the depositor by affiliates of CIT Financial USA. The representations and warranties will also apply to contracts that the depositor reacquires from an issuing entity to which the depositor previously transferred the contracts in connection with a warehouse receivables securitization facility.

(1)	the information with respect to the contracts is true and correct in all material respects;
(2)	immediately prior to the transfer of a contract, the contract was owned by the transferring party free and clear of any adverse claim except for permitted claims;
(3)	the contract is not a defaulted or delinquent contract;
(4)	no provisions of the contract have been waived, altered or modified in any material respect, except by instruments or documents contained in the files relating to the contract;
(5)	the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except that enforcement may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights and the availability of equitable remedies;
(6)	the contract is not subject to litigation or to rights of rescission, setoff, counterclaim or defense;
(7)	the contract, at the time it was made, did not violate the laws of the United States or any state in any material respect;
(8)	(a)	the contract and any related equipment have not been sold, transferred, assigned or pledged by the originator to any person other than the end-user, the seller, the depositor or any related financing trust; and
	(b)	either

(i)	the contract is secured by a perfected lien, subject to permitted liens and subject to minimum filing value exceptions, on the related equipment or, in the case of any vendor loan, related end-user contract or equipment, or
(ii)	in the case of a contract secured by a vehicle, within 90 calendar days of the origination or acquisition of the contract by the originator all required state registration or recording procedures were initiated, and the originator’s interest will be so noted or recorded within 180 days of the acquisition or origination;
(9)	if the contract constitutes either an “instrument” or “tangible chattel paper” for purposes of the Uniform Commercial Code, there is not more than one “secured party’s original” of the contract;
(10)	all filings necessary to evidence the conveyance or transfer of the contract to the depositor have been made or provided for in all appropriate jurisdictions, except that the parties have not made filings to note the seller, the depositor or the issuing entity as an assignee of the interests of originators other than the seller, and except that only filings in the State of Delaware have been made or provided for in favor of the issuing entity describing security interests in equipment;
(11)	the obligor is not, to the seller’s knowledge, subject to bankruptcy or other insolvency proceedings;
(12)	the contract is a U.S. dollar-denominated obligation and the obligor’s billing address is located in the United States or Puerto Rico;
(13)	the contract, if it is not an “instrument” for purposes of the UCC, does not require prior written notification to, or a consent of, an obligor or contain any other restriction on the transfer or assignment of the contract, but if the contract is an “instrument” for purposes of the UCC, all consents and approvals by the terms of the contract for the sale of the contract have been received;
(14)	the obligations of the related obligor under the contract are irrevocable and unconditional and non-cancelable or, if not irrevocable and unconditional, are guaranteed by the vendor; or in the case of leases with governments, upon a cancellation of the lease, either the vendor is obligated to repurchase the lease or the seller will indemnify the depositor in respect of the cancellation;
(15)	no adverse selection procedure was used in selecting the contract for transfer;
(16)	the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with respect to the related equipment in an amount that is consistent with the servicer’s normal servicing requirements;
(17)	the contract constitutes tangible chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial Code;
(18)	no lease is a “consumer lease” as defined in Section 2-A-103(1)(e) of the Uniform Commercial Code;
(19)	to the best knowledge of the relevant originator, each lessee has accepted the related equipment and has had a reasonable opportunity to inspect the equipment;
(20)	except as provided in (14) above, the contract is not guaranteed by any originator nor has the originator established any specific credit reserve with respect to the related obligor;
(21)	each lease is a “triple net lease” under which the obligor is responsible for the maintenance, taxes and insurance of the related equipment in a manner that conforms with general industry standards;
(22)	each vendor loan is secured by an eligible end-user contract(s) having an aggregate contract principal balance(s) equal to the outstanding principal amount of the vendor loan. In this context, an eligible end-user contract is one:
•	that satisfies all of these representations and warranties except (in respect of ownership by the applicable originator) number (2) above and number (8) above;

•	in which the relevant originator or financing trust has a perfected lien; and

•	in which the transfer of the relevant originator’s or financing trust’s security interest in the contract to the issuing entity creates a duly perfected lien;
(23)	the obligor is not the United States of America or any agency, department, subdivision or instrumentality of the United States of America;
(24)	the contract contains customary provisions for this type of financing, and the provisions are sufficient and enforceable, except as listed as noted in (5) above, to enable the relevant originator or its assignees to realize against the financed items securing the contract; and
(25)	if the obligor is a state or local government entity, the transfer of the contract does not violate any applicable state or local laws restricting or prohibiting transfer.

      The issuing entity may modify the above representations and warranties and will describe any material modification in the relevant prospectus supplement.

      In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the issuing entity’s or any noteholder’s or equity certificateholder’s interest in the contract or the collectibility of the contract, the issuing entity will have a warranty claim against the seller. The seller will then be obligated to repurchase the contract. However, the seller need not do so if the seller cures the breach by the second deposit date after the date on which the servicer becomes aware and gives notice to the seller of the breach. Any purchase shall be made on the deposit date immediately following the end of the second collection period at a price equal to the required payoff amount of the contract. The purchase price will be allocated to the related issuing entity plus, if applicable, the book value of the related equipment which will be allocated to the depositor. The related indenture trustee may enforce this purchase obligation on your behalf. This purchase obligation will constitute your sole remedy available against the seller, the depositor, the issuing entity or the originators for any uncured breach. The seller may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract as provided in the next-following section of this prospectus.

      Upon the purchase by the seller of a contract, the depositor will release the contract and related equipment to the seller.

Substitution of Contracts

      The depositor will have the option to substitute one or more contracts having similar characteristics for contracts that are in default or have been prepaid or which have undergone material modification. In addition, in the case of a contract subject to a warranty claim, as described in “—Representations and Warranties Made by CIT Financial USA” above, the seller may choose to replace the contract with a substitute contract.

      Some contracts may permit the obligor to prepay the amounts due under the contract or otherwise to terminate the contract prior to its scheduled expiration date. The depositor may replace any prepaid contract with a substitute contract in lieu of applying the proceeds of the prepaid contract to the available funds as described in this section. In addition, each substitute contract must be an eligible contract in accordance with the terms of the pooling and servicing agreement. The depositor is not required to replace any contract in the event of any default or insufficiency of payments under such contract.

      Material modification of a contract means a termination, release, amendment, modification or waiver of a contract that is not otherwise permitted under the pooling and servicing agreement. The depositor may provide substitute contracts for any contracts that have been so materially modified. The depositor may also replace any defaulted contract with a substitute contract. The aggregate contract principal balances of the defaulted contracts for which the depositor may cause substitution is limited to 10% of the cut-off date contract pool principal balance. The depositor may replace a prepaid contract with a substitute contract and the seller may choose to replace contracts subject to a warranty claim or a material modification with substitute contracts, in either case without regard to the 10% limitation described above.

      The same credit criteria and eligibility standards for the contracts in the contract pool on the closing date will also apply to substitute contracts added to the assets of the issuing entity. The servicer will include information with respect to these substitute contracts, to the extent the servicer deems them material, in required periodic reports under the Securities Exchange Act of 1934 filed with the Commission on behalf of the issuing entity. The substitute contracts will have contract principal balances equal to or greater than the contracts being replaced. The representations and warranties the seller makes with respect to the contracts in “—Representations and Warranties Made by CIT Financial USA” above will be equally applicable to substitute contracts.

      On the date that the depositor adds a substitute contract to the contract pool, the seller and the depositor will make the same representations and warranties as if the transfer occurred on the closing date. However, for these purposes (a) the contract pool on the closing date shall be deemed to include the substitute contract in lieu of the contract being replaced or substituted and (b) the contract principal balance of the substitute contract shall be equal to or greater than the contract principal balance of the contract being replaced or substituted as of the related cut-off date.

      The issuing entity shall reassign to the depositor, and the seller will be obligated to purchase from the depositor, any contract transferred by the issuing entity at any time there is a breach of any of these representations or warranties. However, the cure of the breach in all material respects, or the waiver of the breach, will be an adequate remedy. This purchase shall occur no later than the second deposit date after the servicer becomes aware, or receives written notice, of the breach. The “deposit date” means the business day preceding a payment date. This purchase obligation will constitute the sole remedy against the depositor and the seller available to the issuing entity, the indenture trustee and the noteholders or equity certificateholder for a breach of these representations or warranties.

      Under the pooling and servicing agreement, a contract transferred by the issuing entity shall be reassigned to the seller and the seller shall make a deposit in the collection account in immediately available funds in an amount equal to the contract principal balance of the contract. Any amount the seller deposits into the collection account in connection with reassignment of a contract transferred by the issuing entity shall be considered payment in full of the ineligible contract. In the alternative, the seller may cause the depositor to convey to the issuing entity a substitute contract satisfying the terms and conditions applicable to substitute contracts in replacement for the affected contract. The affected contract shall be deemed released by the issuing entity and indenture trustee and reconveyed to the depositor and by the depositor to the seller.

Delinquency and Net Loss Experience

      Your prospectus supplement will set forth statistics relating to the delinquency and net loss experience on contracts within the originators’ owned and managed portfolios of receivables similar to the contracts in a contract pool.

Revolving Period and Related Matters

      To the extent specified in the prospectus supplement relating to your notes, during the revolving period, if any, with respect to an issuing entity, no payments of principal will be made on the notes and no amounts will be set aside for that purpose.

      During the wind down period, if any, for an issuing entity and during any early amortization period, certain amounts will be set aside to make payments of principal on the notes and to make other distributions, if any, in each case, as described in the related prospectus supplement. If an early amortization period commences during the wind down period, other amounts, may be paid as described in the related prospectus supplement.

SOME IMPORTANT LEGAL ISSUES RELATING TO THE CONTRACTS

      Except as otherwise provided in the prospectus supplement, certain legal issues affecting contracts like those included in the contract pool are summarized below. Because many of these legal issues are governed by state law, they may differ substantially from state to state. The following summaries are not comprehensive and do not necessarily reflect the laws of any one state, nor do they encompass the laws of all states where a security interest in the contract pool is maintained, or discuss variations in the UCC as adopted by each individual state. The specific federal and state laws governing the contracts in the contract pool will prevail over any statement to the contrary in these summaries.

Sale and Transfer of the Contracts

      After the depositor sells and assigns the contracts to the issuing entity, the issuing entity gains certain rights under the contracts, including the right to receive payment on the contracts.

      Under Article 9 of the Uniform Commercial Code (as in effect in each applicable jurisdiction, “Article 9”), contracts like the loans and leases included in the contract pool may be considered “tangible chattel paper,” “accounts,” “payment intangibles,” or “instruments” for purposes of the UCC as in effect in each applicable jurisdiction. Because Article 9 defines a “security interest” to include a buyer’s interest in chattel paper, accounts, payment intangibles and promissory notes, a buyer of tangible chattel paper must comply with the provisions of Article 9 and achieve perfection of its interests either by possession of the tangible chattel paper or by filing a financing statement in the state in which the seller is “located” within the meaning of Article 9, which in the case of each seller is the state of incorporation or organization of the seller. Under the pooling and servicing agreement, the servicer, as custodian for the issuing entity, will retain possession of the contracts. UCC financing statements will be filed in the jurisdictions applicable to each seller in order to perfect the sale of the contracts by the originator to CIT Financial USA, by CIT Financial USA to the depositor, by the depositor to the issuing entity and to perfect the pledge of the contracts by the issuing entity to the indenture trustee. The financing statements will also perfect each buyer’s security interest in the contracts in the event that the contracts are deemed not to be tangible chattel paper but instead are deemed to be accounts, in which interests are perfected only by the filing of a financing statement in the state of incorporation or organization of the seller. As custodian for the issuing entity, the servicer will also take any future actions that are necessary to continue the perfection of the issuing entity’s interest in the contracts and their proceeds.

      Although the servicer will retain custody of the contracts sold to the issuing entity on behalf of the issuing entity, it will not, however, physically stamp the contracts to reflect their sequential assignments by the originator to CIT Financial USA, from CIT Financial USA to the depositor, from the depositor to the issuing entity or the pledge of the contracts by the issuing entity to the indenture trustee. It will not segregate the contracts and related certificates of title to indicate that the contracts have been sold to the issuing entity. If, whether inadvertently or otherwise, another party who does not have actual knowledge of the issuing entity’s interest purchases a contract for new value, in good faith, in the ordinary course of its business, and takes possession of the contract, that party would acquire an interest in the contract and equipment underlying the contract that is superior to the interest of the issuing entity even though the issuing entity’s interest in the contract may have been perfected by filing. See “Risk Factors—Not Having Possession of Contract Files May Hinder an Issuing Entity’s Ability to Realize the Value of Equipment Securing the Contracts” in this prospectus.

Loan Contracts—Security Interests in Equipment

      General. Certain contracts in the contract pool are loans evidencing the purchase of equipment on credit by obligors. These contracts also constitute personal property security agreements and include grants by the obligors of security interests in the related equipment under the UCC. Some of these contracts are loans secured by equipment characterized as motor vehicles. Generally the certificate of title statutes and vehicle registration laws of the state in which a motor vehicle is located govern the perfection rules relating to security interests in motor vehicles. In most states, security interests in motor vehicles may be perfected either (i) by notation of the secured party’s lien on the certificate of title or (ii) by delivery of the certificate of title and payment of a fee to the state motor vehicle authority.

      Perfection of security interests in equipment other than motor vehicles is usually accomplished by filing UCC financing statements. Each contract in the contract pool prohibits the sale or transfer of the underlying equipment without the consent of the originator.

      Perfection of the Originator’s Security Interest in the Equipment. All of the certificates of title and financing statements relating to equipment under the contracts that constitute loans and security agreements name the originator or a Third Party Source as the secured party. The originator’s policy is to take all actions necessary under applicable state law to perfect its security interests in equipment securing loans if the value of the equipment is $25,000 or more. For security interests in equipment not subject to the motor vehicle title certificate laws, the applicable state law is the law of the state (i) where the equipment is located for security interests perfected either (x) by filing a fixture filing or (y) before the effective date of Article 9 (July 1, 2001 for all but four states, and not later than January 1, 2002 for such four states) and (ii) where the obligor is located for security interests perfected thereafter, and for security interests in equipment subject to the motor vehicle title certificate laws, the applicable state law is the law of the state where the equipment is located. If the originator failed to properly perfect its security interest under a contract according to applicable statutes, the issuing entity will not have rights to a perfected security interest in the equipment securing that contract. CIT Financial USA has represented that, as of the cut-off date, each contract in the initial contract pool was secured by a perfected lien on the equipment in favor of either the originator or a Third Party Source if the equipment had a fair market value greater than $25,000, subject to certain permitted liens. If an inaccuracy or breach of those representations materially harms the issuing entity’s interest in any contract, the owner trustee can require CIT Financial USA to purchase that contract, unless such breach is cured before the second payment date following the date the breach was discovered. CIT Financial USA may, in lieu of repurchasing the contract, deliver a substitute contract for which it will make the same representations. See “Risk Factors—Failure to Take all Steps Necessary to Perfect Security Interests in Equipment, to Record Assignment of Security Interests to the Issuing Entity or to Record Security Interests in Titled Equipment May Hinder the Issuing Entity’s Ability to Realize the Value of Equipment Securing the Contracts” and “—The Seller’s Obligation to Repurchase Contracts Could be Impaired by Bankruptcy” in this prospectus.

      For security interests in equipment not subject to the motor vehicle title certificate laws perfected before the effective date of Article 9, if the equipment is moved to another state, a new financing statement would have to be filed in the state where the obligor is located. For security interests in such equipment perfected on or after the effective date of Article 9, if the equipment is sold to a person located in a state other than the state where the obligor is located, the perfected security interest in the equipment would continue for only one year. To continue the perfection of the security interest in such equipment, a new financing statement would have to be filed in the state where the transferee was located.

      UCC financing statements will be filed in the applicable jurisdiction to perfect the transfer of the originator’s interest in the equipment underlying the contracts to CIT Financial USA, from CIT Financial USA to the depositor, and from the depositor to the issuing entity and the granting of a security interest in the issuing entity’s interest in equipment underlying the contracts will be effected by the issuing entity to the indenture trustee. The transferees will not make any additional filings with respect to the equipment against the obligors on the contracts. However, the depositor’s practice is to require the originators to annotate their records to note the depositor’s security interest but not to require the filing of assignments of financing statements for the equipment to reflect the depositor’s, the issuing entity’s or the indenture trustee’s interests.

      Security Interests in Equipment Classified as Motor Vehicles. Under the motor vehicle title certificate laws in some states, when a loan that is secured by a security interest in a motor vehicle is assigned, it is necessary to note the name of the new assignee on the certificate of title, or to obtain a new title certificate, in order to continue the perfection of the security interest that secures the assigned loan. In the case of contracts in the contract pool secured by motor vehicles, the applicable certificate of title names the originator or a Third Party Source as the secured party. Because of the administrative burden and expense, none of CIT Financial USA, the depositor or the issuing entity will amend any certificate of title to note the lien of the issuing entity as the secured party on the certificate of title, or obtain any revised certificate of title, for any equipment. However, under the pooling and servicing agreement the servicer, as custodian for the issuing entity, will continue to hold any certificates of title relating to the equipment in its possession. Thus, the certificates of title relating to the equipment will continue to name the originator or a Third Party Source as the secured party.

      With respect to equipment subject to motor vehicle title certificate laws moved to a state other than the state where the property is initially registered, a majority of states require the surrender of a certificate of title to re-register the equipment. Thus, if a secured party holds the certificate of title to motor vehicle equipment that is moved to another state, a secured party must surrender possession of the certificate. In the case of motor vehicle equipment registered in a state that requires notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of a surrender of the certificate of title if the security interest is noted on the certificate. In either case, the secured party would have the opportunity to re-perfect its security interest in the state of relocation. In states where a certificate of title is not required for registration of motor vehicle equipment, re-registration could defeat perfection of a lienholder’s security interest. Under the pooling and servicing agreement, the servicer will take all appropriate steps, at the servicer’s expense, to maintain the originator’s perfected security interests in the equipment (if the equipment has a fair market value greater than $25,000, and, in all events, subject to certain permitted liens).

      The originator will hold the certificates of title relating to the financed vehicles and will covenant that it will not release its security interest in the equipment securing any contract except as permitted by the pooling and servicing agreement. The originator will also covenant that it will not impair the rights of the issuing entity in the contracts or take any action inconsistent with the issuing entity’s ownership of the contracts, except as permitted by the pooling and servicing agreement. If it breaches either covenant and materially harms the issuing entity’s interest in any contract, the servicer must purchase the contract unless the breach is corrected before the second payment date following the date the breach was discovered. Alternatively, CIT Financial USA may replace the affected contract with a qualifying substitute contract prior to the second payment date.

      Failure or Loss of Priority of Issuing Entity’s Security Interest in the Originator’s Interest in Equipment. The proper initial filing of the financing statement relating to the equipment or, if applicable, the notation of the originator’s or a Third Party Source’s lien on the certificates of title, absent error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies, will be sufficient in most states to protect the security interest perfected by such filing or notation, as the case may be, that has been transferred to the issuing entity pursuant to the pooling and servicing agreement and to the indenture trustee pursuant to the indenture against the rights of a subsequent purchaser of the equipment or a subsequent lender who takes a security interest in the equipment, except for buyers in the ordinary course of business. If there is any equipment as to which the originator or the Third Party Source failed to obtain a perfected security interest, its security interest in the equipment would be subordinate to, among others, subsequent purchasers of the equipment (whether or not they are buyers in the ordinary course of business), holders of perfected security interests, creditors who obtained liens on the equipment, and the bankruptcy trustee of any obligor, and the issuing entity’s and the indenture trustee’s interest in the contract may lose the benefit of the security interest in the equipment. Such a failure, however, would constitute a breach of the warranties of the originator under the purchase agreement with CIT Financial USA and, as discussed above under “—Perfection of the Originator’s Security Interest in the Equipment,” a breach of the warranties made by CIT Financial USA regarding the contracts. If the breach materially harms the issuing entity’s interest in any contract, the owner trustee can require CIT Financial USA to purchase that contract, unless such breach is cured before the second payment date following the date the breach was discovered or a qualifying substitute contract is delivered in its place. See “Risk Factors—The Seller’s Obligation to Repurchase Contracts Could be Impaired by Bankruptcy” in this prospectus.

      Priority of Certain Liens Arising by Operation of Law. Under the laws of most states, liens for repairs performed on equipment and liens for unpaid taxes take priority over even a first priority perfected security interest in the equipment. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of equipment by governmental authorities under certain circumstances if the equipment is used in unlawful activities. A secured party’s perfected security interest in confiscated equipment could be subordinate to certain statutory liens. CIT Financial USA will represent and warrant that, as of the cut-off date for a contract, to its knowledge no one had filed liens or claims for work, labor or materials affecting any equipment securing a contract that could be liens prior or equal to the lien of the contract. However, liens for repairs or taxes could arise at any time during the term of a contract. No notice will be given to the owner trustee, to the indenture trustee or to the noteholders if a lien or confiscation arises. Any lien or confiscation arising after the date the notes are issued will not require CIT Financial USA to repurchase a contract.

Lease Contracts—Interests In Leased Equipment

      Certain of the contracts in the contract pool may be characterized by the UCC as leases. Under the UCC a lease is either a “true lease,” where the lessee has no ownership interest in the leased equipment, or it is a lease intended for security. Whether the originator is deemed to hold a security interest or an ownership interest in particular leased equipment depends in part upon whether the related lease is a true lease or a lease intended for security.

      Under applicable state law standards, generally, any lease that has a purchase option for nominal value should be deemed to be a lease intended for security. While the term “nominal” is not clearly defined for this purpose, any lease with a $1 purchase option should be treated as a lease intended for security, and, assuming the leased equipment has a useful life beyond the term of the lease, any lease that has a fair market value purchase option should be treated as a true lease. The leases in the contract pool generally have purchase options for less than fair market value.

      The originator or the Third Party Source obtains a precautionary security interest in leased equipment which is perfected in accordance with the originator’s policies if the contract has a fair market value purchase option and the equipment has a fair market value of $50,000 or more, or, if the lease is a lease intended for security, where the value of the equipment is $25,000 or more. In the case of leases of motor vehicles, the originator (or the Third Party Source from which the originator acquired the lease) is named as the owner or secured party on the certificates of title. As a result, if a lease is deemed to be a lease intended for security, the originator and its assigns will have a very similar position to the one described above with respect to secured loan contracts, and the same repurchase obligations apply if the security interest is not fully perfected.

      Bankruptcy Considerations Relating to a Lessee. If the lessee under any lease included in the contract pool becomes a debtor in federal bankruptcy proceedings or any similar applicable state law proceedings, the issuing entity may be delayed or prevented from enforcing some of its rights under the leases and obtaining possession of the leased equipment from the lessee. The precise treatment of a lease in bankruptcy proceedings generally will depend upon whether the bankruptcy court finds the lease to be a true lease or a lease intended for security.

      If a given lease is a lease intended for security, its treatment in bankruptcy will be similar to the treatment of a secured loan contract. The issuing entity will have a bankruptcy claim equal to the outstanding amount of the deemed “loan” to the lessee, which claim will generally have the benefit of a perfected security interest in the leased equipment, subject to the qualifications set out above under “Loan Contracts—Security Interests in Equipment.” If a given lease is a true lease, the lessee’s bankruptcy trustee or the lessee will, for a period of time, have the opportunity to either assume or reject the lease. The precise length of this period of time will be ultimately difficult to predict in any given case, and the bankruptcy trustee or the lessee will have possession of the leased equipment during such period. See “Risk Factors—End-User Bankruptcy May Reduce or Delay Collections on the Contracts and Disposition of Equipment Relating to These or Other Defaulting End-Users May be Delayed or May not Result in Complete Recovery of Amounts Due” in this prospectus.

      Uniform Commercial Code Considerations. Many states have adopted a version of Article 2A of the UCC, regarding true leases, that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” true lease or “unconscionable” provision in a true lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of “consumer leases” and leases where the lessee is a “merchant lessee.” CIT Financial USA will represent that, to the best of its knowledge, each lessee has accepted the equipment leased to it and has had a reasonable opportunity to inspect and test the equipment. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

      Vicarious Tort Liability. Although the issuing entity may own the leased equipment related to each lease in the contract pool that is treated as a true lease, the leased equipment will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving leased agricultural, construction or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent applicable law permits such an action and such an action is successful, the issuing entity and its assets may be subject to liability to the injured party.

      At the inception of the lease, lessees are required to obtain and maintain physical damage insurance and liability insurance. CIT Financial USA does not track the lessee’s compliance with this requirement, however, throughout the life of the lease. If the insurance has lapsed or has not been maintained in full force and effect by the lessee, CIT Financial USA will not be required to repurchase the lease.

Repossession

      If an obligor under a contract in the contract pool defaults, the servicer, on behalf of the issuing entity, has all the remedies of a secured party or lessor, as applicable, under the contract and, except as specifically limited by the contract or other state laws, all the remedies of a secured party or lessor, as applicable, under the UCC. The servicer employs the remedies of (i) voluntary surrender of collateral, (ii) judicial foreclosure against collateral and (iii) self-help repossession of collateral, as it deems appropriate under the circumstances, to obtain and subsequently sell collateral. In certain circumstances, improper exercise of any of these legal remedies can result in a defense to collection of the contract or the payment of any deficiency by the obligor or any recourse party.

Notice of Sale; Redemption Rights

      The UCC and other state laws require the secured party under a security agreement, including a lease intended for security, to provide the obligor with reasonable notice of the date, time and place of any public sale or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance and any accrued interest plus reasonable expenses, which in some jurisdictions may include reasonable attorneys’ fees, as well as expenses related to repossessing, holding and preparing the collateral for disposition and sale. In some states, the obligor may redeem the equipment by paying delinquent installments or the unpaid principal balance of the obligation.

Deficiency Judgments and Excess Proceeds

      The proceeds from the resale of repossessed equipment under a security agreement, including a lease intended for security, generally will be applied first to the expenses of the resale and repossession and then to the satisfaction of the related indebtedness. While some states prohibit or limit deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the secured party under a security agreement, including a lease intended for security, can seek a deficiency judgment in most states. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Most courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. In addition, the UCC permits the obligor or other interested parties to recover for any loss caused by noncompliance of the secured party with the UCC provisions. Also, prior to a sale, the UCC permits the obligor or other recourse parties to restrain the secured party from disposing of the collateral if the secured party is not proceeding in accordance with the UCC “default” provisions. The deficiency judgment would be a judgment against the obligor or recourse party for the shortfall. A defaulting obligor or recourse party under a security agreement, including a lease intended for security, may have very little capital or sources of income available following repossession. In many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or even be uncollectible. See “Risk Factors—Even if an Issuing Entity Repossesses and Sells the Equipment Relating to a Contract After an Obligor Defaults, Shortfalls in Amounts Available to Pay the Notes May Occur if the Market Value of the Equipment Has Declined” in this prospectus.

      Occasionally, after resale of equipment and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to the holder of a subordinate lien on the resold equipment or, if no subordinate lienholder exists, to the former owner of the equipment.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 11 proceeding under the federal bankruptcy law, a court may reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

DESCRIPTION OF THE NOTES AND INDENTURE

General

      The issuance of each series of notes will be under an indenture, a form of which was filed with the Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Commission following the issuance of each series. The following summary describes certain material terms that may be common to each indenture and the related notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related notes and the description set forth in your prospectus supplement.

      The notes of each series will be issued in fully registered form only and will represent the obligations of a separate issuing entity.

      The indenture trustee will make payments on the notes on each payment date to persons in whose names the notes are registered as of the related record date. Unless otherwise specified in your prospectus supplement, the payment date for the notes will be the 20th day of each month, or if the 20th is not a business day, the next succeeding business day. For so long as the notes are in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. If the issuing entity issues certificated notes, the record date will be the last business day of the month immediately preceding the payment date.

      A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City are not open for regular business.

Distributions

      Each class of notes will have a stated principal or notional amount and may bear interest at a specified rate. Your prospectus supplement will describe as to your series of notes

•	the timing and priority of distributions,

•	the amount or method of determining distributions of principal and interest,

•	allocations of loss, and

•	the interest rates.

      Your right to receive payments of principal and/or interest on your notes may be senior or subordinate to the rights of holders of any other class or classes of notes, as described in the related prospectus supplement. Payment of interest on your notes may be made prior to payment of principal. To the extent provided in your prospectus supplement, one or more classes of notes may be designated as planned amortization classes, targeted amortization classes, companion classes or variable pay term notes, each as described in the related prospectus supplement.

Targeted Scheduled Payment Dates

      To the extent provided in your prospectus supplement, an issuing entity might issue notes that have targeted scheduled payment dates on which they will be paid in full if the issuing entity can issue a variable pay term note in sufficient principal amount to pay the specified class of notes. The variable pay term note may be issued publicly or privately and will receive principal payments in the amounts and with the priority described in the prospectus supplement.

Revolving Period

      To the extent your prospectus supplement specifies that there is to be a revolving period for an issuing entity, then during this revolving period (which, for receivables that do not arise under revolving accounts, may not extend for more than three years), unless otherwise provided in the related prospectus supplement, no amount will be required to be set aside to make principal payments on the notes. Accordingly, certain amounts as specified in the related prospectus supplement will be available for reinvestment in additional receivables to be purchased from the seller and will be paid to the seller to the extent reinvested.

Early Amortization Period and Wind Down

      To the extent your prospectus supplement specifies that there is to be an early amortization period and/or wind down period for an issuing entity, then during the early amortization period or the wind down period certain amounts will be retained by the issuing entity and not paid to the seller to the extent required to be set aside for the purpose of making payments of principal on the notes, all as more fully set forth in the related prospectus supplement. For each collection period during an early amortization period or a wind down period for an issuing entity, certain amounts, as specified in the related prospectus supplement, will be applied to make the required deposits into the applicable distribution account as further described in the related prospectus supplement. The relative priorities of these deposits and the amounts required to be so deposited for any payment date will be set forth in the related prospectus supplement.

      During the wind down period for an issuing entity, the amount to be applied to payments on the notes will be limited as set forth in the related prospectus supplement. In general, during an early amortization period for an issuing entity, all collections and other available amounts will be available to make payments on the notes and to make other distributions, if any, as specified in the related prospectus supplement.

Early Amortization Events

      The related prospectus supplement may set forth various “early amortization events” with respect to an issuing entity. Upon the occurrence of any of these events, an early amortization event with respect to an issuing entity will be deemed to have occurred without any notice or other action on the part of any other party. The early amortization period will start on the day on which the early amortization event is deemed to occur. During an early amortization period for an issuing entity, certain amounts as specified in the related prospectus supplement will be allocated to make principal payments on the related notes and to make other distributions, if any, as set forth in the related prospectus supplement. If an early amortization event commences during the wind down period, amounts, if any, on deposit in the applicable distribution account will be paid on the first payment date for that early amortization period as described in the related prospectus supplement.

      So long as the related scheduled revolving period termination date has not occurred, the revolving period may recommence following the occurrence of an early amortization event under certain circumstances as described in the related prospectus supplement.

Credit Enhancement

      As further specified in your prospectus supplement, a

•	cash collateral account,

•	a financial guaranty insurance policy,

•	subordination of one or more classes of notes,

•	overcollateralization,

•	letters of credit or liquidity facilities,

•	repurchase obligations,

•	third party payments or other support,

•	cash deposits,

•	reserve fund, or

other form of credit enhancement, which may become suitable in light of credit enhancement practices or developments in the future, may be established on or prior to the date the contracts are transferred. The credit enhancement would be available to the related indenture trustee to pay interest and principal on the notes in the manner and to the extent specified in your prospectus supplement.

Liquidation and Insurance Proceeds

      The allocation of liquidation proceeds which will consist generally of all amounts the servicer receives in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses, and the allocation of insurance proceeds for physical damage to or loss of equipment covered by contracts, will be as follows:

•	with respect to any contract subject to financing, the proceeds will be allocated to the issuing entity; and

•	with respect to any contract subject to a lease, the proceeds will, unless otherwise specified in the prospectus supplement relating to your notes, be allocated on a pro rata basis between the depositor, on the one hand, and the issuing entity, on the other, based respectively on:
(a)	the book value of the related equipment, and
(b)	the required payoff amount for the contract.

      However, if the proceeds in respect of any contract subject to a lease and the related equipment exceed the sum of the required payoff amount for the contract and the book value of the equipment, the excess shall be allocated solely to the depositor.

      For example, if the servicer, in connection with a defaulted contract subject to a lease, derived liquidation proceeds in the amount of $100 from the liquidation of the contract and disposition of the related equipment, and if the required payoff amount of the contract was, as of the collection period during which the contract became a liquidated contract, $120 and the book value of the equipment was $30, the liquidation proceeds would be allocated to the issuing entity in the amount of $80 and to the depositor in the amount of $20. All liquidation proceeds which are so allocable to the issuing entity will (to the extent allocable to the required payoff amount of the contract) be deposited in a collection account and applied to the payment of interest and principal on the notes in accordance with the priorities described under “—Distributions” above.

Optional Purchase of Contracts and Redemption of Notes

      The servicer may repurchase all of the contracts owned by an issuing entity on any payment date following the date on which the outstanding principal balance of the contracts is less than or equal to the percentage of the initial aggregate principal balance of the contracts described in the prospectus supplement. Except as otherwise described in the prospectus supplement for your notes, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of the outstanding principal balances of the related contracts as of that payment date.

      If the servicer does repurchase the contracts, the related notes shall be redeemed on the payment date on which the purchase occurs. The redemption price for the notes will be the principal amount of the notes plus accrued and unpaid interest to but excluding the redemption date.

Trust Accounts

      Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be with a qualified institution. These accounts will include, among others, the “Collection Account.” The accounts may, as described in the prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement. The accounts may also include a prefunding account or a capitalized interest account if the prospectus supplement for your notes indicates that the issuing entity may purchase additional contracts during a Funding Period. All of these accounts are referred to collectively as the “Trust Accounts.”

      “Qualified institution” means the corporate trust department of the indenture trustee or any other depository institution:

•	organized under the laws of the United States or any state or any domestic branch of a foreign bank, the deposits of which are insured by the Federal Deposit Insurance Corporation, and

•	which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), and Fitch, Inc.

      The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts. All investments shall be eligible investments as defined in the related indenture that will mature not later than the business day preceding the applicable monthly payment date or any other date approved by the rating agencies. Eligible investments include, among other investments:

•	obligations of the United States or of any agency thereof backed by the full faith and credit of the United States;

•	demand deposits, certificates of deposit, time deposits or bankers’ acceptances of eligible financial institutions;

•	highly rated commercial paper or money market funds;

•	repurchase agreements in respect of United States government securities or securities guaranteed or otherwise backed by the full faith and credit of the United States Government with eligible financial institutions; and

•	other investments which have been approved by each rating agency.

Book-Entry Registration

      Unless your prospectus supplement states otherwise, you may hold your notes through The Depository Trust Company (“DTC”), New York, New York, or Clearstream, Luxembourg, or Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC’s direct participants include

•	the underwriters offering the notes to you,

•	securities brokers and dealers,

•	banks,

•	trust companies and

•	clearing corporations, and may include other organizations.

      Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

      To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC’s nominee, Cede & Co. You will maintain beneficial ownership of the notes despite the deposit of notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual noteholders; DTC’s records reflect only the identity of its direct participants to whose accounts the notes are credited, which may or may not be the noteholders. DTC’s direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      You have no entitlement to receive a certificate representing your interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC’s participants. All distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the notes, for distribution to noteholders in compliance with DTC procedures.

      You will receive all payments of principal and interest on the notes through direct participants or indirect participants. DTC will forward the payments to its direct participants which will forward them to indirect participants or noteholders. Under a book-entry format, you may experience some delay in the receipt of payments, since payments will be forwarded to Cede as nominee of DTC. The indenture trustee will not recognize you as a noteholder, as that term is used in the indenture. You may exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical notes.

      Arrangements among the various parties govern conveyance of notices and other communications by:

•	DTC to direct participants,

•	by direct participants to indirect participants and

•	by direct participants and indirect participants to noteholders, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Standing instructions and customary practices govern payments by DTC participants to noteholders, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the originators or the originator, the sponsor or seller, the depositor or the issuing entity, as applicable, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of the payments to direct participants shall be the responsibility of DTC and disbursement of payments to noteholders shall be the responsibility of direct participants and indirect participants.

      Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual noteholder is in turn to be recorded on the direct participants’ and indirect participants’ records. Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the noteholder entered into the transaction. Entries made on the books of DTC’s participants acting on behalf of noteholders evidence transfers of ownership interests in the notes.

      DTC will not comment or vote with respect to the notes. DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised that to the extent that the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

      DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated notes are required to be printed and delivered. The depositor may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated notes will be delivered to noteholders. See “—Issuance of Certificated Notes at a Later Date.”

      The information in this section concerning DTC and DTC’s book-entry system are from sources that the depositor believes to be reliable, but neither the seller or sponsor, nor any originator, nor the depositor nor the owner trustee take any responsibility for the accuracy of this information.

      Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream, Luxembourg and Euroclear systems, respectively, through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

      Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers in accounts of its participants, thereby eliminating the need for physical movement of certificates.

      Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear’s participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear’s operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear’s operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear’s participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

      Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Brussels, Belgium office of Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

      Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear’s participants, and has no record of or relationship with persons holding through Euroclear’s participants.

      Transfers between direct participants must comply with DTC rules. Transfers between Clearstream, Luxembourg’s participants and Euroclear’s participants must comply with their rules and operating procedures.

      DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, through the relevant European international clearing system through its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

      Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, which will be the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      Except as required by law, none of the seller or sponsor, any originator, the owner trustee, the depositor or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, Clearstream, Luxembourg, and Euroclear, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

Issuance of Certificated Notes at a Later Date

      The issuing entity will issue notes in fully registered, certificated form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

      (1) the owner trustee advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the owner trustee or the indenture trustee is unable to locate a qualified successor,

      (2) the owner trustee, with the consent of a majority of the noteholders, elects to terminate the book-entry system, or

      (3) after the occurrence of an event of default under the indenture, the holders of at least 66% of the principal amount of the outstanding notes advise the indenture trustee that the continuation of the book-entry system is no longer in their best interests.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, certificated form. Upon surrender by DTC of the global note representing the notes and instructions for reregistration, the indenture trustee will issue these fully registered, certificated notes, and the indenture trustee will recognize the holders of fully registered, certificated notes as noteholders under the indenture.

      Additionally, upon the occurrence of any event described above, the indenture trustee will distribute principal of and interest on the notes directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the note register. Upon at least five days’ notice to noteholders for the class, however, the indenture trustee will make the final payment on any note only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will make the final payment in this manner whether the notes are fully registered, certificated notes or the note for the class is registered in the name of Cede & Co. representing the notes of the class.

      You may transfer any fully registered, certificated notes of any class at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate on or prior to the issuance of any fully registered, certificated notes with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Modification of Indenture Without Noteholder Consent

      Unless your prospectus supplement states otherwise, the issuing entity and the indenture trustee for a note series may, without your consent, with prior notice to each rating agency and an opinion of counsel enter into one or more supplemental indentures for any of the following purposes:

•	to change the collateral description;

•	to provide for a successor to the issuing entity to assume the notes and the indenture obligations;

•	to add additional covenants for your benefit, or to surrender any rights or powers of the issuing entity;

•	to transfer or pledge any property to the indenture trustee;

•	if not adverse to the interests of noteholders, to correct or supplement any provision in the indenture that is ambiguous or inconsistent with any other provision of the indenture or to make any other provision in respect of matters under the indenture;

•	to accept a successor indenture trustee or to change the provisions of the indenture to facilitate the administration by more than one trustee; and

•	to comply with the Trust Indenture Act of 1939, as amended.

Modification of Indenture With Noteholder Consent

      Unless your prospectus supplement states otherwise, with the consent of the required majority of the noteholders determined as described in the related prospectus supplement for your notes, prior notice to each rating agency and an opinion of counsel, the owner trustee and the indenture trustee may modify the indenture and your rights under it.

      Without the consent of the holder of each outstanding note affected, however, no modification of the indenture may:

•	reduce the note principal amount, interest rate or redemption price or change the timing of payments;

•	modify the manner of application to the notes of payments in respect of contracts;

•	impair your right to sue to enforce payment provisions of the indenture;

•	reduce the percentage needed for consents of noteholders;

•	permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

•	adversely affect the manner of determining notes outstanding or the requisite outstanding amount for liquidating the trust estate; or

•	modify the provisions of the indenture relating to these types of indenture modification without the consent of all noteholders.

Events of Default; Rights Upon Event of Default

      Except as otherwise provided in the prospectus supplement for your notes, events of default under each indenture will consist of:

•	a default for five calendar days or more in the payment of interest due on any note;

•	failure to pay the unpaid principal amount of any class of notes on the maturity date for the notes;

•	failure of the issuing entity or the depositor to observe any provisions set forth in the pooling and servicing agreement or the indenture, which failure has a material adverse effect on the noteholders and continues for 60 calendar days after written notice;

•	any representation or warranty made by the issuing entity or the depositor in the pooling and servicing agreement or indenture that was incorrect as of the time made, and continues to be incorrect for a period of 60 days after written notice is given and as a result of which the noteholders are materially and adversely affected. A breach of a representation or warranty as to a contract will be considered not to have occurred if the seller purchases the contract or effects a substitution for it, as provided in “The Contracts—Representations and Warranties Made by CIT Financial USA” and “—Substitution of Contracts” above;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or the depositor; or the issuing entity becomes an investment company.

      If an event of default should occur and be continuing with respect to the notes of a series, the required holders may, except as to a bankruptcy or insolvency event of default, deem the event not to have occurred.

      If the indenture trustee declares the notes of a series due and payable following an event of default, the applicable indenture trustee may:

•	institute proceedings to collect amounts due or foreclose on the indenture collateral;

•	exercise remedies as a secured party; or

•	sell the indenture collateral, or elect at the expense of the servicer to have the issuing entity maintain possession of the available funds.

      The indenture trustee, however, may not sell the indenture collateral following an event of default, except an event arising from the issuing entity’s failure to pay interest or principal, unless:

•	the holders of all the outstanding notes consent to the sale;

•	the proceeds of the sale distributable to holders of the notes are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

•	the indenture trustee determines, in reliance on investment banking or accounting firm certifications, that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the required holders.

      Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of liquidation of the collateral will be in the order of priority described in the prospectus supplement for your class of notes.

      If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. The required majority of the noteholders, determined as described in the prospectus supplement for your notes, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. Additionally, the required majority of the noteholders may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

      No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default;

•	the holders of not less than 25% in principal amount of the outstanding notes make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

•	the holder or holders offer the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days failed to institute the proceeding; and

•	no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of the required majority in principal amount of the outstanding notes.

      In addition, the indenture trustee and you, by accepting the notes, will covenant that they will not at any time institute against the sponsor or seller, the depositor or the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Neither the indenture trustee nor the owner trustee in its individual capacity, nor the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the issuing entity contained in the indenture.

Issuing Entity Covenants

      Each indenture will provide that the related issuing entity may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	the entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

•	no event of default shall have occurred and be continuing immediately after the merger or consolidation;

•	the rating agencies advise the owner trustee that the rating of the notes then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

•	the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any noteholder or equity certificateholder; and

•	the issuing entity or the person, if other than the issuing entity, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the issuing entity immediately prior to giving effect to the consolidation or merger.

      Each issuing entity will not, among other things:

•	except as expressly permitted by the related indenture or trust agreement, transfer any of the assets of the issuing entity;

•	claim any credit on or make any deduction from, the principal and interest payable in respect of the related notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

•	except as expressly permitted in the indenture, the pooling and servicing agreement or the trust agreement, permit any lien or claim to burden any assets of the issuing entity.

      No issuing entity may engage in any activity other than as specified above under “The Issuing Entities.” Each issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related indenture, trust agreement and pooling and servicing agreement.

Annual Compliance Statement

      Each issuing entity will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

      Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

•	its eligibility and qualification to continue as indenture trustee under the related indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the indenture trustee in its individual capacity,

•	the property and funds physically held by the indenture trustee, and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

      The discharge of an indenture will occur with respect to the collateral securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

      The indenture trustee for any series will be specified in your prospectus supplement. An indenture trustee may resign at any time, and must resign if it ceases to be eligible to serve as an indenture trustee, in which event the issuing entity will be obligated to appoint a successor trustee. The issuing entity may also remove an indenture trustee

•	if the indenture trustee ceases to be eligible to continue to serve under the indenture,

•	if the indenture trustee becomes subject to bankruptcy proceedings, or

•	if the indenture trustee becomes incapable of acting as the indenture trustee.

In these circumstances, the issuing entity will be obligated to appoint a successor trustee. Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

      The indenture trustee may not be relieved from liability for its own negligent actions or its own negligent failure to act except:

•	the indenture trustee shall not be liable for any error of judgment made in good faith by an officer of the indenture trustee unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, and

•	the indenture trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with directions received by noteholders.

      The issuing entity shall indemnify or cause the administrator or servicer to indemnify the indenture trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of the issuing entity and the performance of its duties under the indenture.

DESCRIPTION OF THE ADMINISTRATION AGREEMENT

      Under the administration agreement, the administrator will perform all of its duties as administrator and the duties and obligations of the issuing entity and the owner trustee under the trust agreement. However, except as otherwise provided in the trust agreement, the administrator will have no obligation to make any payment required to be made by the issuing entity under any owner trust document. Under the administration agreement, the administrator will be obligated to monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under the trust agreement. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to the trust agreement.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

      The following summarizes the material terms of each pooling and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part. In addition, a copy of the pooling and servicing agreement relating to a series of notes will be filed with the Commission following the sale of those notes. This summary describes terms expected to be common to each pooling and servicing agreement, but the depositor does not intend this summary to be complete. This summary is subject to the provisions of the pooling and servicing agreement relating to a particular series and the description set forth in your prospectus supplement. You should read the form of the pooling and servicing agreement filed as noted above.

Transfer of Contracts and Equipment

      CIT Financial USA, a subsidiary of CIT, will be the seller of contracts to the depositor for deposit into the issuing entity. The seller may originate contracts and acquire contracts originated by other subsidiaries of CIT or by third parties. Prior to the offering of a series of notes, a seller may have sold contracts to the depositor for deposit into an issuing entity used in connection with temporary warehouse securitization financing arrangements. The depositor may reacquire some or all of these contracts for deposit into the issuing entity in connection with the offering and sale of a particular series of notes. On or before the applicable closing date, the seller will transfer to the depositor under one or more purchase agreements all of its interest in the following:

•	the contracts and the related equipment;

•	the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer, but excluding any scheduled payments due on or after, but received prior to, the transfer date;

•	all rights under insurance policies maintained on the equipment under the contracts;

•	all documents contained in the files; and

•	all proceeds derived from any of the above.

      Under the pooling and servicing agreement, on the applicable closing date, the depositor will transfer to the issuing entity:

•	all of its rights in the contracts and rights in the equipment and other rights listed above, except that in the case of leased equipment, the depositor will retain ownership of the equipment, any rights to payments made or attributable to the leased equipment upon expiration of the related lease contract, contract prepayments and liquidation proceeds allocable to the depositor under the pooling and servicing agreement and of any portion of the purchase amount attributable to the book value of the leased equipment, other than any guaranteed residual investment;

•	all funds on deposit from time to time in the trust accounts; and

•	all its rights under the purchase and sale agreement.

      Each pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the issuing entity’s agent, of the contracts and all related documents. The servicer may also permit a vendor to maintain possession of the contracts and related documents. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the servicer’s possession. Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting:

•	the transfer of the contracts and the equipment by the originators, other than the seller, to the seller,

•	the transfer of the contracts and the equipment by the seller to the depositor and, as applicable by any temporary warehouse securitization financing trust to the depositor,

•	the transfer by the depositor to the issuing entity, and

•	the pledge by the issuing entity to the indenture trustee.

      The originators’ accounting records and computer systems will also reflect these assignments and this pledge.

      To the extent provided in the related prospectus supplement, an issuing entity may purchase contracts during a specified period after the closing date (a “Funding Period”) of up to one year through the use of funds deposited on the closing date in a pre-funding account from the proceeds of the sale of the notes, which will not exceed one-half of the initial principal amount of the notes.

      In addition, to the extent specified in the related prospectus supplement, the originators will have the right under the applicable purchase agreement to sell additional receivables to the seller which receivables will then be sold to the issuing entity. Unless otherwise specified in the related prospectus supplement, the addition of any receivable to the related pool of receivables will be subject to the following conditions, among others:

•	each additional receivable must satisfy the eligibility criteria set forth in the related prospectus supplement;

•	CIT Financial USA must represent and warrant that the inclusion of the additional receivables in the related pool of receivables will not cause an early amortization event, as defined in the related prospectus supplement, to occur; and

•	each rating agency must have provided confirmation that the addition will not result in a reduction or withdrawal of the rating on any outstanding related notes or other securities.

      On the purchase date for any additional receivable, all of the additional receivables will be sold by the originator to the seller and will be transferred by the seller to the depositor and by the depositor to the related issuing entity.

Collections on Contracts

      The applicable indenture trustee will maintain a collection account into which the servicer will deposit, subject to the next succeeding paragraph, amounts, including the following amounts, no later than the second business day after their processing:

•	all scheduled payments made under the contracts;

•	all prepayments, excluding any portion which your prospectus supplement states is allocable to the depositor;

•	amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;

•	all payments made by the seller under the pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under “The Contracts—Representations and Warranties Made by CIT Financial USA,” excluding, in the case of a lease contract, any portion which the prospectus supplement relating to your notes states is allocable to the depositor; and the amount paid by the depositor to purchase the contracts, as described under “Description of the Notes and Indenture.”

      The pooling and servicing agreement will permit the servicer to make the deposits described above into the collection account once each month on the deposit date following the collection period for that month so long as

•	the servicer or the direct or indirect parent of the servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor’s and a short-term debt rating of at least P-1 by Moody’s; or

•	the servicer obtains a letter of credit, surety bond or insurance policy which satisfies the requirements in the pooling and servicing agreement, under which demands for payment may be made to secure timely remittance of monthly collections to the collection account and the trustees are provided with a letter from each rating agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of the notes.

      As of the date of the prospectus supplement, the servicer, will be permitted to remit collections to the collection account on a monthly basis pursuant to the first alternative listed above. In the event that the servicer is permitted to make remittances of collections to the collection account on a monthly basis pursuant to the second alternative listed above, the pooling and servicing agreement will be modified, to the extent necessary, without the consent of any noteholders. Pending each monthly deposit into the collection account, collections on the contracts may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. See “Risk Factors—Commingling of Collections Could Result in Reduced Payments to You” in this prospectus.

      So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the required remittances to the collection account net of its servicing fees.

      The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer’s good-faith determination that the amount was deposited in error or otherwise must be returned to the obligor.

      The servicer will pay to the depositor all proceeds from the disposition of equipment subject to a true lease, to the extent allocable to the depositor.

Servicing

      Your prospectus supplement will identify the servicer for your issuing entity. The servicer will be obligated under each pooling and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law. In performing these duties, it shall comply in all material respects with its credit and collection policies and procedures described under “The Originators—Underwriting and Servicing,” as modified from time to time. The servicer may delegate servicing responsibilities to subservicers which are third parties or affiliates, provided that the servicer will remain obligated to the related issuing entity and the depositor for the proper performance of the servicing responsibilities.

      The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the equipment’s fair market value. The servicer may choose to dispose of equipment through a new lease or in some other manner which provides for payment for the equipment over time. In these cases, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of the equipment, less liquidation expenses, and the servicer will be entitled to all subsequent payments in respect of the equipment. Any amounts the servicer pays will constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under “Description of the Notes and Indenture—Liquidation and Insurance Proceeds.”

      The servicer is responsible for:

•	reviewing and certifying that the contract files are complete;

•	monitoring and tracking any property and sales taxes to be paid by obligors;

•	billing, collecting, and recording payments from obligors;

•	communicating with and providing billing records to obligors;

•	depositing funds into the collection account;

•	receiving payments as the issuing entity’s agent on the insurance policies maintained by the obligors and communicating with insurers; issuing reports to the indenture trustee specified in the indenture and in the pooling and servicing agreement;

•	repossessing and remarketing equipment following obligor defaults; and

•	paying the fees and ordinary expenses of the indenture trustee and the owner trustee.

      The servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related equipment. The servicer is entitled to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to the expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. The servicer is permitted to grant payment extensions on a contract not exceeding an aggregate of six months in accordance with its credit and collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the issuing entity under the contract. The servicer is permitted to agree to modifications or amendments to a contract in accordance with its credit and collection policies and procedures.

      Prepayments

      The servicer may allow a prepayment of any lease contract, but only if the amount paid or, in the case of a partial prepayment, the sum of its prepayment and the remaining contract principal balance, is at least equal to the required payoff amount of the contract.

      Evidence as to Compliance

      Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent public accountants will furnish to the related issuing entity and indenture trustee, as applicable, annually a statement as to compliance in all material respects by the servicer during the preceding twelve months (or, in the case of the first statement, from the applicable closing date, which may be longer than twelve months) with specified standards relating to the servicing of the applicable receivables.

      Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related issuing entity and indenture trustee, as applicable, substantially simultaneously with the delivery of those accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, throughout the preceding twelve months (or, in the case of the first certificate, from the closing date, which may be longer than twelve months) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer has agreed to give each indenture trustee and each trustee notice of specified defaults by the servicer under the related sale and servicing agreement or pooling and servicing agreement, as applicable.

      Copies of the statements and certificates may be obtained by noteholders by a request in writing addressed to the applicable trustee.

      Matters Regarding the Servicer

      The servicer may not resign from its obligations under a pooling and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties under the pooling and servicing agreement. Removal of the servicer is permissible only upon the occurrence of an event of termination as discussed below.

      The servicer must maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.

      Servicing Compensation and Payment of Expenses

      Unless your prospectus supplement provides for the calculation of such compensation in a different manner, compensation to the servicer will include a monthly fee equal:

•	to the product of one-twelfth of a percentage per annum specified in your prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period or, in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the cut-off date, plus any

•	late fees,

•	late payment interest,

•	documentation fees, and

•	insurance administration charges, other administrative fees and any extension fees collected with respect to the contracts during the prior collection period and investment earnings on collections prior to deposit thereof in the collection account.

      The servicer will pay all expenses incurred by it in connection with its activities under the pooling and servicing agreement and the annual fees and expenses of the owner trustee and indenture trustee in connection with the notes. The servicer is authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

      Events of Termination

      An event of termination under a pooling and servicing agreement will occur if:

•	the servicer fails to make any required payment or deposit and the failure continues for five business days after notice from the indenture trustee or discovery by the servicer;

•	the servicer fails to observe in any material respect any agreements of the servicer set forth in the pooling and servicing agreement and the failure (1) materially and adversely affects the rights of the issuing entity, the equity certificateholder or the noteholders, and (2) continues unremedied for 30 days after written notice to the servicer;

•	events of bankruptcy or insolvency occur with respect to the servicer; or

•	any representation, warranty or statement of the servicer made under the pooling and servicing agreement is incorrect in any material respect, and (1) has a material adverse effect on the issuing entity, the equity certificateholder, or noteholders, and (2) continues uncured for 30 days after written notice to the servicer.

      Rights upon Event of Termination

      If an event of termination remains unremedied, the indenture trustee may, and at the written direction of the required majority of the noteholders, which shall be the same as that required for amendment of the pooling and servicing agreement, see “—Amendment” below, shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. A successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement. The successor servicer will be entitled to similar compensation arrangements; any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer’s servicing and related functions or for any breach by the prior servicer of any of its obligations. A majority of the noteholders may waive any default by the servicer under the pooling and servicing agreement and its consequences.

      Indemnification

      The pooling and servicing agreement provides that the servicer will indemnify

•	the depositor,

•	the issuing entity,

•	the owner trustee,

•	the indenture trustee,

•	the holder of the equity certificate, and

•	the noteholders

from and against any loss or injury sustained from third party claims resulting from acts or omissions of the servicer with respect to trust assets or any duty or obligations of the servicer under the agreement, except where the claims result from willful misconduct, gross negligence or bad faith of the indemnified person.

      Amendment

      The parties may amend any pooling and servicing agreement:

•	to cure any ambiguity,

•	to correct or supplement any provision therein that may be inconsistent with any other provision, or

•	to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement but only if the amendment will not adversely affect in any material respect the interests of the noteholders.

      Any pooling and servicing agreement may also be amended in any respect by the parties with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, except that no amendment:

•	that reduces the amount or changes the timing of any contract collections on any contracts (in each case, except as otherwise provided in the pooling and servicing agreement) or payments required to be distributed on any note,

•	that changes the interest rate on any note, that adversely affects the priority of payment of principal or interest to noteholders, or

•	that reduces the noteholder percentage required to consent to these amendments or any waiver under the pooling and servicing agreement,

may be effective without the consent of the holder of each note. Also, an amendment under the foregoing sentence will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general and brief discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes. The discussion that follows has been prepared and reviewed by McDermott Will & Emery LLP, special tax counsel to the depositor. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change or differing interpretations by the Internal Revenue Service or a court, possibly with retroactive effect. Any such change or differing interpretation by the Internal Revenue Service or a court could affect the accuracy of the statements set forth below. There are no cases or Internal Revenue Service rulings on similar transactions or instruments to those described in this prospectus. As a result, there can be no assurance that the Internal Revenue Service will not disagree with the conclusions reached in this discussion of Material Federal Income Tax Consequences. No ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below.

      This discussion does not purport to discuss every relevant technical aspect of the applicable federal income tax provisions. In particular, this discussion does not address the tax consequences applicable to holders of Strip Notes or Residual Payment Notes; and any references in this discussion to “notes” do not refer to any of such notes. In the event that a series of notes includes Strip Notes or Residual Payment Notes, the material federal income tax consequences applicable to such notes will be discussed in the relevant prospectus supplement. Additionally, this discussion does not address the federal income tax consequences applicable to all categories of noteholders and is directed solely at noteholders who acquire notes in an original offering and who hold notes as capital assets for federal income tax purposes. In particular, this discussion does not address the federal income tax laws that may be important to a noteholder in light of its particular circumstances or to certain types of noteholders subject to special rules under the federal tax laws, such as, financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar or persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle.

      In addition, this discussion does not address alternative minimum tax consequences or any tax consequences under the tax laws of any state, locality or foreign jurisdiction. Prospective investors in the notes should consult their own tax advisors regarding such tax consequences. The depositor suggests that you consult a tax advisor to determine the relevant federal, state, local and foreign tax consequences of an investment in the notes in light of your particular circumstances.

      Except as provided under “Special Tax Rules—Foreign Noteholders” below, this summary is applicable only to a holder of notes that is:

•	a citizen or resident of the United States,

•	an entity taxable as a corporation or treated as a partnership for United States federal income tax purposes, if such entity is created or organized in or under the laws of the United States, any state therein or the District of Columbia,

•	an estate the income of which is subject to United States federal income tax regardless of its source, and

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or an eligible trust that has elected to be treated as a United States person.

      Because this summary of Material Federal Income Tax Consequences is intended to be general in nature, the depositor suggests that you consult with your own tax advisors as to the federal,

state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the notes.

Classification of the Issuing Entity and the Notes

      Upon the issuance of each series of notes, McDermott Will & Emery LLP will deliver an opinion to the depositor stating that it has reviewed this discussion of Material Federal Income Tax Consequences and that it is correct in all material respects. Unless otherwise set forth in the prospectus supplement, McDermott Will & Emery LLP will also opine upon the issuance of each series of notes that (i) the relevant issuing entity will not be treated as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, and (ii) although there is no directly governing authority addressing the classification of securities similar to the notes, under current law, the notes will be treated as debt for federal income tax purposes. Except as set forth in the preceding sentence, McDermott Will & Emery LLP will render no other opinions about the purchase, ownership and disposition of the notes. An opinion of McDermott Will & Emery LLP is not binding on the Internal Revenue Service or any court, and no ruling on any of the consequences or issues discussed below will be sought from the Internal Revenue Service. Moreover, there are no authorities on similar transactions involving securities issued by an entity with terms similar to those of the notes. Accordingly, the depositor suggests that persons considering the purchase of notes consult their own tax advisors about the federal income tax consequences of an investment in the notes and the application of federal tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

      Although McDermott Will & Emery LLP may render its opinion that an issuing entity will not be treated as an association (or publicly traded partnership) taxable as a corporation and that the notes will be treated as debt for federal income tax purposes, no assurance can be given that this characterization of each issuing entity or the notes will prevail. If the Internal Revenue Service successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the relevant issuing entity. As a result, the relevant issuing entity might be classified as a publicly traded partnership taxable as a corporation. If the issuing entity were classified as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to federal income tax on its net income. An imposition of an entity-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the notes. Alternatively, if the issuing entity were classified as a partnership other than a publicly traded partnership taxable as a corporation, the issuing entity itself would not be subject to federal income tax, but holders of notes that were determined to be equity interests in the partnership would be required to take into account their allocable share of the issuing entity’s income and deductions. This treatment may have adverse federal income tax consequences for some noteholders. For example:

(1)	income allocable to some tax-exempt noteholders, including pension funds, may constitute “unrelated business taxable income,”
(2)	income allocable to foreign noteholders may be subject to federal income tax and United States tax return filing and withholding requirements,
(3)	individual holders might be subject to certain limitations on their ability to deduct their share of an issuing entity’s expenses, and
(4)	income from the issuing entity’s assets would be taxable to noteholders without regard to whether cash distributions are actually made by the issuing entity or any particular noteholder’s method of tax accounting.

      The discussion that follows assumes that the notes will be treated as debt for federal income tax purposes.

General Tax Treatment of Noteholders

      The description below provides a summary of the material federal income tax consequences for noteholders who purchase notes at a purchase price equal to the principal amount of the notes plus pre-issuance accrued interest, if any. Different rules may apply to noteholders who purchase notes at original issuance at a discount or premium. For a discussion of these rules, see “Special Tax Rules” below.

      Payments of Interest. Interest on a note will generally be treated as ordinary interest income at the time it accrues or is actually or constructively received in accordance with a noteholder’s regular method of accounting for federal income tax purposes, provided that the interest on such note would be considered “qualified stated interest.” In general, interest is “qualified stated interest” only if it is unconditionally payable at least annually at a single rate that takes into account the length of the interval between interest payment dates. Generally, interest will not be “unconditionally payable” unless there are reasonable legal remedies to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or nonpayment of interest a remote contingency (as defined in Treasury regulations). The interest on certain classes of notes (e.g., subordinated notes) may be deferred without creating any remedy to compel timely payment by the noteholder. However, the requirement to have reasonable legal remedies to compel payment does not apply to debt instruments such as the notes that are subject to prepayment based on the prepayments of the underlying debt instruments. To the extent that it is determined that the likelihood of interest deferral with respect to a class of notes is more than remote, a portion of the interest payable to the noteholder of such class will not be qualified stated interest and will be subject to the rules for original issue discount described below. Except as otherwise disclosed in the applicable prospectus supplement, the issuer generally intends to take the position that all stated interest on the notes will be treated as qualified stated interest.

      Sale or Other Disposition of a Note. A noteholder who disposes of a note, whether by sale, exchange or redemption will recognize taxable gain or loss equal to the difference between the amount realized on the disposition, not including any amount attributable to accrued but unpaid interest, and the noteholder’s adjusted tax basis in the note. In general (except in cases where a note is purchased at a discount or premium, as described below under “Special Tax Rules”, a noteholder’s adjusted tax basis in a note will be equal to the initial purchase price (less any pre-issuance accrued interest paid on the first interest payment date) reduced by any amount of principal received by the noteholder in respect of the note. Any gain or loss recognized upon the sale or other disposition of a note will generally be capital gain or loss. For non-corporate noteholders, capital gain with respect to a note held for more than one year will be taxed at the rate applicable to long-term capital gain, and capital gain for a note held for one year or less will be taxed at the rates applicable to ordinary income. Noteholders must generally aggregate capital gains and losses for each taxable year. In the event a noteholder realizes a net capital loss for any year, there are limits on the amount of these capital losses which can be deducted.

      Information Reporting and Backup Withholding. The relevant issuing entity or an agent acting on its behalf will be required to report annually to the Internal Revenue Service, and to each non-corporate noteholder, the amount of interest paid on the notes for each calendar year. Each non-corporate noteholder, other than certain noteholders who are not subject to reporting requirements (each an “exempt noteholder”), will be required to provide, under penalties of perjury, a certificate containing the noteholder’s:

•	name,

•	address,

•	correct federal taxpayer identification number, and

•	a statement that the noteholder is not subject to backup withholding.

If a noteholder (other than an exempt noteholder) fails to provide the required certification, the issuing entity will be required to withhold or cause to be withheld a portion of the payments otherwise payable to the noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the noteholder’s federal income tax liability.

Special Tax Rules

      Purchase at a Discount. A noteholder who purchases a note as part of the initial offering by an issuing entity for an issue price that is less than the note’s “stated redemption price at maturity” will generally be considered to have purchased the note with “original issue discount”. In general, the stated redemption price at maturity for a note is its principal amount. If a note is acquired with original issue discount, the noteholder will be required to include a portion of the original issue discount in ordinary income each year. For cash basis noteholders, such as individuals, the requirement that a portion of original issue discount be recognized each year means the noteholder will recognize taxable income even though the noteholder has not received cash corresponding to that income. The amount of original issue discount to be recognized each year is based on a formula which considers the yield on the notes and the term to maturity so as to annually allocate a proportionate share of original issue discount. The accrual of original issue discount requires the use of a reasonable prepayment assumption, with appropriate adjustments to accruals to the extent actual events diverge from the assumption.

      In determining whether a note is issued with original issue discount, the issue price of the note may not necessarily be equal to a noteholder’s purchase price, although they generally should be the same. The issue price of a note will equal the initial offering price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers, at which price a substantial amount of the notes is sold. The amount, if any, by which the issue price exceeds the noteholder’s purchase price for a note will be treated as market discount as described below.

      If a noteholder acquires a note upon original issuance for a purchase price that is less than the issue price, the difference is referred to as market discount. A noteholder who purchases a note with market discount must allocate a portion of the market discount to each year. The amount of market discount which must be allocated annually will be calculated on a straight-line basis over the remaining term to maturity of the note unless the noteholder elects to allocate market discount using the same formula used to accrue original issue discount and using the same prepayment assumption that would be used to accrue original issue discount. Unlike original issue discount, however, a noteholder generally does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when a noteholder receives a principal distribution or when the noteholder sells or otherwise disposes of the note. At that time, the noteholder will be required to allocate a portion of the amount received to the market discount on such note that has accrued but has not yet been includable in income. To the extent the amount received is allocable to market discount, such amount is taxed as ordinary income.

      If a noteholder would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount upon a receipt of principal or when the note is sold or otherwise disposed of, the noteholder can file an election to do so. This election would apply to all of the market discount investments acquired by the noteholder in or after the taxable year in which the election applies and not just to the notes.

      Limitations imposed by the federal income tax laws which are intended to match deductions with the taxation of income may defer deductions for interest paid by a noteholder on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.

      Whenever a noteholder accrues and includes in income an amount of original issue discount or market discount, the noteholder’s adjusted basis in the corresponding note is increased by that same amount. As a result, the noteholder would recognize a lower capital gain or greater capital loss on the sale or other disposition of the note.

      In certain situations, the amount of original issue discount or market discount would be treated as de minimis, in which case a noteholder can generally disregard the original issue discount or market discount rules.

      Purchase at a Premium. If a noteholder purchases a note for a price that exceeds the issue price, the noteholder will be considered to have an amortizable bond premium. A noteholder can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the note and using the same prepayment assumption that would be used to accrue original issue discount. The deduction is available only to offset interest income on the corresponding note; it cannot be used as a deduction to the extent it exceeds taxable note interest. The adjusted tax basis which a noteholder has in a note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the noteholder would recognize a larger taxable capital gain, or a smaller capital loss, on the sale or other disposition of the note. If a noteholder elects to amortize and deduct premium, the election will apply to all of the noteholder’s debt investments and not just to the notes.

      Election to Treat All Interest as Original Issue Discount. A noteholder may elect to include in gross income all interest that accrues on a note using a constant yield method described above under the heading “—Purchase at a Discount” with the modifications described below. For purposes of this election, interest includes:

•	stated interest,

•	acquisition discount,

•	original issue discount,

•	de minimis original issue discount,

•	market discount,

•	de minimis market discount, and

•	unstated interest,

as adjusted by any amortizable bond premium.

      In applying the constant yield method to a note with respect to which this election has been made, the issue price of a note will equal a noteholder’s adjusted basis in the note immediately after its acquisition. The issue date of the note will be the date of its acquisition by the noteholder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the Internal Revenue Service. Noteholders should consult with their own tax advisors regarding the effect of making this election to their particular circumstances.

      Short-Term Obligations. One or more classes of notes of a series may be subject to certain additional rules applicable to “short-term obligations” if they are treated as having a maturity date of not more than one year from the date of issuance. For this purpose, such maturity date generally would be the last possible date that the obligation could be outstanding by its terms, without regard to “remote or incidental” contingencies (including defaults). In general, an individual or other cash method holder of a short-term obligation is not required to accrue original issue discount for federal income tax purposes unless it elects to do so. Noteholders who report income for federal income tax purposes on the accrual method of accounting and certain other holders are required to include original issue discount on short-term obligations on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield basis. In the case of a noteholder who is not required and does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a short-term obligation will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield interest method based on daily compounding) through the date of sale, exchange or retirement. In addition, non-electing noteholders who are not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term obligations in an amount not exceeding the deferred interest income, until such deferred interest income is realized. A noteholder’s tax basis in a short-term obligation is increased by the amount included in the noteholder’s income with respect to the notes. For purposes of determining the amount of original issue discount subject to these rules, all interest payments on a short-term obligation, including stated interest, are included in the short-term obligation’s stated redemption price at maturity. A noteholder may elect to apply the foregoing rules, except for the rule characterizing gain on sale exchanges or retirement as ordinary, with respect to “acquisition discount” rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of a short term note over a noteholder’s basis in the note. This election applies to all obligations acquired by a noteholder on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS.

      Foreign Noteholders. Special tax rules apply to the purchase of notes by foreign persons. For federal income tax purposes, foreign noteholders include any person who is not:

(1)	a citizen or resident of the United States,
(2)	an entity taxable as a corporation or treated as a partnership for United States federal income tax purposes, which is created or organized in or under the laws of the United States, any state therein or the District of Columbia,
(3)	an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or an eligible trust that has elected to be treated as a United States person.

      Interest paid to or accrued by a foreign noteholder that is not effectively connected with the conduct of a trade or business within the United States by the noteholder will generally be considered “portfolio interest” and generally will not be subject to federal income tax or withholding tax as long as the foreign noteholder is not actually or constructively a “10 percent shareholder” of the relevant issuing entity or the depositor or a controlled foreign corporation related to the issuing entity or the depositor through stock ownership. Additionally, a foreign noteholder must provide or have a financial institution provide on its behalf to the issuing entity or paying agent an appropriate statement (generally on Internal Revenue Service Form W-8BEN), that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person’s name and address. If the information provided in this statement changes, the foreign noteholder must provide a new Form W-8BEN within 30 days. The Form W-8BEN is generally otherwise effective until the beginning of the fourth year after it is signed or re-executed. A foreign entity treated as a partnership for federal income tax purposes would provide a Form W-8IMY for itself and a Form W-8BEN (or other appropriate certification) from each of its foreign partners. If a foreign noteholder fails to satisfy these requirements, interest on the noteholder’s notes will not qualify as portfolio interest, and interest payments would be subject to federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty. To qualify for any reduction under an applicable income tax treaty, a foreign noteholder must provide the paying agent with a Form W-8BEN containing the appropriate information (which should include a foreign noteholder’s United States taxpayer identification number if the notes are not actively traded) for claiming the treaty benefits. This form, if it contains the foreign noteholder’s United States taxpayer identification number, is effective until a change in circumstances makes any information on the form incorrect, provided that at least one payment is reported to the noteholder annually on Internal Revenue Service Form 1042-S.

      The realization of any capital gain on the sale or other taxable disposition of a note by a foreign noteholder will be exempt from federal income and withholding tax, provided that

(1)	the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign noteholder and
(2)	in the case of an individual foreign noteholder, the noteholder is not present in the United States for 183 days or more during the taxable year.

      If an individual foreign noteholder is present in the United States for 183 days or more during the taxable year, the gain on the sale or other disposition of the notes could be subject to a 30% withholding tax unless reduced by an applicable income tax treaty.

      If the interest or gain on a note held by a foreign noteholder is effectively connected with the conduct of a trade or business in the United States by the noteholder, the noteholder will be subject to federal income tax on the interest or gain with respect to the note at regular federal income tax rates. In addition, if the foreign noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

      If a foreign noteholder fails to provide necessary documentation to the issuing entity or its paying agent regarding the noteholder’s United States taxpayer identification number or certification of exempt status, a backup withholding tax may be applied to payments to that noteholder. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign noteholder’s federal income tax liability provided the required information is furnished to the Internal Revenue Service.

State and Local Tax Consequences

      The depositor recommends that potential investors consult their own tax advisors regarding whether the purchase of the notes, either alone or in conjunction with a noteholder’s other activities, may subject a noteholder to any state or local taxes based, for example, on an assertion that the investor is either “doing business” in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction.

THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes specific requirements on and with respect to employee benefit plans subject to ERISA and prohibits certain transactions with respect to assets of these plans and persons who are “parties in interest” with respect to such plans. Section 4975 of the Internal Revenue Code prohibits a similar set of transactions between specified plans or individual retirement accounts and persons who are “disqualified persons” with respect to such plans. Some employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Internal Revenue Code), are not subject to the requirements of ERISA or Section 4975 of the

Internal Revenue Code, and assets of such plans may be invested in the notes if the investment is permitted under the provisions of other applicable laws and regulations.

      Investments by ERISA-regulated plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments comply with the terms of the documents governing the ERISA-regulated plan. Before investing in the notes, an ERISA-regulated plan fiduciary should consider, among other factors, whether such investment is appropriate in view of the overall investment policy and liquidity needs of the ERISA plan.

Prohibited Transactions

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit plans from engaging in certain direct or indirect transactions involving parties in interest and disqualified persons, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code and Sections 502(i) and 502(1) of ERISA provide for the imposition of excise taxes and civil penalties, respectively, on persons that engage or participate in prohibited transactions.

      Transactions involving the issuing entity could constitute prohibited transactions under ERISA and/or the Internal Revenue Code for a plan that purchases any of the notes if the underlying assets held in the issuing entity are deemed to be plan assets. Section 2510.3-101 of the U.S. Department of Labor’s Regulations (the “Plan Asset Regulations”) defines the term “plan assets” for purposes of applying the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. Under the Plan Asset Regulations, when a plan acquires an “equity interest” in another entity, the underlying assets of that entity may be considered to be plan assets unless certain exceptions apply. The Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Although there is no other applicable authority, unless otherwise indicated in the prospectus supplement, it is anticipated that the notes should be treated as indebtedness under local law and should not be treated as having substantial equity features. Under this anticipated treatment, the acquisition or holding of notes by a plan should not cause the issuing entity to hold plan assets.

      In addition to the foregoing, the originators, the depositor, the underwriters, the servicer, the indenture trustee, the owner trustee or any of their affiliates may be considered or may become parties in interest or disqualified persons with respect to a plan. If so, the acquisition or holding of the notes by or on behalf of a plan may be considered to give rise to a prohibited transaction within the meaning of ERISA and/or Section 4975 of the Internal Revenue Code, unless an administrative exemption is available.

      Unless otherwise permitted by an administrative exemption issued by the U.S. Department of Labor, the notes may not be purchased with the assets of a plan if the originators, the depositor, the underwriters, the servicer, the indenture trustee, the owner trustee or any of their affiliates, either:

(a)	has discretionary authority or control with respect to the investment or management of the assets used to purchase such notes; or
(b)	has authority or responsibility to give, or regularly gives, investment advice with respect to the assets under an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular needs of the plan; or
(c)	is an employer of employees covered under the plan.

      Depending on the relevant facts and circumstances, a prohibited transaction exemption may apply to the purchase or holding of the notes with plan assets. The administrative exemptions that might be applicable include the following:

•	Prohibited Transaction Class Exemption (“PTCE‘‘) 96-23, which exempts transactions effected on behalf of a plan by an in-house asset manager;

•	PTCE 95-60, which exempts transactions between insurance company general accounts and parties in interest;

•	PTCE 91-38, which exempts transactions between bank collective investment funds and parties in interest;

•	PTCE 90-1, which exempts transactions between insurance company pooled separate accounts and parties in interest;

•	PTCE 84-14, which exempts transactions effected on behalf of a plan by a qualified professional asset manager; or

•	Prohibited Transaction Exemption 2002-41, which exempts transactions related to the acquisition of securities on behalf of a plan in investment pools holding certain types of assets.

      There can be no assurance that any of these administrative exemptions will apply with respect to a plan’s investment in the notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

      Due to the complexity of these rules and the penalties imposed, any fiduciary or other plan investor who proposes to invest assets of a plan in the notes should consult with its counsel with respect to the potential consequences of doing so under ERISA and Section 4975 of the Internal Revenue Code.

RATINGS OF THE NOTES

      The issuing entity will not sell notes of a series unless one or more nationally recognized rating agencies rate the notes of that series in a rating category that signifies investment grade. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.

      The rating of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

USE OF PROCEEDS

      The proceeds from the sale of the notes of each series, after funding any prefunding account or capitalized interest account and a portion of the cash collateral account or other form of credit enhancement for the series, and after paying the expenses of the depositor, will be used by the depositor to pay the purchase price due to CIT Financial USA and any of its other affiliated sellers under the purchase and sale agreement or the trust through which the depositor has arranged a warehouse receivables securitization facility relating to the financing of contracts sold by the depositor to the issuing entity. That trust will use proceeds it receives to make payments on that facility.

PLAN OF DISTRIBUTION

      The issuing entity may sell notes to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell notes directly to other purchasers or through agents. The depositor intends to offer the notes through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of these methods.

      The originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make.

      Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

LEGAL MATTERS

      McDermott Will & Emery LLP, New York, New York, will provide a legal opinion relating to the notes in its capacity as special counsel to the issuing entity, the depositor, the seller, the originators, the servicer and the administrator. Other legal matters for underwriters will be passed upon by counsel to underwriters. If an issuing entity is formed pursuant to the laws of the State of Delaware, certain legal matters will be passed upon for the issuing entity by its special Delaware counsel named in the related prospectus supplement.

FINANCIAL INFORMATION

      A new issuing entity will be formed with respect to each series of notes and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of notes or certificates. Accordingly, no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, neither the depositor nor any of its affiliates will have any liabilities or obligations with respect to any series of notes. Accordingly, the depositor has determined that its financial statements are not material to the offering of any series of notes.

WHERE YOU CAN FIND MORE INFORMATION

      Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit the Securities and Exchange Commission’s web site at http://www.sec.gov to access available filings.

      The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it. This means that offerors can disclose important information to you by referring you to those documents. The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the Securities and Exchange Commission will automatically update and supersede this information.

      All documents filed by the servicer, on behalf of a respective issuing entity, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus.

      If you are a beneficial owner of the notes to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address requests to: CIT Group Inc., at 1 CIT Drive, Livingston, New Jersey 07039, Telephone No. (973) 740-5000.

INDEX OF TERMS

Term	Page
Article 9	61
CD/DID	22
CIT	18, 28
CIT Financial USA	3
CITEF	3, 28
Commission	30
contract pool principal balance	5
contract principal balance	5
DTC	72
ECC	33
EF	31
Equipment Finance	28
ERISA	100
exempt noteholder	95
Funding Period	6
Moody’s	72
Newcourt	35
original issue discount	95
Plan Asset Regulations	101
PTCE	101
qualified stated interest	94
SF	30
Standard & Poor’s	72
stated redemption price at maturity	95

CIT EQUIPMENT COLLATERAL 2005-EF1
Receivable-Backed Notes
CIT FUNDING COMPANY, LLC
Depositor
CIT FINANCIAL USA, INC.
Sponsor

The depositor and servicer are subsidiaries of CIT Group Inc.

[Underwriters]

      You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the related prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the related prospectus as of any date other than the date stated on the cover page. We are not offering the notes in any state where it is not permitted.

      Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. Dealers acting as underwriters also have an obligation to deliver a prospectus supplement and prospectus with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

SEC registration fee		$0
Attorney's fees and expenses		*
Accounting fees and expenses		*
Blue sky fees and expenses		*
Rating agency fees		*
Trustee's fees and expenses		*
Printing expenses		*
Miscellaneous fees and expenses		*

Total	$	*

* To be completed by amendment.

Item 15. Indemnification of Directors and Officers.

      Under the related trust agreement, the Depositor will agree to indemnify the Owner Trustee for, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever incurred without willful misconduct or negligence on the part of the Owner Trustee, which may at any time be imposed on, incurred by or asserted against the Owner Trustee in any way relating to or arising out of the trust agreement, the pooling and servicing agreement, the indenture and related documents, the issuing entity's assets, the administration of the issuing entity's assets or the action or inaction of the Owner Trustee under the trust agreement; provided, however, the liability of the Depositor described herein shall be limited to the assets of the Depositor and any indemnity payments to be made pursuant to this Section shall not be made from the issuing entity's assets and such indemnity payments, if unpaid, do not constitute a general recourse claim against the issuing entity.

      The Depositor's Limited Liability Company Agreement provides for indemnity of its directors and officers to the fullest extent permitted by Delaware law.

      Pursuant to agreements which the issuing entities and the Depositor may enter into with underwriters (the form of which is included as Exhibit 1.1 to this Registration Statement), officers and directors of the Depositor may be entitled to indemnification by such underwriters against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Depositor by such underwriters that appear in the Registration Statement or any related prospectus.

Item 16. Exhibits and Financial Statement Schedules.

      a. Exhibits

1.1	Form of Underwriting Agreement*
4.1	Form of Trust Agreement (including form of Certificates)*
4.2	Form of Pooling and Servicing Agreement*
4.3	Form of Indenture (including form of Notes)*
5.1	Opinion as to legality of the Notes*
8.1	Opinion as to certain tax matters*

23.1	Consent (included in exhibits 5.1 and 8.1 hereof)*
24.1	Power of Attorney (included on signature page of this filing)*
25.1	Statement of eligibility of trustee*
99.1	Form of Administration Agreement*

* Previously filed.

      b. Financial Statement Schedules:

      Not applicable.

Item 17. Undertakings.

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act on 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act on 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act on 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act on 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act on 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Livingston, State of New Jersey, on December 19, 2005.

CIT FUNDING COMPANY, LLC as Depositor of the Trusts

By:	/s/ GLENN A. VOTEK
	NAME:	GLENN A. VOTEK
	TITLE:	EXECUTIVE VICE PRESIDENT &
TREASURER

      Each person whose signature to this Registration Statement appears below hereby constitutes Usama F. Ashraf, Barbara Callahan, Eric S. Mandelbaum and John P. Sirico, II, or any of them (with the full power and authority of each of them to act alone), as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute, shall do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date
/s/ GLENN A. VOTEK Glenn A. Votek	Executive Vice President & Treasurer and Director	December 19, 2005

/s/ MARK A. CARLSON Mark A. Carlson	Senior Vice President (Principal Financial and Accounting Officer)	December 19, 2005

/s/ BENJAMIN B. ABEDINE Benjamin B. Abedine	Director	December 19, 2005

/s/ ORLANDO FIGUEROA Orlando Figueroa	Director	December 19, 2005

      Original powers of attorney authorizing Usama F. Ashraf, Barbara Callahan, Eric S. Mandelbaum and John P. Sirico, II to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by the Registrant and are available for examination pursuant to Item 302(b) of Regulation S-T.